UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Genworth Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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6620 West Broad Street Richmond, Virginia 23230

November 1, 2018

Dear Stockholder,

You are invited to attend the 2018 Annual Meeting of Stockholders of Genworth Financial, Inc. to be held at 9:00 a.m. local time on Thursday, December 13, 2018, at The Westin Richmond, 6631 West Broad Street, Richmond, Virginia 23230.

As previously announced, on October 21, 2016, we entered into an agreement and plan of merger (the “Merger Agreement”) with Asia Pacific Global Capital Co., Ltd. (“Parent”), a limited liability company incorporated in the People’s Republic of China, and Asia Pacific Global Capital USA Corporation, a Delaware corporation and an indirect, wholly-owned subsidiary of Parent, a subsidiary of China Oceanwide Holdings Group Co., Ltd. (together with its affiliates, “Oceanwide”). Pursuant to the Merger Agreement, Oceanwide has agreed to acquire all of our outstanding common stock for a total transaction value of approximately $2.7 billion, or $5.43 per share in cash. At a special meeting held on March 7, 2017, our stockholders voted on and approved a proposal to adopt the Merger Agreement.

Genworth and Oceanwide remain committed to satisfying the closing conditions under the Merger Agreement as soon as possible, subject to receipt of the required regulatory approvals. Because the pending transaction has not yet been completed, the 2018 Annual Meeting of Stockholders has been scheduled in order to ensure that we remain in compliance with the listing standards of the New York Stock Exchange, which require each listed issuer to hold an annual meeting of stockholders no later than one year after the end of the issuer’s fiscal year. In the event the proposed merger is completed by December 13, 2018, the 2018 Annual Meeting will not be held.

The 2018 Annual Meeting of Stockholders will include a report on our business operations, discussion and voting on the matters set forth in the accompanying Notice of 2018 Annual Meeting of Stockholders and Proxy Statement, and discussion and voting on any other business matters properly brought before the meeting.

The compensation information included in the Proxy Statement reflects compensation paid to our directors and named executive officers in 2017. This information was previously disclosed in an amendment to our Form 10-K for the fiscal year ended December 31, 2017, which was filed with the U.S. Securities and Exchange Commission on April 3, 2018.

We use the U.S. Securities and Exchange Commission rule that permits companies to furnish proxy materials to their stockholders over the Internet. We believe this expedites stockholders receiving proxy materials, lowers our costs and conserves natural resources. Therefore, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of the Proxy Statement and our 2017 Annual Report. The Notice of Internet Availability of Proxy Materials explains how to access the proxy materials online, vote online and obtain a paper copy of our proxy materials.

Whether or not you plan to attend the 2018 Annual Meeting of Stockholders, you can ensure your shares are represented at the meeting by promptly submitting your proxy by telephone, by Internet or by completing, signing, dating and returning your proxy card.

Cordially,

/s/ James S. Riepe	/s/ Thomas J. McInerney
James S. Riepe	Thomas J. McInerney
Non-Executive Chairman of the Board	President and Chief Executive Officer

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

9:00 a.m., December 13, 2018

The Westin Richmond

6631 West Broad Street

Richmond, Virginia 23230

November 1, 2018

To our Stockholders:

NOTICE IS HEREBY GIVEN that Genworth Financial, Inc.’s 2018 Annual Meeting of Stockholders will be held at The Westin Richmond, 6631 West Broad Street, Richmond, Virginia 23230, on Thursday, December 13, 2018, at 9:00 a.m. local time, to address all matters that may properly come before the 2018 Annual Meeting of Stockholders. In addition to receiving a report on our business operations, stockholders will be asked:

(1)	to elect the nine nominees named in this Proxy Statement as directors until the next annual meeting;

(2)	to approve, on an advisory basis, the compensation of our named executive officers;

(3)	to approve the 2018 Genworth Financial, Inc. Omnibus Incentive Plan;

(4)	to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2018; and

(5)	to transact such other business as may properly come before the 2018 Annual Meeting or any adjournment thereof.

Stockholders of record at the close of business on October 19, 2018 will be entitled to vote at the meeting and any adjournments. In accordance with the U.S. Securities and Exchange Commission rule, we are furnishing this Proxy Statement and our 2017 Annual Report to our stockholders over the Internet. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly. In addition, it lowers our costs of printing and delivering these materials, and reduces the environmental impact of our 2018 Annual Meeting of Stockholders. The Notice of Internet Availability of Proxy Materials sent to many of our stockholders explains how to access the proxy materials online, vote online and obtain a paper copy of our proxy materials.

We urge you to participate in the 2018 Annual Meeting of Stockholders, either by attending and voting in person or by voting through other acceptable means as promptly as possible. You may vote by telephone, through the Internet or by mailing your completed and signed proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee). Each share of Class A Common Stock issued and outstanding as of the record date is entitled to one vote on each matter to be voted upon at our 2018 Annual Meeting of Stockholders. Your vote is important and we urge you to vote.

This Notice, the Proxy Statement and proxy card are first being made available or mailed to stockholders on or about November 1, 2018.

Cordially,

/s/ Michael J. McCullough
Michael J. McCullough
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 13, 2018

GENWORTH’S NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS, PROXY STATEMENT AND 2017 ANNUAL REPORT ARE AVAILABLE, FREE OF CHARGE, AT:

WWW.PROXYVOTE.COM

• To be voted on at the meeting

Every stockholder’s vote is important. Please complete, sign,

date and return your proxy card, or submit your

proxy by telephone or by Internet.

PROXY SUMMARY

This summary highlights information about Genworth Financial, Inc. (the “company,” “Genworth,” “we,” “our” and “us”) and certain information contained elsewhere in this proxy statement (“Proxy Statement”) for Genworth’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

The compensation information included in the Proxy Statement reflects compensation paid to our directors and named executive officers in 2017, which was previously disclosed in Amendment No. 1 to our Form 10-K for the fiscal year ended December 31, 2017, which was filed with the U.S. Securities and Exchange Commission on April 3, 2018 (“Amendment No. 1 to Form 10-K”). Certain information, including information about our corporate governance, director independence, our policy for related party transactions, and accounting fees and services, were also disclosed in Amendment No. 1 to Form 10-K.

2018 Annual Meeting of Stockholders Information

Date and Time:	Thursday, December 13, 2018 at 9:00 a.m. local time
Place:	The Westin Richmond, 6631 West Broad St., Richmond, Virginia 23230
Record Date:	October 19, 2018
Voting Rights:	Each share of Class A Common Stock issued and outstanding as of the record date is entitled to one vote for each director nominee and one vote for each of the other proposals properly presented at the meeting.

2017 Company and Executive Compensation Highlights

Following an active and extensive two-year strategic review process, Genworth entered into an agreement and plan of merger (the “Merger Agreement”), dated October 21, 2016, with Asia Pacific Global Capital Co., Ltd. (“Parent”), a limited liability company incorporated in the People’s Republic of China, and Asia Pacific Global Capital USA Corporation (“Merger Sub”), a Delaware corporation and an indirect, wholly-owned subsidiary of the Parent. Subject to the terms and conditions of the Merger Agreement, including the satisfaction or waiver of certain conditions, Merger Sub would merge with and into Genworth with Genworth surviving the merger as an indirect, wholly-owned subsidiary of Parent. Parent is a subsidiary of China Oceanwide Holdings Group Co., Ltd. (together with its affiliates, “Oceanwide”). Oceanwide has agreed to acquire all of our outstanding common stock for a total transaction value of approximately $2.7 billion, or $5.43 per share in cash. The transaction has been approved by Genworth’s stockholders, and is subject to other closing conditions, including the receipt of regulatory approvals.1

We had strong operational performance in 2017 including net income for the year of $817 million and adjusted operating income of $696 million, as further described in the 2017 Company Performance section below. We also made significant progress toward satisfying the closing conditions of the Merger Agreement with Oceanwide in 2017, including stockholder approval of the transaction, as well as numerous conditional state regulatory approvals. Notwithstanding this progress, the transaction did not close in 2017 due to unanticipated delays in the regulatory reviews.

We believe our stock price performance during 2017 was heavily influenced by market uncertainty about the prospects for completing the Oceanwide transaction as well as continued uncertainty related to the long-term care insurance industry and our legacy long-term care insurance business, despite our strong 2017 financial results. We do continue to believe that the Oceanwide transaction is the best alternative for stockholders, and completing it therefore continues to be our top priority. We have made additional progress toward closing this transaction during 2018. We will continue to work toward the completion of the Oceanwide transaction as soon as possible as well as focus on financial results for each of our operating businesses.

[1]

This Proxy Summary, as well as certain compensation disclosures included in this Proxy Statement, are presented without regard to the terms of the proposed merger with Oceanwide. For further information regarding the terms, conditions and interests of certain persons under the proposed merger, see our proxy statement for the special meeting of stockholders held on March 7, 2017, which was filed on January 25, 2017.

i

Our executive compensation programs are performance-based and align executive officer incentives with stockholder interests over multiple timeframes. In 2017, we continued to award long-term incentives in the form of equity to our executive officers. We aligned named executive officer annual incentives in 2017 with solid operational performance as well as progress toward completing the Oceanwide transaction. Additionally, incentives were aligned with the execution of financial and strategic initiatives that would improve our operating performance, enable strategic flexibility of our life and long-term care (“LTC”) insurance businesses, and increase returns in our mortgage insurance businesses. We met or exceeded our key operational, strategic and financial objectives for 2017 across all businesses, with the exception of our Australia mortgage business. However, after excluding the U.S. GAAP impact of the earnings curve adjustment of the Australia mortgage business, which has no impact on the overall long-term profitability of the business, the business was deemed by the Compensation Committee to be performing at target and delivering solid underlying earnings performance.

2017 Company Performance

Below is a summary of our key performance results for 2017:

Mortgage Insurance

•

Our U.S. and Canada mortgage insurance businesses significantly exceeded their goals with respect to adjusted operating income[2] and operating ROE[3], while our Australia mortgage insurance business, after excluding the U.S. GAAP impact of its earnings curve adjustment, which has no impact on the overall long-term profitability of the business, was deemed to be performing at target and delivering solid underlying earnings performance.

•

We exceeded our internal goals for our PMIERs capital requirements in our U.S. mortgage insurance business and exceeded internal goals for its new business pricing returns and other strategic metrics; and

•	We maintained prudent top-line growth in our Canada mortgage insurance business within risk tolerances, and maintained strong portfolio quality and strong capital ratios.

U.S. Life Insurance

•	We exceeded our internal targets for premium rate increases on our unprofitable legacy blocks of long-term care insurance, and continued execution of our multi-year rate action filing plan;

•	We exceeded our internal goals with respect to our operating income metric as described in the annual incentive section below; and

•	We made meaningful progress toward the separation and isolation of our long-term care insurance business through reinsurance transactions in 2017.

Corporate and Other

•	We had strong investment portfolio performance, exceeding our goals for net investment income, impairments and trading losses for the year;

•	We ended the year with holding company cash and cash equivalents of $870 million[4], which remained above our 2017 target of one and one-half times annual debt service, plus a $350 million buffer; and

•	2017 net income was $817 million and adjusted operating income[2] was $696 million.

(2)

“Adjusted operating income (loss)” equals income (loss) from continuing operations excluding the after-tax effects of income (loss) attributable to non-controlling interests, net investment gains (losses), goodwill impairments, gains (losses) on the sale of businesses, gains (losses) on the early extinguishment of debt, gains (losses) on insurance block transactions, restructuring costs, and infrequent or unusual non-operating items.

(3)	“Operating ROE” for each of our mortgage insurance businesses is defined in the table outlining key financial metrics on page 39.
(4)	Comprises cash and cash equivalents of $795 million and U.S. government bonds of $75 million as of December 31, 2017.

Impact of 2017 Performance on Compensation

Our operating performance in 2017, as well as our trailing three-year performance, have directly impacted our named executive officer compensation, as follows:

•

The company met or exceeded our key operational, strategic and financial objectives for 2017 across all businesses, with the exception of our Australia mortgage business. However, after excluding the U.S. GAAP impact of the earnings curve adjustment of the Australia mortgage business, which has no impact on the overall long-term profitability of the business, the business was deemed to be performing at target and delivering solid underlying earnings performance;

•

Annual incentive awards for our other named executive officers were also above target, and were based on performance for their respective areas of responsibility and contributions made toward closing the Oceanwide transaction;

•	Based on our trailing three-year performance, our 2014—2016 performance stock unit (“PSU”) awards and 2015—2017 PSU awards did not result in any share payouts to the named executive officers; and

•

The aggregate value of outstanding long-term equity awards (both vested and unvested) held by our named executive officers continues to be below targeted values, consistent with the decline in our stock price in the past few years.

Voting Matters and Board Recommendations

Proposals	Board Recommendation	Page Number for Additional Information
1. Election of Directors	FOR each nominee	9
2. Advisory Vote to Approve Named Executive Officer Compensation	FOR	67
3. Approval of the 2018 Genworth Financial, Inc. Omnibus Incentive Plan	FOR	68
4. Ratification of Independent Registered Public Accounting Firm	FOR	79

Our Director Nominees

The table below sets forth information about our director nominees, each of whom is an incumbent member of the Genworth Financial, Inc. Board of Directors (the “Board” or the “Board of Directors”), including their ages, length of service on our Board and relevant experience. The Board has determined that eight of the nine nominees are independent directors under the New York Stock Exchange listing requirements and our Governance Principles.

Director Nominee	Age	Director Since	Experience
William H. Bolinder	75	2010	Former President, Chief Executive Officer and a director of Acadia Trust N.A.

G. Kent Conrad	70	2013	Former U.S. Senator

Melina E. Higgins	51	2013	Former Partner at The Goldman Sachs Group, Inc.

Thomas J. McInerney	62	2013	President and Chief Executive Officer of Genworth Financial, Inc.

David M. Moffett	66	2012	Former Chief Executive Officer and a director of Federal Home Loan Mortgage Corporation

Thomas E. Moloney	74	2009	Former Senior Executive Vice President and Chief Financial Officer of John Hancock Financial Services, Inc.

Debra J. Perry	67	2016	Former Executive at Moody’s Investor Service, Inc.

Robert P. Restrepo Jr.	68	2016	Former Chairman and President and Chief Executive Officer of State Auto Financial Corporation

James S. Riepe+	75	2006	Former Vice Chairman of T. Rowe Price Group, Inc.

+	Non-Executive Chairman of the Board

Our Corporate Governance Facts

Size of Board as of November 1, 2018	9
Number of Independent Directors as of November 1, 2018	8
Board Committees Consist Entirely of Independent Directors	Yes
All Director Nominees Attended at least 75% of Meetings Held in 2017	Yes
Annual Election of All Directors	Yes
Majority Voting for Directors	Yes
Separate Independent Chairman and CEO	Yes
Independent Directors Meet Regularly in Executive Session	Yes
Annual Board and Committee Self-Evaluations	Yes
Stockholders Holding at least 40% of Outstanding Common Stock Have Ability to Call Special Meeting	Yes
Stock Ownership Requirements for Directors	Yes
Anti-Hedging and Anti-Pledging Policies for Directors and Executive Officers	Yes
Corporate Social Responsibility Section of Our Corporate Website	Yes
Poison Pill	No

Additional Executive Compensation Governance Facts

Annual Advisory Approval of Executive Compensation	Yes
Use of Performance-Based Long-Term Incentives	Yes
Stock Ownership Requirements for Executive Officers	Yes
Stock Ownership Requirement for CEO, as a Multiple Of Base Salary	7x
Retention Requirements for Equity Awards	Yes
Clawback Policy	Yes
Double-Trigger for Change of Control Benefits	Yes
Excise Tax Gross-Ups for Change of Control Benefits	No

Our Executive Compensation Philosophy and Practices

Our executive compensation programs utilize a balanced mix of base salary, annual and long-term incentives and customary benefits to attract and retain highly qualified executives and maintain a strong relationship between executive pay and company performance. As evidenced by the results of our “say-on-pay” votes at our 2017, 2016 and 2015 Annual Meetings of Stockholders, with over 94%, 82% and 97%, respectively, of shares represented at the meeting and entitled to vote voting in favor, we believe that stockholders have indicated strong support for the structure and execution of our named executive officer compensation programs.

Highlights of our named executive officer compensation programs, as described in the Compensation Discussion and Analysis section below, include:

•	compensation programs that are performance-based and align executive officer incentives with stockholder interests over multiple timeframes;

•

annual incentives that are earned based on performance measured against specific financial and operational objectives for an executive’s area of responsibility, together with a qualitative assessment of performance;

•	at-risk pay and compensation design that reflect an executive officer’s impact on company performance over time; and

•

appropriate risk management practices, including a clawback policy, anti-hedging policy, anti-pledging policy, stock ownership requirements, net share retention ratio and net hold requirements with respect to equity grants.

v

PROXY STATEMENT

Genworth Financial, Inc.

6620 West Broad Street

Richmond, Virginia 23230

As previously announced, on October 21, 2016, we entered into an agreement and plan of merger (the “Merger Agreement”) with Asia Pacific Global Capital Co., Ltd. (“Parent”), a limited liability company incorporated in the People’s Republic of China, and Asia Pacific Global Capital USA Corporation, a Delaware corporation and an indirect, wholly-owned subsidiary of Parent, a subsidiary of China Oceanwide Holdings Group Co., Ltd. (together with its affiliates, “Oceanwide”). Pursuant to the Merger Agreement, Oceanwide has agreed to acquire all of our outstanding common stock for a total transaction value of approximately $2.7 billion, or $5.43 per share in cash. At a special meeting held on March 7, 2017, our stockholders voted on and approved a proposal to adopt the Merger Agreement.

Genworth and Oceanwide remain committed to satisfying the closing conditions under the Merger Agreement as soon as possible, subject to receipt of the required regulatory approvals. Because the pending transaction has not yet been completed, the 2018 Annual Meeting of Stockholders has been scheduled in order to ensure that we remain in compliance with the listing standards of the New York Stock Exchange (“NYSE”), which require each listed issuer to hold an annual meeting of stockholders no later than one year after the end of the issuer’s fiscal year. In the event the proposed merger is completed by December 13, 2018, the 2018 Annual Meeting will not be held.

This Proxy Statement is furnished in connection with the solicitation of proxies by Genworth on behalf of the Board of Directors for the 2018 Annual Meeting. The Notice of 2018 Annual Meeting of Stockholders, the Proxy Statement and proxy card are first being made available or mailed to stockholders on or about November 1, 2018.

Your vote is important. Whether or not you plan to attend the 2018 Annual Meeting, please take the time to vote your shares as soon as possible. You can ensure that your shares are voted at the meeting by submitting your proxy by telephone, by Internet or by completing, signing, dating and returning the proxy card. Submitting your proxy by any of these methods will not affect your right to attend the meeting and vote. A stockholder who gives a proxy may revoke it by voting in person at the 2018 Annual Meeting, by delivering a subsequent proxy or by notifying Genworth’s Corporate Secretary in writing of such revocation. Attendance at the meeting alone will not revoke a previously submitted proxy.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are making this Proxy Statement and our 2017 Annual Report, which includes our Form 10-K for the fiscal year ended December 31, 2017 (the “2017 Annual Report”), available to our stockholders on the Internet. We mailed to many of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this Proxy Statement and our 2017 Annual Report. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote online, by mail or by telephone. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote online, or have been mailed paper copies of our proxy materials and a proxy card (or a voting instruction form from their broker, bank or other nominee).

Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the costs associated with our 2018 Annual Meeting, and reduce the environmental impact of our 2018 Annual Meeting. However, if you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained on the

Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

INFORMATION ABOUT THE 2018 ANNUAL MEETING AND PROXY VOTING

What matters are to be voted on at the 2018 Annual Meeting?

Genworth intends to present the following proposals for stockholder consideration and voting at the 2018 Annual Meeting:

(1) to elect the nine nominees named in this Proxy Statement as directors until the next annual meeting;

(2) to approve, on an advisory basis, the compensation of our named executive officers;

(3) to approve the 2018 Genworth Financial, Inc. Omnibus Incentive Plan;

(4) to ratify the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2018; and

(5) to transact such other business as may properly come before the 2018 Annual Meeting or any adjournment thereof.

What is the recommendation of the Board of Directors with respect to each proposal?

The Board of Directors recommends votes:

•	FOR the election of the nine nominees named in this Proxy Statement as directors;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•	FOR the approval of the 2018 Genworth Financial, Inc. Omnibus Incentive Plan; and

•	FOR the ratification of the selection of KPMG as our independent registered public accounting firm for 2018.

Will any other matters be presented for a vote at the 2018 Annual Meeting?

At this time, we are not aware of any other matters that will be presented for a vote at the 2018 Annual Meeting. However, if another matter were to be properly presented, the proxies would use their own judgment in how to vote on that matter.

Who is entitled to vote at the 2018 Annual Meeting?

All holders of our Class A Common Stock, par value $0.001 (our “common stock”), issued and outstanding at the close of business on October 19, 2018 (the “record date”) are entitled to vote at the 2018 Annual Meeting. As of the record date, there were 500,757,037 shares of our common stock issued and outstanding. Each share outstanding on the record date will be entitled to one vote.

How do I vote my shares?

Record Holders. Stockholders of record may vote their shares in person at the 2018 Annual Meeting, or may submit a proxy to cause their shares to be represented and voted at the 2018 Annual Meeting. Stockholders of record may grant a proxy with respect to their shares by mail, by telephone or by Internet. Granting a proxy by telephone or by Internet will be available through 11:59 p.m. Eastern time on December 12, 2018. Voting instructions appear on your proxy card. If you grant a proxy by telephone or by Internet, please have your proxy card available.

Beneficial Holders. If you are the beneficial owner, but not the record owner, of our common stock, you will receive instructions about voting from the bank, broker or other nominee that is the stockholder of record of your shares. Your ability to vote over the Internet or by telephone depends on the voting procedures of your bank, broker or other nominee. If you wish to attend the 2018 Annual Meeting to vote in person, you will have to contact your bank, broker or other nominee to obtain its proxy, and bring that document with you to the meeting.

Retirement Plan Holders. If you hold shares of our common stock through the Genworth Financial, Inc. Retirement and Savings Plan (the “Retirement and Savings Plan”) or the Genworth Financial Canada Stock Savings Plan (the “Canada Plan”), you will receive instructions about how to direct the trustee of your plan to vote your shares. Please review these voting instructions to determine your ability to vote over the Internet or by telephone.

Proxies or voting instruction forms submitted by mail, telephone or Internet will be voted in the manner indicated by the individuals named on the proxy or the voting instruction form.

What if I sign and return my proxy or voting instructions but do not specify how to vote my shares?

Record Holders. If you submit a proxy but do not specify how your shares are to be voted, the proxies will vote your shares:

•	FOR the election of the nine nominees named in this Proxy Statement as directors;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•	FOR the approval of the 2018 Genworth Financial, Inc. Omnibus Incentive Plan; and

•	FOR the ratification of the selection of KPMG as our independent registered public accounting firm for 2018.

Beneficial Holders. If you submit a voting instruction form to your bank, broker or other nominee but do not specify how to vote your shares, your shares will be voted in the bank, broker or other nominee’s discretion with respect to the ratification of KPMG but such shares will not be voted with respect to the election of directors, the proposal to approve, on an advisory basis, the compensation of our named executive officers, or the proposal to approve the 2018 Genworth Financial, Inc. Omnibus Incentive Plan (the “2018 Plan”).

Retirement Plan Holders. If you hold your shares through the Retirement and Savings Plan and submit your voting instruction form but do not specify how to vote your shares, the shares credited to your account will be voted by the trustee in the same proportion that it votes shares in other accounts for which it received timely instructions. If, however, you hold shares through the Canada Plan, and, in either case, you do not direct how to vote those shares, those shares will not be voted.

May I change or revoke my proxy after it is submitted?

Yes, you may change or revoke your proxy before the 2018 Annual Meeting by:

•	subsequently granting a proxy by telephone or by Internet;

•	returning a later-dated proxy card;

•	sending your notice of revocation to our Corporate Secretary; or

•	attending the 2018 Annual Meeting and voting in person.

If you submit your changed proxy or revocation by telephone or by Internet, it must be received by 11:59 p.m. Eastern time on December 12, 2018. If you submit your changed proxy or revocation by another method specified above, it must be received before the polls close for voting. Attendance at the meeting alone will not revoke a previously submitted proxy.

Who can attend the 2018 Annual Meeting?

You are entitled to attend the 2018 Annual Meeting only if you are a holder of record or a beneficial owner of our common stock as of the record date, or you hold a valid proxy for the 2018 Annual Meeting.

If you are a Genworth stockholder of record and wish to attend the meeting, please so indicate on the proxy card or as prompted by the telephone or Internet voting system. Your name will be verified against the list of stockholders of record prior to your being admitted to the 2018 Annual Meeting.

If you are a beneficial owner of Genworth shares and a bank, broker or other nominee is the record owner of your shares, you will need to have proof that you are the beneficial owner to be admitted to the meeting. A recent statement or letter from your bank or broker confirming your ownership as of the record date, or presentation of a valid proxy from a bank, broker or other nominee that is the record owner of your shares, would be acceptable proof of your beneficial ownership.

You should be prepared to present photo identification for admittance. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the 2018 Annual Meeting.

What is a quorum?

In order for business to be conducted at the 2018 Annual Meeting, a quorum must be present. A quorum will be present if stockholders of record holding a majority in voting power of the outstanding shares of stock entitled to vote at the meeting are present in person or are represented by proxies.

What vote is required for the items of business at the 2018 Annual Meeting?

Holders of our common stock will vote as a single class and will be entitled to one vote per share with respect to each matter to be presented at the 2018 Annual Meeting.

Election of directors. Under our Bylaws, each of the nominees for director receiving a majority of votes cast by holders of our common stock at the meeting, in person or by proxy, shall be elected to our Board of Directors, unless the election is contested, in which case directors shall be elected by a plurality of votes properly cast. An election shall be contested if, as determined by the Board of Directors, the number of nominees exceeds the number of directors to be elected. A majority of votes cast means that the number of votes cast for a director exceeds the number of votes cast against that director, with abstentions and “broker non-votes” counting as votes neither for nor against such director’s election. Under our Bylaws, any incumbent director who is a nominee in an uncontested election who does not receive a majority of votes cast shall promptly tender his or her resignation from the Board of Directors following the certification of the stockholder vote. Any resignation so received will not be made effective until it is acted upon by the Board of Directors. The Nominating and Corporate Governance Committee will assess the appropriateness of the nominee continuing to serve as a director and will recommend to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the reason for the decision. The director resignation procedures set forth in our Bylaws do not apply to contested elections of directors.

The Board of Directors has proposed nine nominees for election. No other nominees for election to the Board of Directors have been submitted for election in accordance with the Bylaws. Thus, the Board of Directors has not determined that the election will be contested, and each director will be elected by a majority of votes cast.

Advisory vote to approve named executive officer compensation. The affirmative vote of the holders of a majority of shares of our common stock present at the meeting, in person or by proxy, and entitled to vote on the matter is required for the non-binding, advisory vote to approve the compensation of our named executive officers. The vote is advisory, and therefore not binding on the company, the Management Development and Compensation Committee or our Board of Directors. However, the Management Development and Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation as it deems appropriate.

Approval of the 2018 Genworth Financial, Inc. Omnibus Incentive Plan. In 2017, despite a largely depleted share pool for new awards under the company’s 2012 Omnibus Incentive Plan (the “2012 Plan”), we elected not to seek stockholder approval of additional shares under the 2012 Plan or request approval of a new equity incentive plan in light of our pending merger with Oceanwide. As a result, we did not have enough shares available in 2018 to make our typical grant of equity awards to executive officers and other employees. Many of the shares remaining were granted in 2018 as an equity incentive to our CEO, and our other executive officers received 2018 annual incentive awards in the form of performance-based cash awards. While Genworth and Oceanwide remain committed to satisfying the conditions under the Merger Agreement as soon as possible, we continue to believe that while we are a public company, the interests of our executive officers should be aligned with our stockholders through grants of meaningful and market competitive equity-based incentives. Accordingly, we are requesting that stockholders approve the 2018 Plan with a replenished share pool in order to have sufficient shares available in the event that we remain public at the time of our regular 2019 annual long-term incentive grant. In the event the 2018 Plan is not approved by stockholders, we believe that we would likely not have sufficient shares for future equity awards to our executive officers and would need to consider other alternatives for our long-term incentive awards.

The affirmative vote of a majority of shares of common stock present at the meeting, in person or by proxy, and entitled to vote on the matter is required for the approval of the 2018 Plan.

Ratification of the selection of KPMG as our independent registered public accounting firm for 2018. The affirmative vote of the holders of a majority of shares of our common stock present at the meeting, in person or by proxy, and entitled to vote on the matter is required for the ratification of the selection of KPMG as our independent registered public accounting firm for 2018.

Other matters. The affirmative vote of the holders of a majority of shares of our common stock present at the meeting, in person or by proxy, and entitled to vote on the matter is required for approval of any other matters.

How are abstentions and broker non-votes counted?

Because the election of directors is uncontested, directors will be elected by a majority of votes cast, as provided under our Bylaws. Abstentions will not be counted in determining whether a director has received a majority of the votes cast for his or her election. Abstentions will have the same effect as votes “against” the advisory vote to approve named executive officer compensation, the proposal to approve the 2018 Plan, and the proposal to ratify the selection of KPMG as our independent registered public accounting firm for 2018.

If a bank, broker or other nominee returns a proxy card indicating that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will be treated as not entitled to vote on that matter. Brokers do not have the discretionary authority to vote on the election of directors. Broker non-votes do not count as votes and, therefore, will not be counted in determining whether a director has received a majority of the votes cast for his or her election.

Brokers also do not have the discretionary authority to cast: (i) an advisory vote on named executive officer compensation, or (ii) a vote to approve the 2018 Plan. As a result, brokers will not be treated as entitled to vote on these matters and, therefore, will not have any effect on the outcome of the proposals.

The ratification of the selection of KPMG as our independent registered public accounting firm for 2018 is deemed to be a discretionary matter and brokers will be permitted to vote uninstructed shares as to such matter.

Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present.

Who counts the votes?

The Board will continue, as it has in past years, to retain an independent tabulator to receive and tabulate the proxies and appoint an independent inspector of election to certify the results.

What are the costs for soliciting proxies for the 2018 Annual Meeting?

Proxies will be solicited on behalf of the Board of Directors by mail, telephone, other electronic means or in person, and we will pay the solicitation costs. Copies of proxy materials and of the 2017 Annual Report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. Georgeson Inc. has been retained to assist in soliciting proxies at a fee of $16,000, plus distribution costs and other costs and expenses.

What is the deadline for submission of stockholder proposals for the 2019 Annual Meeting?

The rules of the U.S. Securities and Exchange Commission (the “SEC”) establish the eligibility requirements and the procedures that must be followed for a stockholder’s proposal to be included in a public company’s proxy materials. Pursuant to those rules, any proposal for inclusion in Genworth’s proxy materials for an annual meeting held in 2019 (the “2019 Annual Meeting”) would have to be received at our principal executive offices on or before July 5, 2019. However, if the date of the 2019 Annual Meeting changes by more than 30 days from the anniversary of the 2018 Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for the 2019 Annual Meeting. Although Genworth and Oceanwide remain committed to satisfying the closing conditions under the Merger Agreement as soon as possible, if we hold a 2019 Annual Meeting, we expect that such meeting would be held on or about July 18, 2019, which is more consistent with the timing of prior years’ annual meetings. Further, if we were to hold the 2019 Annual Meeting on or about that date, we would expect to begin printing and sending the proxy materials for such meeting commencing on or about June 5, 2019. In that case, because we would have moved the 2019 meeting date by more than 30 days from the anniversary of the 2018 Annual Meeting, proposals submitted for inclusion in Genworth’s 2019 proxy materials would have to be received a reasonable time before we print and send our proxy materials. Genworth is requesting that any stockholder proposals for inclusion in the 2019 proxy materials be submitted no later than February 28, 2019. Proposals for inclusion in our 2019 proxy materials must comply with all requirements of the rules of the SEC.

In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other business proposals by stockholders intended to be presented at the 2019 Annual Meeting of Stockholders. For these nominations or other business proposals to be properly brought before the meeting by a stockholder, since we expect that, if held, the 2019 Annual Meeting will occur on a date that is more than 30 days before the anniversary of the 2018 Annual Meeting, the stockholder must deliver written notice to us not earlier than the close of business on the 120th day prior to the 2019 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2019 Annual Meeting or the tenth (10th) day following the day on which we first publicly announce the date of such meeting. Such nominations and other business proposals must comply with all requirements set forth in our Bylaws. Our Bylaws provide that business proposals that comply with all rules and requirements of the SEC and are included in our Proxy Statement are deemed to comply with the advance notice procedures in our Bylaws.

All notices of intention to present director nominations or other business proposals at the 2019 Annual Meeting, whether or not intended to be included in our proxy materials, should be addressed to: Corporate Secretary, Genworth Financial, Inc., 6620 West Broad Street, Richmond, Virginia 23230.

Where can I find the voting results of the 2018 Annual Meeting?

The preliminary voting results will be announced at the 2018 Annual Meeting. In addition, within four business days following the 2018 Annual Meeting, we intend to file the final voting results with the SEC on Form 8-K. If the final voting results have not been certified within that four-day period, we will report the preliminary voting results on Form 8-K at that time and will file an amendment to the Form 8-K to report the final voting results within four business days of the date that the final results are certified. The final voting results will also be posted in the corporate governance section of our website. To view the results, go to www.genworth.com, select “Investors,” then select “Corporate Governance” and finally select “2018 Annual Meeting Results.”

May I request electronic delivery of proxy statements and annual reports in the future?

Stockholders of record may elect to receive future proxy statements and annual reports electronically by providing consent to electronic delivery online at www.proxyvote.com. Should you choose to receive your proxy materials electronically, your choice will remain in effect until you notify Genworth or Broadridge Financial Solutions, Inc., in accordance with applicable law, that you wish to resume mail delivery of these documents. If you hold your Genworth common stock through a bank, broker or other nominee, refer to the information provided by that entity for instructions on how to receive your proxy materials electronically.

Where can I view this Proxy Statement and Genworth’s 2017 Annual Report electronically?

This Proxy Statement and Genworth’s 2017 Annual Report may be viewed online at www.proxyvote.com.

How can I get a copy of Genworth’s Annual Report on Form 10-K?

To obtain a copy of Genworth’s 2017 Annual Report, which includes our Form 10-K for the fiscal year ended December 31, 2017, without charge, address your request to Investor Relations, Genworth Financial, Inc., 6620 West Broad Street, Richmond, Virginia 23230. In addition, the 2017 Annual Report may be accessed at our website. To view, go to www.genworth.com, select “Investors,” then select “SEC Filings” and finally select “Annual Reports.” Our Form 10-K for the fiscal year ended December 31, 2017 also may be accessed at the SEC’s website at www.sec.gov.

INFORMATION ABOUT COMMUNICATIONS WITH GENWORTH AND OUR BOARD OF DIRECTORS

How may I communicate directly with Genworth and the Board of Directors?

The Board of Directors has established a process for stockholders and other interested persons to communicate directly with Genworth and its non-management directors. Information regarding this process, including how to email or write our non-management directors, may be found on our website. To view this process, go to www.genworth.com, select “Investors,” then select “Corporate Governance” and finally select “Contact the Board.” Concerns relating to accounting, internal accounting controls and auditing matters may also be submitted confidentially and anonymously through the methods specified on our website. You may direct your communications to our non-management directors as a group or individually, or to any committee of the Board of Directors. The Corporate Secretary or Genworth’s ombudsman monitor, review and sort all written communications to the non-management directors. Communications related to matters that are within the scope of the responsibilities of the Board of Directors are forwarded to the Board of Directors, the relevant committee of the Board or an individual director, as appropriate.

The Corporate Secretary or Genworth’s ombudsman forward correspondence related to routine business and customer service matters to the appropriate management personnel. The Corporate Secretary or Genworth’s ombudsman will immediately consult with the Audit Committee Chairman, who will determine whether to communicate further with the Audit Committee and/or the full Board of Directors with respect to any correspondence received relating to accounting, internal accounting controls, auditing matters or officer conduct.

Letters may be sent to the non-management directors as a group or individually, care of the Corporate Secretary, Genworth Financial, Inc., 6620 West Broad Street, Building #1, Richmond, Virginia 23230.

In addition, letters may be sent directly to Genworth, care of the Corporate Secretary or Investor Relations, Genworth Financial, Inc., 6620 West Broad Street, Building #1, Richmond, Virginia 23230.

ELECTION OF DIRECTORS

Currently, nine directors serve on our Board of Directors, the terms for whom all expire at the 2018 Annual Meeting. At the 2018 Annual Meeting, nine directors are to be elected to hold office until the 2019 Annual Meeting and until their successors have been duly elected and qualified or until the earlier of their resignation or removal in a manner provided for in the Bylaws. Working through its Nominating and Corporate Governance Committee, our Board of Directors continually evaluates the optimal size for the Board and may consider the addition of one or more independent directors to the Board.

The nine nominees for election at the 2018 Annual Meeting are listed on pages 10-14 with brief biographies, a list of their current committee memberships and descriptions of their qualifications and skills to serve as our directors. See the Board of Directors and Committees—Board Composition section below for a description of how our directors’ blend of backgrounds benefits our company. The Board of Directors has determined that eight of the nine nominees are independent directors under the NYSE listing requirements and our Governance Principles, which are discussed below in the Corporate Governance section.

All of the nominees named in this Proxy Statement have been nominated by our Board of Directors to be elected by holders of our common stock. We are not aware of any reason why any nominee would be unable to serve as a director. If a nominee for election is unable to serve, the shares represented by all valid proxies will be voted for the election of any other person that our Board of Directors may nominate as a substitute.

Our Governance Principles state that directors generally will not be nominated for election to our Board of Directors after their 73rd birthday, although the Board may nominate candidates over 73 for special circumstances. The Board of Directors has determined that special circumstances exist to nominate each of Mr. Bolinder, Mr. Moloney and Mr. Riepe for election to the Board after his 73rd birthday. Each of Mr. Bolinder, Mr. Moloney and Mr. Riepe have served in key leadership roles while providing financial and/or insurance industry expertise to our Board. In addition, they each have actively participated in our two-year strategic review process and we believe that their background and knowledge of our businesses and strategy is important at this time to provide Board continuity in light of the pending merger with Oceanwide and as Genworth continues to pursue actions to maximize stockholder value. As a result, the Board believes that retaining each of Mr. Bolinder, Mr. Moloney and Mr. Riepe on the Board of Directors is in the best interest of our stockholders, and has nominated each of Mr. Bolinder, Mr. Moloney and Mr. Riepe for election as directors to hold office until the 2019 Annual Meeting and until his successor has been elected and qualified.

Committees Nominating and Corporate Governance (Chair) Risk

William H. Bolinder, 75, former President, Chief Executive Officer and a director of Acadia Trust N.A. Director since October 2010.

Mr. Bolinder retired in June 2006 from serving as President, Chief Executive Officer and a director of Acadia Trust N.A., positions he had held since 2003. He had previously been a member of the Group Management Board for Zurich Financial Services Group from 1994 to 2002. Mr. Bolinder joined Zurich American Insurance Company, USA in 1986 as Chief Operating Officer and became Chief Executive Officer in 1987. Mr. Bolinder also previously served on the boards of directors of Endurance Specialty Holdings Ltd. (“Endurance”) from December 2001 to March 2017 (Endurance was acquired in 2017) and Quanta Capital Holding Ltd. from January 2007 to October 2008. Mr. Bolinder has also served on the board of the American Insurance Association, American Institute for Chartered Property Casualty Underwriting, Insurance Institute for Applied Ethics, Insurance Institute of America, Insurance Services Office, Inc. and the National Association of Independent Insurers. Mr. Bolinder received a B.S. in Business Administration from the University of Massachusetts, Dartmouth.

Qualifications: Mr. Bolinder offers extensive experience in the insurance and financial services industry, including a combined 16 years serving in various positions with one of the world’s largest insurance companies and its U.S. subsidiary, and three years as president, chief executive officer and director of an investment advisory and trustee company. Mr. Bolinder’s current and former directorships with underwriters of specialty lines of insurance and reinsurance provide valuable knowledge regarding the international financial services sector.

Committees Nominating and Corporate Governance Risk

G. Kent Conrad, 70, former U.S. Senator. Director since March 2013.

Sen. Conrad served as a U.S. Senator representing the State of North Dakota from January 1987 to January 2013. He served as the Chair of the Senate Budget Committee from 2006 until his retirement. Prior to serving in the U.S. Senate, Sen. Conrad served as the Tax Commissioner for the State of North Dakota from 1981 to 1986 and as Assistant Tax Commissioner from 1974 to 1980. Sen. Conrad received an A.B. in Political Science from Stanford University and an M.B.A. from George Washington University.

Qualifications: Sen. Conrad’s 26 years of experience as a U.S. Senator, including serving as Chair of the Senate Budget Committee for approximately six years, provides the Board with extensive information and insight into public policy, fiscal affairs, governmental relations and legislative and regulatory issues.

Committees Management Development and Compensation Nominating and Corporate Governance

Melina E. Higgins, 51, former Partner at The Goldman Sachs Group. Director since September 2013.

Ms. Higgins retired in 2010 from a nearly 20-year career at The Goldman Sachs Group Inc., where she served as a Managing Director from 2001 and a Partner from 2002. During her tenure at Goldman Sachs, Ms. Higgins served as Head of the Americas and Co-Chairperson of the Investment Advisory Committee for the GS Mezzanine Partners funds, which managed over $30 billion of assets. She also served as a member of the Investment Committee for the Principal Investment Area, which oversaw and approved global private equity and private debt investments. Goldman’s Principal Investment Area was one of the largest alternative asset managers in the world. Ms. Higgins has served as a director of Mylan N.V. since February 2013. Ms. Higgins has also served as non-executive chairman of the board of Antares Midco, Inc. since January 2016 and is a member of the Women’s Leadership Board of Harvard University’s John F. Kennedy School of Government. Ms. Higgins received a B.A. in Economics and Spanish from Colgate University and an M.B.A. from Harvard Business School.

Qualifications: Ms. Higgins’ extensive finance and investment experience, having spent nearly 20 years with The Goldman Sachs Group, Inc., as well as serving as a director for both public and private companies, provides the board with significant insight in connection with our restructuring and turnaround initiatives.

Thomas J. McInerney, 62, President and Chief Executive Officer of Genworth Financial, Inc. Director since January 2013.

Mr. McInerney has been our President and Chief Executive Officer and a director since January 2013. Before joining our company, Mr. McInerney had served as a Senior Advisor to the Boston Consulting Group from June 2011 to December 2012, providing consulting and advisory services to leading insurance and financial services companies in the United States and Canada. From October 2009 to December 2010, Mr. McInerney was a member of ING Groep’s Management Board for Insurance, where he was the Chief Operating Officer of ING’s insurance and investment management business worldwide. Prior to that, he served in a variety of senior roles with ING Groep NV after serving in many leadership positions with Aetna, where he began his career as an insurance underwriter in June 1978. Mr. McInerney is a member of the American Council of Life Insurers and serves, and has served, on its CEO Steering Committees and Board. Mr. McInerney received a B.A. in Economics from Colgate University and an M.B.A. from the Tuck School of Business at Dartmouth College and serves on Tuck’s Board of Advisors.

Qualifications: Mr. McInerney offers insight into our company from his current role as the President and Chief Executive Officer. He also brings extensive knowledge of the insurance and financial services industries gained through 40 years of experience serving in significant leadership positions with Genworth, ING Groep NV and Aetna.

Committees Management Development and Compensation (Chair) Nominating and Corporate Governance

David M. Moffett, 66, former Chief Executive Officer and director of Federal Home Loan Mortgage Corporation. Director since December 2012.

Mr. Moffett was the Chief Executive Officer and a director of the Federal Home Loan Mortgage Corporation from September 2008 until his retirement in March 2009. Prior to this position, Mr. Moffett served as a Senior Advisor with the Carlyle Group LLC from May 2007 to September 2008. Mr. Moffett also served as the Vice Chairman and Chief Financial Officer of U.S. Bancorp from 2001 to 2007, after its merger with Firstar Corporation, having previously served as Vice Chairman and Chief Financial Officer of Firstar Corporation from 1998 to 2001 and as Chief Financial Officer of StarBanc Corporation, a predecessor to Firstar Corporation, from 1993 to 1998. Mr. Moffett has served as a director of CSX Corporation since May 2015, and PayPal Holdings, Inc. since July 2015 (currently serving as its Lead Director). He also previously served on the boards of directors of CIT Group Inc. from July 2010 to May 2016, eBay Inc. from July 2007 to July 2015, MBIA Inc. from May 2007 to September 2008, The E.W. Scripps Company from May 2007 to September 2008 and Building Materials Holding Corporation from May 2006 to November 2008. Mr. Moffett also serves as a trustee on the boards of Columbia Fund Series Trust I and Columbia Funds Variable Insurance Trust, overseeing approximately 52 funds within the Columbia Funds mutual fund complex. He also serves as a trustee for the University of Oklahoma Foundation. Mr. Moffett holds a B.A. degree in Economics from the University of Oklahoma and an M.B.A. degree from Southern Methodist University.

Qualifications: Mr. Moffett has many years of experience as the chief financial officer of public financial services companies. He also has experience as the chief executive officer of an entity in the housing finance industry, including related public policy experience.

Committees Audit Risk (Chair)

Thomas E. Moloney, 74, former Senior Executive Vice President and Chief Financial Officer of John Hancock Financial Services, Inc. Director since October 2009.

Mr. Moloney served as the interim Chief Financial Officer of MSC—Medical Services Company (“MSC”) from December 2007 to March 2008. He retired as the Senior Executive Vice President and Chief Financial Officer of John Hancock Financial Services, Inc. in December 2004. He had served in this position since 1992. Mr. Moloney served in various roles at John Hancock Financial Services, Inc. during his tenure from 1965 to 1992, including Vice President, Controller, and Senior Accountant. Mr. Moloney has served as a director of SeaWorld Entertainment, Inc. since January 2015. He also previously served as a director of MSC from 2005 to 2012 (MSC was acquired in 2012 and ceased to be a public company in 2008). Mr. Moloney is on the boards of Nashoba Learning Group and the Boston Children’s Museum (past Chairperson), both non-profit organizations. Mr. Moloney received a B.A. in Accounting from Bentley University and holds a Silver Level Executive Masters Professional Director Certification from the Corporate Directors Group.

Qualifications: Mr. Moloney provides almost 40 years of insurance industry and accounting experience, including having served as the chief financial officer of a public insurance company. He provides extensive knowledge of accounting and finance in regard to insurance products as well as risk assessment and risk oversight.

Committees Audit Risk

Debra J. Perry, 67, former Executive at Moody’s Investor Service, Inc. Director since December 2016.

Ms. Perry worked at Moody’s Corporation from 1992 to 2004. From 2001 to 2004, Ms. Perry was a senior managing director in the Global Ratings and Research Unit of Moody’s Investors Service, Inc. where she oversaw the Americas Corporate Finance and U.S. Public Finance Groups. From 1999 to 2001, Ms. Perry served as Chief Administrative Officer and Chief Credit Officer, and from 1996 to 1999, she was a group managing director for the Finance, Securities and Insurance Rating Groups of Moody’s Corporation. Ms. Perry has also been a managing member of Perry Consulting LLC, an advisory firm specializing in credit risk management and governance within the financial industry, since 2008. Ms. Perry has served as a director of Assurant, Inc., a provider of risk management solutions, since August 2017, The Bernstein Funds, Inc., a mutual fund complex, since July 2011 and chair since July 2018, and Korn/Ferry International, a talent management and executive search firm, since 2008. She was a member of the board of PartnerRe, a Bermuda-based reinsurance company, from June 2013 to March 2016. She was also a trustee of the Bank of America Funds from June 2011 until April 2016. Ms. Perry served on the board of directors of CNO Financial Group, Inc. from 2004 to 2011. In 2014, Ms. Perry was named to the National Association of Corporate Directors’ Directorship 100, which recognizes the most influential people in the boardroom and corporate governance community. From September 2012 to December 2014, Ms. Perry served as a member of the Executive Committee of the Committee for Economic Development (“CED”) in Washington, D.C. a non-partisan, business-led public policy organization, until its merger with the Conference Board, and she continues as a member of CED. Ms. Perry received her B.A. in History from the University of Wisconsin and her M.A. in European History from Yale University.

Qualifications: Ms. Perry brings extensive knowledge of corporate governance as a result of her many years of board and board committee experience, including service on multiple audit committees, two of which she has chaired. Ms. Perry also has significant experience in executive management at a Nationally Recognized Statistical Rating Organization, or “NRSRO,” where she oversaw the financial analysis and assignment of credit and financial strength ratings to financial and industrial companies and public sector entities, including the global insurance industry.

Committees Audit (Chair) Management Development and Compensation

Robert P. Restrepo Jr., 68, former Chairman and President and Chief Executive Officer of State Auto Financial Corporation. Director since December 2016.

Mr. Restrepo retired from State Auto Financial Corporation in 2015, having served as its Chairman from 2006 to December 2015 and as its President and Chief Executive Officer from 2006 to May 2015. Mr. Restrepo has over 40 years of insurance industry experience, having held executive roles at Main Street America Group, Hanover Insurance Group Inc. (formerly Allmerica Financial Corp), Travelers and Aetna. Mr. Restrepo has served as a director of Majesco, a provider of insurance software and consulting services, since August 2015, and RLI Corp., a property and casualty insurance company, since July 2016. Mr. Restrepo also currently serves on the boards of directors of The Larry H. Miller Group of Companies and Nuclear Electric Insurance Limited. Mr. Restrepo received a B.A. in English from Yale University.

Qualifications: Mr. Restrepo offers over 40 years of experience managing and operating insurance companies and has expertise in corporate governance, acquisitions, risk, strategic planning and leadership development.

Committees Audit Management Development and Compensation

James S. Riepe, 75, Senior Advisor and former Vice Chairman of T. Rowe Price Group, Inc. Director since March 2006, Lead Director from February 2009 to May 2012 and Non-Executive Chairman of the Board since May 2012.

Mr. Riepe is a retired Vice Chairman and a Senior Advisor at T. Rowe Price Group, Inc. Mr. Riepe served as the Vice Chairman of T. Rowe Price Group, Inc. from 1997 until his retirement in December 2005. Prior to joining T. Rowe Price Group, Inc. in 1981, Mr. Riepe was an Executive Vice President of The Vanguard Group. He has served as a director of LPL Financial Holdings Inc. since February 2008. Mr. Riepe also previously served on the boards of directors of The NASDAQ OMX Group, Inc. from May 2003 to May 2014, T. Rowe Price Group, Inc. from 1981 to 2006 and 57 T. Rowe Price registered investment companies (mutual funds) until his retirement in 2006. He is an Emeritus member of the University of Pennsylvania’s Board of Trustees and Trustee of Penn Medicine. Mr. Riepe received a B.S. in Industrial Management, M.B.A. and Honorary Doctor of Laws degree from the University of Pennsylvania.

Qualifications: Mr. Riepe brings to the Board significant expertise in finance and investments, as well as extensive management and operating experience, gained through his role as a senior executive in the investment management industry, including 23 years with T. Rowe Price.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE

ELECTION OF MR. BOLINDER, SEN. CONRAD, MS. HIGGINS, MR. MCINERNEY, MR. MOFFETT, MR. MOLONEY, MS. PERRY, MR. RESTREPO AND MR. RIEPE.

CORPORATE GOVERNANCE

Governance Principles

Our Governance Principles are published on Genworth’s website, as are our other corporate governance materials, including the charters adopted by the Board for each of our standing committees and any key practices adopted by the committees. To view these materials, go to www.genworth.com, select “Investors” and then select “Corporate Governance.” The Board regularly reviews corporate governance developments and may modify these principles, charters and key practices as warranted. Any modifications will be reflected in the documents on Genworth’s website.

Meeting Attendance

The Board and its committees held the following number of meetings during 2017:

Number of Meetings
Board of Directors	13
Audit Committee	12
Management Development and Compensation Committee	5
Nominating and Corporate Governance Committee	4
Risk Committee	7

During 2017, each of our director nominees attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director) and (2) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). As set forth in the Governance Principles, directors are expected to attend the 2018 Annual Meeting. All of our current directors who were serving at the time of our 2017 Annual Meeting of Stockholders attended that meeting.

Board Leadership Structure

Our Board of Directors functions in a collaborative fashion that emphasizes active participation and leadership by all of its members. As further described in our Governance Principles, the company’s business is conducted day-to-day by its officers, under the direction of our Chief Executive Officer (“CEO”) and the oversight of the Board, to enhance the long-term value of the company for its stockholders. Our Bylaws require our Board of Directors to appoint a Chairman of the Board but give it the flexibility to appoint as Chairman (i) our CEO, (ii) an independent director or (iii) a non-independent director other than the CEO. Our Board of Directors determines who to appoint as our Chairman based on the knowledge and experience of the people then serving on our Board of Directors and as CEO and chooses the person whom it believes best meets the needs of our company at that time. Our Board of Directors has determined that having Thomas J. McInerney serve as our CEO and a director and James S. Riepe serve as our Non-Executive Chairman of the Board is the appropriate leadership structure for our company at this time. In May 2012, our Board selected Mr. Riepe, one of our independent directors since 2006 and formerly our Lead Director, to serve as our Non-Executive Chairman of the Board due to Mr. Riepe’s service with and knowledge of our company and his significant leadership experience.

As more fully set forth in our Governance Principles, available on our website (to view, go to www.genworth.com, select “Investors,” then select “Corporate Governance” and then select “Governance Principles”), the Non-Executive Chairman’s responsibilities and authority include:

•	presiding at all meetings of the Board, stockholders and non-management and independent directors;

•	facilitating efficient Board operations through regular engagement with standing committees of the Board and individual directors;

•	regularly communicating with the CEO to provide him or her with advice and counsel, and to share information about recent developments;

•	serving as a liaison between the CEO and the non-management and independent directors;

•	consulting on meeting agendas;

•	working with management to assure that meeting materials are fulfilling the needs of directors;

•	consulting on the meeting calendar and meeting schedules to assure there is sufficient time to discuss all agenda items;

•	periodically calling meetings of the non-management and independent directors, including at the request of such directors;

•	working with the CEO to respond to stockholder inquiries involving the Board; and

•	fulfilling other responsibilities as determined by the Board.

Role of Board in the Oversight of Risk

Our Board of Directors recognizes that, although risk management is primarily the responsibility of Genworth’s management, the Board plays a critical role in the oversight of risk. As a financial services company, the very nature of our business involves the underwriting, management and assumption of risks on behalf of our customers. The Board believes it is an important part of its responsibilities to oversee the company’s overall risk assessment processes and management thereof. The Board as a whole has historically discussed with management specific business risks as part of its regular reviews of the individual business units and also on a company-wide basis as part of its strategic reviews.

Our Board established the Risk Committee to be specifically responsible for overseeing Genworth’s enterprise risk management policies and related risk profile, including but not limited to the following major risk exposures: credit risks, market risks, insurance risks, housing risks, operational risks, model risks, information technology risks, and any other risk that poses a material threat to the viability of Genworth. In connection with reviewing and overseeing the control, management and mitigation processes relating to Genworth’s enterprise management policies and risk appetite, the Risk Committee recommends annually for Board approval: (i) enterprise risk management policies and (ii) the risk appetite of the company. The Risk Committee oversees the implementation and maintenance of such policies and appetite. All members of the Risk Committee are independent, as discussed below, and Genworth’s Chief Risk Officer also has a direct reporting obligation to the Risk Committee.

The Board also utilizes its other committees to oversee specific risks and receives regular reports from the committees on the areas of risk for which they have oversight. The Audit Committee has responsibility for oversight of risks associated with financial accounting and reporting, including the system of internal control. The Management Development and Compensation Committee oversees the risks relating to compensation plans and programs, as well as management development and leadership succession in the company’s various business units. Our Nominating and Corporate Governance Committee is responsible for the oversight of risks relating to corporate governance.

We believe that our risk oversight structure is supported by our current Board leadership structure, with the Non-Executive Chairman of the Board working together with our independent Risk Committee and our other standing committees.

Board Self-Evaluation

The Board and each of its committees follow a specific process, overseen by the Nominating and Corporate Governance Committee, to determine their effectiveness and opportunities for improvement. The Board and each respective committee conduct a self-evaluation annually, focusing on how the Board can improve its key functions of overseeing personnel development, financials, and other major issues of strategy, risk, integrity, reputation and governance. During the process, ideas are solicited from directors about:

•	improving prioritization of issues;

•	improving quality of written, chart and oral presentations from management;

•	improving quality of Board or committee discussions on these key matters;

•	improving communication and feedback regarding observations of fellow Board members;

•	identifying ways to improve the effectiveness of the Board and its committees;

•	identifying how specific issues in the past year could have been handled better;

•	identifying specific issues which should be discussed in the future; and

•	identifying any other matter of importance to Board functioning.

The Nominating and Corporate Governance Committee coordinates with the Non-Executive Chairman of the Board to organize the comments received in a manner that identifies options for changes at either the Board or committee level. The Board and each committee then review and discuss the results of the self-assessments, and the Non-Executive Chairman of the Board and chairpersons of each committee coordinate any necessary follow-up actions.

Director Independence

Our Board currently consists of nine directors, eight of whom are independent (as defined by our Governance Principles and NYSE listing standards) and one of whom is our CEO, Mr. McInerney. For a director to be independent, the Board must determine that the director does not have any direct or indirect material relationship with Genworth. The Board has established guidelines to assist it in determining director independence, which conform to, or are more exacting than, the independence requirements of the NYSE. The independence guidelines are set forth in Section 4 of our Governance Principles, which are available on our website (to view, go to www.genworth.com, select “Investors,” then select “Corporate Governance” and then select “Governance Principles”). In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. Our Board has determined that the purchase of Genworth products and services on the same terms available to unaffiliated entities or persons does not impair a director’s independence and therefore such purchases are not considered by our Board when making independence determinations. The Board has determined that Mr. Bolinder, Sen. Conrad, Ms. Higgins, Mr. Moffett, Mr. Moloney, Ms. Perry, Mr. Restrepo and Mr. Riepe satisfy the NYSE’s independence requirements and Genworth’s independence guidelines.

In addition to the independence guidelines discussed above, members of the Audit Committee must satisfy additional independence requirements established by the SEC and the NYSE. Specifically, they may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from Genworth or any of its subsidiaries other than their directors’ compensation and they may not be affiliated with Genworth or any of its subsidiaries. The Board has determined that all of the members of the Audit Committee satisfy the relevant SEC and NYSE independence requirements.

Further, in affirmatively determining the independence of any director who will serve on the Management Development and Compensation Committee, the Board has also considered all factors specifically relevant to determining whether a director has a relationship to Genworth that is material to that director’s ability to be independent from management in connection with the duties of a member of the Management Development and Compensation Committee, including: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by Genworth to such director; and (2) whether the director is affiliated with Genworth, its subsidiaries or its affiliates.

Code of Business Conduct and Ethics

All of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, must act ethically at all times and in accordance with the policies comprising our code of business conduct and ethics set forth in Genworth’s Code of Ethics (“Code of Ethics”). If an actual or potential conflict of interest arises for a director, the director shall promptly inform the chief executive officer. To view our Code of Ethics, go to www.genworth.com, select “Investors,” then select “Corporate Governance,” then select “Code of Business Conduct & Ethics” and finally select “Genworth Code of Ethics.” Section 11 of our Governance Principles, which are available on our website, more fully addresses our Code of Ethics. Under our Governance Principles, the Board will not permit any waiver of any ethics policy for any director or executive officer. Within the time period required by the SEC and the NYSE, we will post on our website any amendment to our Code of Ethics.

BOARD OF DIRECTORS AND COMMITTEES

Board Composition

Our Board of Directors is composed of individuals with diverse experience at policy-making levels in business and government in areas that are relevant to the company. Each director was nominated on the basis of the unique set of qualifications and skills he or she brings to the Board, as well as how those qualifications and skills blend with those of the others on the Board as a whole. The blend of our directors’ diverse backgrounds ensures that issues facing the company are examined and addressed with the benefit of a broad array of perspectives and expertise.

We believe that our directors have demonstrated leadership in a variety of positions across various professions and industries. Their experiences, qualifications, attributes and skills include:

DIRECTOR EXPERIENCES, QUALIFICATIONS, ATTRIBUTES AND SKILLS
✓ Chief Executive Officer (Former or Current)	✓ Healthcare/Medical
✓ Chief Financial Officer (Former or Current)	✓ Consumer Marketing
✓ Insurance	✓ Public Policy/Political
✓ Mortgage	✓ Technology/IT
✓ Risk	✓ Restructuring and Turnaround
✓ Mergers and Acquisitions	✓ Asset Management
✓ Finance and Investment Management	✓ International

As a group, apart from Mr. McInerney, our directors include three former chief executive officers (Mr. Bolinder, Mr. Moffett and Mr. Restrepo), two former chief financial officers (Mr. Moffett and Mr. Moloney), five directors with a background in insurance (Mr. Bolinder, Mr. Moffett, Mr. Moloney, Ms. Perry and Mr. Restrepo), one director with mortgage experience (Mr. Moffett), six directors with risk experience (Mr. Bolinder, Mr. Moffett, Mr. Moloney, Ms. Perry, Mr. Restrepo and Mr. Riepe), seven directors with experience in mergers and acquisitions (Mr. Bolinder, Ms. Higgins, Mr. Moffett, Mr. Moloney, Ms. Perry, Mr. Restrepo and Mr. Riepe), six directors with a background in finance and investment management (Mr. Bolinder, Ms. Higgins, Mr. Moffett, Mr. Moloney, Ms. Perry and Mr. Riepe), two directors with healthcare and medical experience (Sen. Conrad and Ms. Higgins), one director with consumer marketing experience (Mr. Riepe), three directors with public policy experience (Sen. Conrad, Mr. Moffett and Mr. Restrepo), two directors with technology experience (Mr. Moloney and Mr. Riepe), three directors with restructuring and turnaround experience (Ms. Higgins, Ms. Perry and Mr. Restrepo), five directors with a background in asset management (Mr. Bolinder, Ms. Higgins, Mr. Moffett, Ms. Perry and Mr. Riepe), and six directors with international experience (Mr. Bolinder, Ms. Higgins, Mr. Moffett, Mr. Moloney, Ms. Perry and Mr. Riepe). See the Our Board of Directors section above for a description of each director’s complete biographical information, qualifications and skills.

Subject to the rights of the holders of any outstanding series of our preferred stock, our certificate of incorporation provides that the number of authorized directors of our company will be fixed from time to time by a resolution adopted by our Board of Directors, but will not be less than one nor more than 15. Our Governance Principles further state that the size of the Board should be in the range of seven to 15 directors. Our Board of Directors has set the size of the Board of Directors at nine members, but continues to evaluate the optimal size for the Board and may consider the addition of one or more independent directors to the Board in the future.

Each director elected by the holders of our common stock will serve until the 2019 Annual Meeting and until his or her successor is duly elected and qualified, or until the earlier of their resignation or removal in a manner provided for in the Bylaws. The holders of our common stock do not have cumulative voting rights in the election of directors.

Our Governance Principles provide that directors who serve as chief executive officers or in equivalent positions for other public companies should not serve on more than two other boards of public companies in addition to the Genworth Board and other directors should not serve on more than four other boards of public companies in addition to the Genworth Board.

Board Committees

The four standing committees of the Board are the Audit Committee, Management Development and Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee. These committees are described below. The Board has established written charters for each of its four standing committees. Our Board of Directors may also establish various other committees to assist it in carrying out its responsibilities.

Audit Committee

The Board has established the Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee consists solely of “independent” directors as defined by the applicable rules of the NYSE and the SEC and by our Governance Principles. In addition, the Board has determined that all four of the Audit Committee’s current members, Messrs. Moloney, Restrepo, and Riepe and Ms. Perry, are “audit committee financial experts,” as defined by SEC rules.

As more fully set forth in its charter, which can be found in the corporate governance section of our website (to view, go to www.genworth.com, select “Investors,” then select “Corporate Governance,” then select “Audit Committee” and finally select “Charter”), the purpose of the Audit Committee is to assist the Board in its oversight of the integrity of the company’s financial statements, the company’s compliance with legal and regulatory requirements, the independence and qualifications of the company’s independent registered public accounting firm and the performance of the company’s internal audit function and independent auditors. The Audit Committee’s duties include:

•

discussing with management and our independent registered public accounting firm our annual and quarterly financial statements, earnings releases and financial information and earnings guidance provided to analysts and rating agencies;

•	selecting our independent registered public accounting firm and approving the terms of its engagement;

•	discussing with management and our independent registered accounting firm any audit problems or difficulties and management’s response;

•

independently and/or in coordination with the Risk Committee, overseeing risks associated with financial accounting and reporting, including the system of internal control, which includes reviewing and discussing with management and our independent registered public accounting firm the company’s risk assessment process and management policies with respect to the company’s major financial risk exposure and the procedures utilized by management to identify and mitigate the exposure to such risks;

•	reviewing our financial reporting and accounting standards and principles;

•	reviewing our internal system of financial controls and the results of internal audits;

•	obtaining and reviewing formal written reports from the independent registered public accounting firm regarding its internal quality-control procedures;

•	reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct;

•	preparing and publishing a committee report for inclusion in the proxy statement;

•	establishing procedures for the hiring of employees or former employees of our independent registered public accounting firm;

•	establishing procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters; and

•	establishing policies and procedures for the review and approval of all proposed transactions with “Related Persons,” as that term is defined in Section 11(b) of our Governance Principles.

The Audit Committee has determined that in view of the increased demands and responsibilities of the committee, its members generally should not serve on more than two additional audit committees of other public companies. The Audit Committee’s report appears on page 77 of this Proxy Statement.

Management Development and Compensation Committee

The Management Development and Compensation Committee (the “Compensation Committee”) consists solely of “independent” directors as defined by the applicable rules of the NYSE and by our Governance Principles. As more fully set forth in its charter, which can be found in the corporate governance section of our website (to view, go to www.genworth.com, select “Investors,” then select “Corporate Governance,” then select “Management Development and Compensation Committee” and finally select “Charter”), the Compensation Committee’s responsibilities include:

•

reviewing and approving on an annual basis the corporate goals and objectives with respect to the compensation of our CEO, evaluating our CEO’s performance in light of these goals and objectives and setting our CEO’s compensation based on such evaluation;

•

reviewing and approving on an annual basis the evaluation process and compensation structure for our other officers, including evaluating and setting the compensation for our senior executive officers;

•	reviewing and approving our variable incentive compensation and other stock-based compensation plans;

•	assisting the Board in developing and evaluating potential candidates for executive positions and overseeing the development of succession plans;

•	assessing the structure and composition of the leadership of the company;

•	reviewing and discussing our Compensation Discussion and Analysis, recommending its inclusion to the Board in our annual reports and proxy statements and publishing a committee report;

•	overseeing risks relating to our compensation programs; and

•	determining whether the work of any compensation consultant who had a role in determining or recommending the amount or form of executive or director compensation raised any conflict of interest.

Under its charter, the Compensation Committee has authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate in its sole discretion. The Compensation

Committee’s report appears on page 30 of this Proxy Statement. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation is also provided in the Compensation Discussion and Analysis section below.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) consists solely of “independent” directors as defined by the applicable rules of the NYSE and by our Governance Principles. As more fully set forth in its charter, which can be found in the corporate governance section of our website (to view, go to www.genworth.com, select “Investors,” then select “Corporate Governance,” then select “Nominating and Corporate Governance Committee” and finally select “Charter”), the Nominating Committee’s responsibilities include:

•	leading the search for individuals qualified to become members of our Board;

•	reviewing the Board’s committee structure and recommending committee members;

•	developing and annually reviewing the governance principles;

•	overseeing the annual self-evaluations of the Board and its committees;

•	overseeing risks related to corporate governance;

•	reviewing annually director compensation and benefits; and

•	periodically reviewing the environmental, social and governance practices of the company.

The Nominating Committee makes recommendations to the Board of Directors of candidates for election to our Board, and our Board of Directors nominates director candidates and makes recommendations to our stockholders. This committee will consider all stockholder recommendations for candidates for the Board, which should be sent to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Genworth Financial, Inc., 6620 West Broad Street, Building #1, Richmond, Virginia 23230.

The Nominating Committee believes all director nominees should meet certain qualifications and possess certain qualities or skills that, when considered in light of the qualities and skills of the other director nominees, assist the Board in overseeing our operations and developing and pursuing its strategic objectives. The Nominating Committee believes each director nominee should at a minimum:

•	possess the highest personal and professional ethics, integrity and values;

•	be committed to representing the long-term interests of our stockholders;

•	have an inquisitive and objective perspective, practical wisdom and mature judgment;

•	bring a distinct skill set of value to the Board and the company when viewed alone and in combination with other directors;

•	be willing and able to devote sufficient time to carrying out his or her duties and responsibilities effectively; and

•	be committed to serve on the Board for an extended period of time.

The Nominating Committee, as a matter of practice, takes diversity factors into account when considering potential director nominees. The company does not have a formal policy on Board diversity. The qualifications, qualities and skills required for directors are further set forth in Section 3 of Genworth’s Governance Principles, which are available on our website.

In addition to considering candidates suggested by stockholders, the Nominating Committee considers potential candidates recommended by current directors, company officers, employees and others. We have also engaged an outside search firm to assist us in identifying and evaluating potential director candidates. The Nominating Committee considers all potential candidates regardless of the source of the recommendation and determines whether potential candidates meet our qualifications, qualities and skills for directors. Where there is an interest in a particular candidate, the Nominating Committee’s review is multi-faceted and typically includes a review of written materials regarding the candidate, due diligence performed internally and externally, a review of a completed candidate questionnaire and one or more interviews with members of the Nominating Committee.

The Nominating Committee is also responsible for reviewing periodically the nature and amount of our political contributions, the operations of our Political Action Committee and our public disclosure regarding such activities. In addition, the Nominating Committee periodically reviews our policies and practices on matters of corporate citizenship, including philanthropic programs and financial and other support of charitable, education and cultural organizations.

Risk Committee

The purpose of the Risk Committee is to assist the Board in its oversight of all areas relating to Genworth’s enterprise risk management policies and the related risk profiles, including, but not limited to, the following major risk exposures: credit risks; market risks; insurance risks; housing risks; operational risks; model risks; information technology risks; and any other risk that poses a material threat to the viability of the company.

As more fully set forth in its charter, which can be found in the corporate governance section of our website (to view, go to www.genworth.com, select “Investors,” then select “Corporate Governance,” then select “Risk Committee” and finally select “Charter”), the Risk Committee’s responsibilities include:

•

reviewing and recommending annually for Board approval (i) the company’s enterprise risk management policies and (ii) the risk appetite of the company, and to oversee the implementation and maintenance of such policies and appetite;

•	receiving regular reports on the efforts to implement and comply with regulatory requirements related to risk management;

•	reviewing and overseeing the control, management and mitigation processes relating to Genworth’s enterprise risk management policies and risk appetite;

•	reviewing Genworth’s ability to assess and manage significant and emerging risks;

•	reviewing and analyzing Genworth’s major risk exposures, strategies, processes, and policies, with accompanying stress tests;

•	reviewing and overseeing Genworth’s internal risk function;

•	periodically reviewing and overseeing Genworth’s compliance processes and policies;

•	periodically reviewing and overseeing Genworth’s information technology and information security systems, processes and policies, with a presentation on this topic to the full Board at least annually;

•	receiving reports regarding risks associated with litigation and investigations/regulatory matters involving the company; and

•	discussing with management the company’s overall investment portfolio and investment strategies.

Meetings of Non-Management and Independent Directors

All of our current non-management directors are independent (as determined in accordance with the NYSE listing standards and our Governance Principles) and our non-management directors met without management present at regularly scheduled Board meetings during 2017. Our Governance Principles provide that the non-management directors will meet regularly without management present. Mr. McInerney, our CEO, is currently the only employee of the company who serves on our Board. In addition, our Governance Principles provide that if the non-management directors include individuals who are not independent, as determined in accordance with the NYSE listing standards and our Governance Principles, then the independent directors on our Board will separately meet at least one time each year. Our Governance Principles provide that the Non-Executive Chairman of the Board, currently Mr. Riepe, will preside at the meetings of the non-management directors and the independent directors; in the absence of Mr. Riepe, the non-management directors present will select an independent committee chair to preside at such session. The independent Non-Executive Chairman of the Board may periodically call meetings of the non-management and independent directors, including at the request of the non-management or independent directors.

Compensation of Directors

The Nominating Committee has the responsibility for annually reviewing and recommending to the Board compensation and benefits for “non-management directors.” Non-management directors are those directors who are not executive officers of Genworth or its affiliates. Accordingly, all directors, other than Mr. McInerney, are regarded as non-management directors. Mr. McInerney does not receive any compensation for serving as a director. The Nominating Committee determined not to recommend any changes to the company’s non-management director compensation and benefits program for 2017.

In 2017, the company’s compensation and benefits for non-management directors were as follows:

•

Annual Retainer. Each non-management director is paid an annual retainer, payable in quarterly installments following the end of each quarter of service. The amount of the annual retainer is $230,000. Of this amount, 60% of the annual retainer is paid in deferred stock units (“DSUs”) and 40% is paid in cash. Instead of receiving a cash payment, non-management directors may elect to have 100% of their annual retainer paid in DSUs; however, no more than 30,000 DSUs may be granted to any non-management director with respect to the annual retainer in any one calendar year. To the extent this limit would be exceeded, the remainder of a director’s annual retainer will be paid in cash.

•

Deferred Stock Units. Each DSU awarded to non-management directors represents the right to receive one share of our common stock in the future. DSUs are granted at the end of each quarter of service and are credited to a notional account maintained by us in the recipient’s name. The number of DSUs granted is determined by dividing the DSU value to be delivered by the fair market value of our common stock on the date of grant. If the company pays dividends on its common stock, dividend equivalents accrue with respect to the DSUs, which are reinvested in additional DSUs. The DSUs will be paid out beginning one year after the director leaves the Board in a single payment or in payments over 10 years, at the election of the director, or, if earlier, upon the death of the director.

•

Retainer for Non-Executive Chairman of the Board. The Non-Executive Chairman of the Board receives a $200,000 annual retainer in addition to the regular annual retainer. Such amount is paid in quarterly installments, following the end of each quarter of service. Of this amount, 60% is paid in DSUs and 40% is paid in cash. Instead of receiving a cash payment, the Non-Executive Chairman of the Board may elect to have 100% of the additional annual retainer paid in DSUs; however, no more than 25,000 DSUs may be granted to the Non-Executive Chairman of the Board with respect to the additional annual retainer in any one calendar year. To the extent this limit would be exceeded, the remainder of the additional annual retainer will be paid in cash.

•

Fees for Lead Director. If a Lead Director is appointed in the absence of an independent Non-Executive Chairman of the Board, the Lead Director would receive an annual cash retainer of $20,000 in quarterly installments, as additional compensation for services as Lead Director.

•

Fees for Committee Chairs. The chairpersons of each of our standing committees receive additional cash retainers, which are paid in quarterly installments. The chairperson of the Audit Committee receives an annual cash retainer of $20,000, the chairperson of the Compensation Committee receives an annual cash retainer of $15,000, and the chairpersons of each of our other standing committees receive an annual cash retainer of $10,000.

•

Matching Gift Program. The company offers a matching gift program that provides for the matching of employee and director charitable contributions pursuant to the contribution guidelines established by the Genworth Foundation. Each non-management director is eligible for such charitable contributions to be matched on a 50% basis, up to a maximum matching contribution of $10,000 during any calendar year.

•

Reimbursement of Certain Expenses. Non-management directors are reimbursed for reasonable travel and other Board-related expenses, including expenses to attend Board and committee meetings, other business-related events and director education seminars, in accordance with policies approved from time to time.

The following table sets forth information concerning compensation paid or accrued by us in 2017 to our non-management directors:

2017 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
William H. Bolinder	127,065	78,413	10,000	215,478
G. Kent Conrad	117,065	78,413	6,500	201,978
Melina E. Higgins	117,065	78,413	10,000	205,478
David M. Moffett	132,065	78,413	10,000	220,478
Thomas E. Moloney	127,065	78,413	10,000	215,478
James A. Parke(1)	134,785	80,529	10,000	225,314
Debra J. Perry	117,065	78,413	3,750	199,228
Robert P. Restrepo Jr.	117,065	78,413	10,000	205,478
James S. Riepe	222,432	144,293	10,000	376,725

(1)	Mr. Parke passed away on February 21, 2018.
(2)

Amounts include the portion of the annual retainer (described above) that was paid in cash. Mr. Parke elected to receive 100% of his annual retainer payable in 2017 in the form of DSUs and reached the maximum deferral of 30,000 DSUs with his third quarter retainer payment; therefore, a portion of his third quarter payment and his full fourth quarter payment were made in cash. Messrs. Bolinder, Conrad, Moffett, Moloney, Restrepo and Riepe and Mses. Higgins and Perry reached the maximum deferral of 30,000 DSUs with their fourth quarter retainer payment and Mr. Riepe reached the maximum deferral of 25,000 DSUs as Non-Executive Chairman of the Board with his fourth quarter retainer payment; therefore, a portion of their fourth quarter payment was made in cash. Amounts also include applicable committee chair fees and the cash portion of the retainer for the Non-Executive Chairman of the Board of Directors.

(3)

Reflects the aggregate grant date fair value of DSUs, determined in accordance with FASB ASC Topic 718. The fair value of stock unit awards for purposes of Topic 718 typically equals the price of the underlying stock on the date of grant; however, amounts in the table are lower because the DSUs do not convert to transferable shares until one year after the director leaves the Board of Directors, and Topic 718 provides that the impact of transferability restrictions that remain in place after an award of stock based compensation vests may be considered when determining the fair value of the award for accounting purposes. The Finnerty option pricing model was, therefore, used to factor in these post-vest holding requirements with the following assumptions: (i) expected post vesting restriction period of 7.9 years; (ii) expected volatility of 82.0%; (iii) risk-free interest rate of 1.60%; (iv) expected dividend yield of 0.00%; and (v) calculated discount for post vest restriction period of 31.8%.

(4)	The following table shows for each non-management director the total number of DSUs held as of December 31, 2017 (rounded down to the nearest whole share):

Name	Total Number of DSUs Held as of December 31, 2017
William H. Bolinder	139,671
G. Kent Conrad	102,832
Melina E. Higgins	97,837
David M. Moffett	111,725
Thomas E. Moloney	147,415
James A. Parke	242,302
Debra J. Perry	31,403
Robert P. Restrepo Jr.	31,403
James S. Riepe	292,055

(5)	Amounts reflect company charitable match contributions.

Director Stock Ownership Policy

To help promote the alignment of the personal interests of the company’s directors with the interests of our stockholders, we have established a robust stock ownership policy for all non-management directors. Under the policy, each non-management director is expected to hold common stock and/or DSUs while serving as a director of Genworth having a value equal to five times the value of the cash portion of the annual retainer payable to non-management directors, which during 2017 was $92,000. Therefore, the corresponding ownership guideline is $460,000. Non-management directors are expected to satisfy this ownership guideline over time after their initial appointment to the Board, and are not permitted to sell any shares of Genworth common stock received from us until the ownership guideline has been met. The DSUs held by the non-management directors settle in shares of common stock beginning one year after the director leaves the Board of Directors in a single payment or in payments over 10 years, at the election of the director, or earlier upon the death of the director.

The following table shows the stock ownership as of October 1, 2018 of our non-management directors serving on that date, the percentage of the ownership guideline that they have reached, and the number of years that have elapsed since the director was initially made subject to the policy. The value of each non-management director’s stock ownership is based on the closing price of our common stock on October 1, 2018 ($4.14).

Director	Number of Shares/DSUs Held (#)	Value as of October 1, 2018 ($)	Stock Held as % of Ownership Guideline	Years Subject to Ownership Policy
William H. Bolinder	170,992	707,907	>100%	7
G. Kent Conrad	131,152	542,969	>100%	5
Melina E. Higgins	126,158	522,294	>100%	5
David M. Moffett	140,045	579,786	>100%	5
Thomas E. Moloney	186,736	773,087	>100%	8
Debra J. Perry	59,724	247,257	54%	1
Robert P. Restrepo Jr.	59,724	247,257	54%	1
James S. Riepe	412,309	1,706,959	>100%	12

Anti-Hedging and Anti-Pledging Policies for Directors and Executive Officers

The company maintains an anti-hedging policy, which prohibits executive officers and directors from buying or selling options (puts or calls) on Genworth securities on an exchange or in any other organized market, and also prohibits certain forms of hedging or monetization transactions with respect to Genworth securities, such as prepaid variable forward contracts, equity swaps, collars, forward sale contracts and exchange funds. The company maintains this policy because hedging transactions, which might be considered short-term bets on the movement of the company’s securities, could create the appearance that the person is trading based on inside information. In addition, transactions in options may also focus the person’s attention on short-term performance at the expense of our long-term objectives.

The company also maintains an anti-pledging policy, which prohibits its executive officers and directors from holding Genworth securities in a margin account or otherwise pledging Genworth securities as collateral for a loan. Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. The company maintains this policy because a margin sale or foreclosure sale may occur at a time when the pledger is aware of material nonpublic information or otherwise is not permitted to trade in Genworth securities and the margin sale or foreclosure sale of Genworth securities during such time could also create the appearance that the person is trading based on inside information.

INFORMATION RELATING TO DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS AND SIGNIFICANT STOCKHOLDERS

Ownership of Genworth Common Stock

The following table sets forth information as of October 1, 2018, except as indicated in the footnotes to the table, regarding the beneficial ownership of our common stock by:

•

all persons (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by us to own beneficially more than 5% of any class of our common stock (based on the most recently available information filed with the SEC);

•	the named executive officers included in the 2017 Summary Compensation Table below;

•	each of our current directors; and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated in the footnotes to the table, each of the directors and executive officers possesses sole voting and investment power with respect to all shares set forth opposite his or her name. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable upon the exercise of stock options or stock appreciation rights (“SARs”) or upon the conversion of restricted stock units (“RSUs”) held by that person that are currently exercisable or convertible, or are exercisable or convertible within 60 days of October 1, 2018, are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of any other stockholder. The number of shares issuable upon exercise of SARs is calculated based on the excess of the closing price of our common stock on October 1, 2018 over the base price of the SARs. As of October 1, 2018, there were 500,756,164 shares of common stock outstanding and no shares of any other class of voting securities outstanding.

The address of each director and executive officer listed below is c/o Genworth Financial, Inc., 6620 West Broad Street, Richmond, Virginia 23230.

	Beneficial Ownership		Other Non-Management Director Stock-Based Holdings(1)
Name of Beneficial Owner	Number of Shares	Percentage (%)
BlackRock, Inc.(2)	54,184,339	10.82
The Vanguard Group, Inc.(3)	42,876,579	8.56
Thomas J. McInerney	265,984	*
Kelly L. Groh(4)	182,991	*
Kevin D. Schneider	300,279	*
Ward E. Bobitz(5)	139,667	*
Daniel J. Sheehan IV(6)	333,852	*
William H. Bolinder	3,000	*	167,992
G. Kent Conrad	—	—	131,152
Melina E. Higgins	—	—	126,158
David M. Moffett	—	—	140,045
Thomas E. Moloney	11,000	*	175,736
Debra J. Perry	—	—	59,724
Robert P. Restrepo Jr.	—	—	59,724
James S. Riepe	68,000	*	344,309
All directors and executive officers as a group (15 persons)(7)	1,403,630	*

*	Less than 1%.
(1)

Represents DSUs held by the non-management directors that settle in shares of common stock beginning one year after the director leaves the Board in a single payment or in payments over 10 years, at the election of the director, or earlier upon the death of the director. See the Board of Directors and Committees-Compensation of Directors section above for more information regarding DSUs.

(2)

Information obtained solely by reference to the Schedule 13G/A filed with the SEC on January 19, 2018 by BlackRock, Inc. (“BlackRock”). BlackRock reported that it has sole power to vote or direct the vote of 52,874,303 shares and that it has sole power to dispose or to direct the disposition of 54,184,339 shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(3)

Information obtained solely by reference to the Schedule 13G/A filed with the SEC on February 9, 2018 by The Vanguard Group, Inc. (“Vanguard”). Vanguard reported that it has sole power to vote or direct the vote of 545,792 shares that it beneficially owns, and has shared power to vote or direct to vote of 64,976 shares, and that it has sole power to dispose or to direct the disposition of 42,299,472 shares and has shared power to dispose or to direct the disposition of 577,107 shares. Vanguard further reported that (a) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 512,131 shares, or 0.10%, of our common stock as a result of its serving as investment manager of collective trust accounts and (b) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 98,637 shares, or 0.01%, of our common stock as a result of its serving as investment manager of Australian investment offerings. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)	Includes 39,000 shares of common stock issuable upon the exercise of stock options and 2,500 shares of common stock issuable upon conversion of RSUs.
(5)	Includes 45,500 shares of common stock issuable upon the exercise of stock options.
(6)	Includes 58,000 shares of common stock issuable upon the exercise of stock options.
(7)

Includes 142,500 shares of common stock issuable upon the exercise of stock options and 2,500 shares of common stock issuable upon conversion of RSUs. Represents ownership by all current directors and executive officers.

Ownership of Public Company Genworth Subsidiaries

Genworth MI Canada Inc.

In July 2009, Genworth MI Canada Inc. (“Genworth Canada”), our indirect, majority-owned subsidiary, completed an initial public offering of its common shares. As of October 1, 2018, we beneficially owned approximately 57% of the common shares of Genworth Canada. The following table sets forth information as of October 1, 2018, regarding the beneficial ownership of the common shares of Genworth Canada by the named executive officers and all of our directors and executive officers as a group. As of October 1, 2018, none of our current directors beneficially owned any common shares of Genworth Canada. Beneficial ownership is determined in accordance with the rules of the SEC. The executive officers that hold Genworth Canada common shares possess sole voting and investment power with respect to all shares set forth by their name. As of October 1, 2018, there were 88,748,110 common shares of Genworth Canada outstanding and no shares of any other class of voting securities outstanding.

Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percentage (%)
Thomas J. McInerney	—	—
Kelly L. Groh	—	—
Kevin D. Schneider	—	—
Ward E. Bobitz	—	—
Daniel J. Sheehan IV	—	—
All directors and executive officers as a group (15 persons)(1)	—	—

(1)	Represents ownership by all current directors and executive officers.

Genworth Mortgage Insurance Australia Limited

In May 2014, Genworth Mortgage Insurance Australia Limited (“Genworth Australia”), our indirect, majority-owned subsidiary, completed an initial public offering of its common shares. As of October 1, 2018, we beneficially owned approximately 52.0% of the common shares of Genworth Australia. The following table sets forth information as of October 1, 2018, regarding the beneficial ownership of the common shares of Genworth Australia by the named executive officers and all of our directors and executive officers as a group. As of October 1, 2018, none of our current directors beneficially owned any common shares of Genworth Australia. Beneficial ownership is determined in accordance with the rules of the SEC. The executive officers that hold Genworth Australia common shares possess sole voting and investment power with respect to all shares set forth by their name. As of October 1, 2018, there were 437,464,832 common shares of Genworth Australia outstanding and no shares of any other class of voting securities outstanding.

Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percentage (%)
Thomas J. McInerney	—	—
Kelly L. Groh	—	—
Kevin D. Schneider	33,419	*
Ward E. Bobitz	—	—
Daniel J. Sheehan IV	—	—
All directors and executive officers as a group (15 persons)(1)	33,419	*

*	Less than 1%.
(1)	Represents ownership by all current directors and executive officers.

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

The Management Development and Compensation Committee of the Board of Directors oversees the compensation programs of Genworth Financial, Inc. on behalf of the Board. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the Compensation Discussion and Analysis included in this document.

In reliance on the review and discussion referred to above, the Management Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Genworth’s Form 10-K for the fiscal year ended December 31, 2017, which has been or will be filed with the U.S. Securities and Exchange Commission.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts. This report is provided by the following independent directors, who constitute the committee:

David M. Moffett, Chair

Melina E. Higgins

Robert P. Restrepo Jr.

James S. Riepe

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview and analysis of our compensation programs and policies, including the material compensation decisions made under the programs with respect to the following executive officers, whom we refer to as our “named executive officers” or “NEOs:”

•	Thomas J. McInerney, President and Chief Executive Officer (“CEO”);

•	Kelly L. Groh, Executive Vice President and Chief Financial Officer (“CFO”);

•	Kevin D. Schneider, Executive Vice President and Chief Operating Officer (“COO”);

•	Ward E. Bobitz, Executive Vice President and General Counsel (“General Counsel”); and

•	Daniel J. Sheehan IV, Executive Vice President—Chief Investment Officer (“CIO”).

Executive Summary

We aligned named executive officer incentives in 2017 with the execution of financial and other strategic initiatives that would improve our operating performance, enable strategic flexibility of our life and long-term care (“LTC”) insurance businesses, and increase returns in our mortgage insurance businesses. We met or exceeded our key operational, strategic and financial objectives for 2017 across all businesses, with the exception of our Australia mortgage business. However, after excluding the U.S. GAAP impact of the earnings curve adjustment of the Australia mortgage business, which has no impact on the overall long-term profitability of the business, the business was deemed by the Compensation Committee to be performing at target and delivering solid underlying earnings performance.

Following an active and extensive two-year strategic review process, Genworth entered into an agreement and plan of merger (the “Merger Agreement”), dated October 21, 2016, with Asia Pacific Global Capital Co., Ltd. (“Parent”), a limited liability company incorporated in the People’s Republic of China, and Asia Pacific Global Capital USA Corporation (“Merger Sub”), a Delaware corporation and an indirect, wholly-owned subsidiary of the Parent. Subject to the terms and conditions of the Merger Agreement, including the satisfaction or waiver of certain conditions, Merger Sub would merge with and into Genworth with Genworth surviving the merger as an indirect, wholly-owned subsidiary of Parent. Parent is a subsidiary of China Oceanwide Holdings Group Co., Ltd. (together with its affiliates, “Oceanwide”). Oceanwide has agreed to acquire all of our outstanding common stock for a total transaction value of approximately $2.7 billion, or $5.43 per share in cash. The transaction has been approved by Genworth’s stockholders, and is subject to other closing conditions, including the receipt of regulatory approvals.1

(1)

This Compensation Discussion and Analysis, as well as certain compensation disclosures included in this Proxy Statement, are presented without regard to the terms of the proposed merger with Oceanwide. For further information regarding the terms, conditions and interests of certain persons under the proposed merger, see our proxy statement for the special meeting of stockholders held on March 7, 2017, which was filed on January 25, 2017.

2017 Company Performance

Below is a summary of our key performance results for 2017:

Mortgage Insurance

•

Our U.S. and Canada mortgage insurance businesses significantly exceeded their goals with respect to adjusted operating income[2] and operating ROE[3], while our Australia mortgage insurance business, after excluding the U.S. GAAP impact of its earnings curve adjustment, which has no impact on the overall long-term profitability of the business, was deemed to be performing at target and delivering solid underlying earnings performance.

•

We exceeded our internal goals for our PMIERs capital requirements in our U.S. mortgage insurance business and exceeded internal goals for its new business pricing returns and other strategic metrics; and

•	We maintained prudent top-line growth in our Canada mortgage insurance business within risk tolerances, and maintained strong portfolio quality and strong capital ratios.

U.S. Life Insurance

•	We exceeded our internal targets for premium rate increases on our unprofitable legacy blocks of long-term care insurance, and continued execution of our multi-year rate action filing plan;

•	We exceeded our internal goals with respect to our operating income metric as described in the annual incentive section below; and

•	We made meaningful progress toward the separation and isolation of our long-term care insurance business through reinsurance transactions in 2017.

Corporate and Other

•	We had strong investment portfolio performance, exceeding our goals for net investment income, impairments and trading losses for the year;

•	We ended the year with holding company cash and cash equivalents of $870 million[4], which remained above our target of one and one-half times annual debt service, plus a $350 million buffer; and

•	2017 net income was $817 million and adjusted operating income[2] was $696 million.

Impact of 2017 Performance on Compensation

Our operating performance in 2017, as well as our trailing three-year performance, have directly impacted our named executive officer compensation, as follows:

•

The company met or exceeded our key operational, strategic and financial objectives for 2017 across all businesses, with the exception of our Australia mortgage business. However, after excluding the U.S. GAAP impact of the earnings curve adjustment of the Australia mortgage business, which has no impact on the overall long-term profitability of the business, the business was deemed to be performing at target and delivering solid underlying earnings performance.

(2)

“Adjusted operating income (loss)” equals income (loss) from continuing operations excluding the after-tax effects of income (loss) attributable to non-controlling interests, net investment gains (losses), goodwill impairments, gains (losses) on the sale of businesses, gains (losses) on the early extinguishment of debt, gains (losses) on insurance block transactions, restructuring costs, and infrequent or unusual non-operating items.

(3)	“Operating ROE” for each of our mortgage insurance businesses is defined in the table outlining key financial metrics on page 39.
(4)	Comprises cash and cash equivalents of $795 million and U.S. government bonds of $75 million as of December 31, 2017.

•

Annual incentive awards for our other named executive officers were also above target, and were based on performance for their respective areas of responsibility and contributions made toward closing the Oceanwide transaction;

•	Based on our trailing three-year performance, our 2014—2016 performance stock unit (“PSU”) awards and 2015—2017 PSU awards did not result in any share payouts to the named executive officers; and

•

The aggregate value of outstanding long-term equity awards (both vested and unvested) held by our named executive officers continues to be below targeted values, consistent with the decline in our stock price in the past few years.

Impact of Performance on CEO Compensation

The following illustrations summarize the total direct compensation for our CEO for 2013 through 2017 through three different perspectives: reported pay, which values long-term equity awards based on a grant-date fair value; realizable pay, which reflects the accumulated spread or nominal value of outstanding equity awards as of December 31, 2017 for awards made in the represented year; and realized pay, which shows the value actually realized from any stock appreciation rights (“SARs”) exercised and restricted stock units (“RSUs”) vested during the period.

Because we aligned the largest portion of our CEO’s initial compensation package in 2013 with stockholder value through an award of SARs, which only yields value to the extent the stock price appreciates above the base price established on the grant date, there is a significant difference between reported pay in 2013 for long-term equity, and what that initial award has yielded in terms of either realizable pay or realized pay. For example, the base price of Mr. McInerney’s initial grant of SARs upon his hire in 2013 was $7.90, with a reported value of approximately $7.1 million. However, primarily because of significant challenges in our legacy long-term care insurance books of business, our stock price as of the end of 2017 was significantly below the base price for that award, resulting in no value related to that award in the realizable pay column for 2013, and none of those SARs have been exercised, resulting in no value as realized pay for any of the subsequent years.

CEO Reported, Realizable and Realized Pay

(1)

Reported Pay represents: (i) base salary paid; (ii) actual annual incentive earned for performance in the period; and (iii) the grant-date fair value of any equity-based awards granted during the period (SARs,

RSUs, or target value of PSUs), each as reported in the Summary Compensation Table for the applicable year. Reported pay excludes any amounts shown as “all other compensation” in the Summary Compensation Table for illustrative purposes.
(2)

Realizable Pay represents: (i) base salary paid; (ii) actual annual incentive earned for performance in the period; and (iii) the value as of December 31, 2017, based on our closing price of $3.11 of any outstanding long-term equity awards granted during the applicable year.

Realizable pay for 2013 does not include any value for the outstanding SARs granted as part of Mr. McInerney’s initial compensation package because the closing price of our stock on December 31, 2017 was below the exercise price of the SARs. It also does not include any value related to his initial grant of RSUs, which have all since vested and are reflected as Realized Pay in the year vested.

Realizable pay for 2014 and 2015 do not include any outstanding value for the 2014-2016 or 2015-2017 PSUs respectively because company performance was below threshold levels and those awards have been cancelled.

Realizable pay for 2016 includes the estimated value of 2016-2018 PSUs awarded in 2016 based on applying 2017 year-end projected performance against the performance goals, and then reflecting achievement at the next highest performance milestone. As of the end of 2017, we estimate performance for these awards to be performing at or above target. For purposes of this table, we have shown the value as of December 31, 2017 of the maximum number of PSUs (125%).

Realizable pay for 2017 includes 2017-2019 PSUs awarded in 2017 based on applying 2017 year-end projected performance against the performance goals, and then reflecting achievement at the next highest performance milestone. As of the end of 2017, we estimate performance for these awards to be performing at or above target. For purposes of this table, we have shown the value as of December 31, 2017 of the maximum number of PSUs (150%).

(3)

Realized Pay represents: (i) base salary paid; (ii) actual annual incentive earned for performance in the period; and (iii) the pre-tax value of any RSUs vested or SARs exercised during the period, valued at the time of such vesting or exercise. No SARs have been exercised and no awards of PSUs have vested in the reported timeframe as PSUs which would have been earned in this timeframe have not met threshold performance goals and have therefore been cancelled.

Additional Key Compensation Developments

•

Our CEO was awarded a regular and competitively-sized annual long-term equity grant in the first quarter of 2016 and 2017, respectively, which was different from 2014 and 2015 because his initial long-term equity grants awarded at the time of his hire in January 2013 were intended to provide three-years of annual equity incentive values covering 2013-2015.

•

In 2017, we granted our CEO a long-term incentive award consisting of 50% PSUs and 50% RSUs, consistent with our other NEOs. We changed to this more balanced approach of granting our CEO a combination of performance-based and time-vesting awards because we believe this approach provides both incentive for performance and retention value, while driving share ownership and continued stockholder alignment.

•

Certain previously awarded cash retention incentives for Ms. Groh and Messrs. Schneider and Sheehan were earned in 2017. These incentives were established in prior years based on the individual’s demonstrated sustained leadership and importance to the company’s strategic review initiatives. Our CEO has not been awarded any cash retention incentives.

Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation

At the 2017 Annual Meeting of Stockholders held on December 13, 2017, over 94% of the shares voted were cast in favor of the compensation of the company’s named executive officers, as discussed and disclosed in the 2017 proxy statement. Annual advisory votes to approve named executive officer compensation serve as a tool to help guide the Compensation Committee in evaluating the alignment of the company’s executive compensation programs with the interests of the company and our stockholders. We also reach out from time to time to obtain stockholder input on the company’s compensation and governance practices, and to address any questions they may have. In considering the results of the 2017 advisory vote to approve named executive officer compensation, the Compensation Committee concluded that the company’s overall pay practices and the compensation paid to our named executive officers for 2017 relative to the company’s performance enjoyed strong stockholder support, and did not make any specific changes to our compensation program as a result of the vote.

Governance and Principles Underlying Our Compensation Programs

Our objective in compensating executive officers is to attract, retain and motivate employees of superior ability who are dedicated to the long-term interests of our stockholders. This has proven to be a significant issue for the company as challenges from legacy long-term care insurance blocks of business have materially impaired the financial performance and stockholder value of the company. The following principles guide our compensation program design and individual compensation decisions. Additionally, we have highlighted below key elements of our compensation programs or policies for named executive officers that illustrate how we support these principles in practice:

Our Guiding Principles	Examples of Programs or Policies That Support Our Principles
Compensation should be primarily performance-based and align executive officer incentives with stockholder interests across multiple timeframes.

•  Annual incentives (short-term performance-based awards)

•  Annual long-term equity grants to NEOs include PSUs (vest based on company performance after three years), and RSUs (long-term stock appreciation with an emphasis on retention)

At-risk pay and compensation design should reflect an executive officer’s impact on company performance over time.

•  A significant portion of annual compensation of our NEOs is completely at risk

•  Our CEO pay that is completely at risk is approximately 60% of total pay

•  The pay of our other NEOs that is completely at risk is approximately 55%

•  Annual long-term equity grants constitute the largest component of target compensation for executive officers

•  Annual incentive goals align NEO compensation with performance in their area of responsibility

Total compensation opportunities should be competitive within the relevant marketplace.	• Our compensation benchmarking approach, as described below, and annual review of the composition of our peer group
Our incentive compensation should reward financial and operational performance, and allow for qualitative assessment.

•  In determining annual incentive awards, the Compensation Committee measures performance against specific financial objectives for the person’s area of responsibility, together with a qualitative assessment of operational performance and other results

•  As noted above, this qualitative assessment is particularly important because of the significant impact on the performance of the company caused by the legacy long-term care insurance blocks of business

•  Our PSUs reward achievement of specific longer-term company objectives, while the Compensation Committee reserves the flexibility of negative discretion at payout

Our Guiding Principles	Examples of Programs or Policies That Support Our Principles
Plan designs and incentives should support appropriate risk management practices.

•  Executive officer stock ownership guidelines for the CEO (7x salary), our COO, CFO and CIO (3x), and for our other Executive Vice Presidents or Senior Vice Presidents (2x)

•  50% retention ratio for net after-tax shares received from the vesting or exercise of all equity incentive awards until executive officers’ stock ownership guidelines are met, ensuring significant personal assets are aligned with long-term stockholder interests

•  Exercises of previously awarded stock options and SARs are settled in stock and are subject to a nine-month net hold requirement

•  Clawback, anti-hedging and anti-pledging policies

Our Decision-Making Process

Role of the Compensation Committee

The Compensation Committee seeks a collaborative relationship with management, and currently uses an independent third-party compensation consultant to provide for a more informed decision-making process and objective perspective in this important governance matter. The Compensation Committee facilitates the annual review process of CEO performance and compensation decisions, with input from the Board and support of the compensation consultant. The Compensation Committee regularly meets in executive session without management present, and retains the final authority to approve all compensation policies, programs and amounts paid to our named executive officers.

Role of Management and Compensation Consultants

Our CEO and Executive Vice President—Human Resources regularly attend meetings of the Compensation Committee to provide analysis, details and recommendations regarding the company’s executive compensation programs and plan design. Our COO also periodically attends Compensation Committee meetings to provide additional analysis of business performance and strategy, context for understanding incentive goals and results, and his perspectives on leadership and talent within our operating businesses. Our CEO provides the Compensation Committee with performance assessments and compensation recommendations in his role as a manager for individual named executive officers (other than himself). The Compensation Committee, typically in the first quarter of each year, then determines and approves annual incentive award payouts for the prior year, any adjustments to base salary, target annual incentives for the upcoming year, and awards of long-term incentives to executive officers. For more information on the compensation decisions made in 2017, see the Our Annual Compensation Program section below.

The Compensation Committee has retained Steven Hall & Partners, LLC, an independent compensation consultant, to assist in reviewing and analyzing compensation data for our CEO and other named executive officers. The compensation consultant regularly attends Compensation Committee meetings and meets with the Compensation Committee in executive session without management present. The Compensation Committee occasionally requests special studies, assessments of market trends and education regarding changing laws and regulations from the compensation consultant to assist the Compensation Committee in its decision-making processes for the CEO and other executive officers. For example, in 2017, the compensation consultant supported the Compensation Committee’s evaluation of the peer group to be used for benchmarking purposes and recommended no changes to the group. The compensation consultant provides the Compensation Committee with advice, but does not determine the amount or form of compensation for our named executive officers.

The Compensation Committee assessed the independence of the compensation consultant and other advisors pursuant to SEC rules and concluded that no conflict of interest exists that would prevent the compensation consultant or other advisors from independently advising the Compensation Committee.

Evaluating Market Competitiveness

We generally evaluate market competitiveness of our programs as an input into the process of designing plans and setting target compensation levels for named executive officers. We review each component of compensation for our named executive officers separately and in the aggregate, and also consider the internal relationships among the named executive officers to help determine appropriate pay levels. With respect to individual named executive officers, we compare the total target compensation opportunities for our named executive officers to target opportunities for similar positions at comparable companies. These benchmarks are a gauge for evaluating market competitiveness, but are not given greater weight than other key factors when making compensation decisions. For example, individual named executive officers may have higher or lower target compensation levels compared to market medians based on level of responsibility, individual experience and skills, performance trends, competitive dynamics, retention needs and internal equity considerations.

The Compensation Committee typically utilizes a combination of publicly available information related to a specific list of peer companies (the “Peer Group”), as well as information available through market compensation surveys to provide a broad perspective of market practice. While no individual company matches our lines of business precisely, the Peer Group is intended to represent, in the aggregate, companies with revenue sources and talent demands similar to the company. With respect to size, we generally look at revenue or total assets as indicators of comparability rather than market capitalization due to our legacy long-term care insurance business and the potential for volatility year over year as stock prices change. The companies included in market surveys used by the company are not individually identifiable for a particular executive position (and therefore we are not benchmarking against any particular company within the survey), and also may change from year-to-year based on voluntary participation in the market surveys we use, mergers and divestitures, or changes in corporate structure.

To the extent we make changes to our business portfolio, or as peer companies adjust their own business lines or distribution channels, we will consider adding peers, or removing peers which no longer have revenue sources and talent demands similar to ours. The Compensation Committee will consider advice and recommendations developed by its compensation consultant to support our benchmarking principles. The Peer Group used when considering 2017 compensation actions was composed of the following companies:

Aflac, Inc.	Fidelity National Financial	Principal Financial Group, Inc.
American Financial Group, Inc.	First American Financial Corporation	Radian Group
Assurant, Inc.	Hanover Insurance Group	Reinsurance Group of America, Inc.
CNA Financial Corporation,	Lincoln National Corporation	Unum Group
CNO Financial Group, Inc.	MGIC Investment Corporation

In 2017, and following determination of 2017 compensation for our named executive officers, our Compensation Committee reviewed our Peer Group and determined that no changes were needed as it is appropriate based on company size, sources of revenue and sources of talent.

Our Annual Compensation Program

Our 2017 annual compensation program for named executive officers consists of the following key elements: base salary, annual incentive, and annual long-term equity grants (including RSUs and PSUs). A significant portion of annual compensation of our NEOs is completely at risk.

(1)	Represents 2017 annual incentive at target.
(2)	Represents grant date fair value of equity awards made in 2017.

Below is a summary and assessment of actions taken with respect to our annual compensation program for our named executive officers.

Base Salary

Base salaries are generally intended to reflect the scope of an executive officer’s responsibilities and level of experience, reward sustained performance over time and be market-competitive. In February 2017, the Compensation Committee undertook its annual review of executive officer base salaries. The Compensation Committee approved salary increases for Ms. Groh of 9% and Mr. Bobitz of 17% as a continuation of base salary progressions to market competitive levels following their promotions in 2015. The Compensation Committee determined to not make any base salary adjustments for the other named executive officers at that time as the existing base salaries were considered competitive within the marketplace for their roles.

Annual Incentive

In our annual incentive program, we review performance against clear financial objectives, together with a qualitative assessment of operational objectives and other accomplishments toward strategic priorities not necessarily reflected in annual financial results. Each named executive officer has an annual incentive target, expressed as a percentage of base salary. The 2017 target annual incentive opportunities for our named executive officers ranged from 100% to 200% of base salary, and payout opportunities for 2017 ranged from zero to 200% of their individual target amount. Individual annual incentive targets are reported in the 2017 Grants of Plan-Based Awards Table below.

The key financial objectives used to measure 2017 performance and the related results are summarized below. Adjusted operating income (loss) and operating Return on Equity (ROE) represented key top-level measures of financial performance for our mortgage insurance businesses. In our U.S. life insurance companies, we measured incremental premiums approved for long-term care insurance in-force rate actions and an operating income metric.

Performance Unit	Key Financial Metrics ($ in millions)	2017 Target	2017 Measured Result	Variance
U.S. Mortgage Insurance(1)	Adjusted operating income	$270	$311	$41
	Operating ROE (unlevered 5 pt average)	13.7%	15.2%	150		bps
Canada Mortgage Insurance(2)	Adjusted operating income	$130	$157	$27
	Operating ROE (unlevered 5 pt average)	6.9%	8.1%	120		bps
Australia Mortgage Insurance(3)	Adjusted operating income	$40	$(88)	$(128)
	Operating ROE (unlevered 5 pt average)	7.0%	(13.6)%	NM	(9)
U.S. Life Insurance(4)	Gross incremental premiums approved for LTC in-force rate actions	$174	$198	$24
	Operating income metric(5)	$175	$200	$25
Investments	Net investment income(6)	$3,161	$3,197	$36
	Total company adjusted U.S. GAAP impairments and trading losses(7)	$(60)	$134	$194
	U.S. Life Insurance statutory impairments and trading losses and capital/credit migration impact(8)	$(120)	$71	$191

(1)

Operating ROE for our U.S. mortgage insurance business equals adjusted operating income divided by average ending Genworth’s stockholders’ equity, excluding accumulated other comprehensive income (loss), for the most recent five quarters. The planned Operating ROE target assumed that the Oceanwide transaction would have closed during 2017, requiring the write-off of Deferred Tax Assets of approximately $300 million and a resultant reduction of equity. The actual results were normalized as if this write-off had occurred.

(2)

Operating ROE for our Canada mortgage insurance business equals adjusted operating income excluding our portion of interest expense related to debt using our ownership percentage of 57.1%, divided by average ending Genworth’s stockholders’ equity, excluding accumulated other comprehensive income (loss) and our portion of debt, for the most recent five quarters.

(3)

Operating ROE for our Australia mortgage insurance business equals adjusted operating income excluding our portion of interest expense related to debt using our ownership percentage of 52%, divided by average ending Genworth’s stockholders’ equity, excluding accumulated other comprehensive income (loss) and our portion of debt, for the most recent five quarters. After excluding the U.S. GAAP impact of the earnings curve adjustment of the Australia mortgage business, which has no impact on the overall long-term profitability of the business, the business was deemed by the Compensation Committee to be performing at target and delivering solid underlying earnings performance.

(4)	In-force rate actions approved and implemented in 2017, which represented a weighted-average increase of 28% on $714 million in annualized LTC in-force premiums, or approximately $198 million.

(5)

The U.S. Life Insurance operating income metric includes the results of our Runoff segment and excludes certain in-force reserve adjustments related to assumptions, methodology and modeling refinements, and guaranty fund assessments, and was calculated as follows:

(amounts in millions)
U.S. Life Insurance and Runoff adjusted operating income	$73
Excludes:
Assumption updates	104
Methodology and modeling refinements	17
Guaranty fund assessments	6

U.S. Life Insurance and Runoff operating income metric	$200

(6)	2017 measured results for net investment income were adjusted to be translated at planned foreign exchange rates, which reduced net investment income by $3 million.
(7)	Total company adjusted U.S. GAAP impairments and trading losses were calculated as follows:

(amounts in millions)
Net investment gains (losses)	$265
Excludes:
Gains on derivatives	(97)
Foreign exchange impact	(19)
Commercial loan valuation allowance	(6)
Other mark to market adjustments	(9)

Total company adjusted U.S. GAAP impairments and trading losses	$134

(8)

Investment impairments and trading losses are calculated in accordance with statutory accounting rules and the capital/credit migration impact represents statutory risk-based capital impact to U.S. Life Insurance companies from changes in National Association of Insurance Commissioners or “NAIC” rating of invested assets shown at a 350% multiple.

(9)	We define “not meaningful” (NM) for increases or decreases greater than 200%.

For 2017, the company also identified and disclosed certain key strategic priorities designed to have an impact on company financial performance and stockholder value over time. The Compensation Committee took these strategic priorities into account when evaluating the performance of our named executive officers and consideration was given for the accomplishments in their areas of responsibility. These key strategic priorities, and related accomplishments in 2017, included:

Key Strategic Priority	2017 Key Accomplishments/Results
Close Oceanwide Transaction & Transition Execution

•  Obtained stockholder approval of the transaction in March of 2017

•  Obtained conditional regulatory approval in North Carolina, South Carolina, Vermont and Virginia

•  Ongoing work and active engagement with Oceanwide to gain regulatory approvals for the transaction

Actual performance against any particular financial or strategic objective noted above did not result in any pre-determined or formulaic payouts. Instead, the Compensation Committee reviewed overall performance results against the applicable objectives in determining the actual payouts of annual incentives and also considered the performance of each named executive officer in their respective area of responsibility. A discussion of the relevant metrics and performance as they relate to specific annual incentives awarded to each named executive officer follows. Amounts paid for 2017 are reported under the Non-Equity Incentive Plan Compensation—Annual Incentive column of the 2017 Summary Compensation Table.

Mr. McInerney

Mr. McInerney’s annual incentive award for 2017 was above his targeted amount based on several factors, including his extraordinary contributions in support of gaining regulatory approvals for the Oceanwide transaction, while still achieving above target financial results in the majority of our operating businesses for the year, including:

•

above target results for adjusted operating income and operating ROE in our U.S. and Canada mortgage insurance businesses, while our Australia mortgage insurance business, after excluding the U.S. GAAP impact of the earnings curve adjustment, which has no impact on the overall long-term profitability of the business, was deemed to be performing at target and delivering solid underlying earnings performance;

•	above target results for operating income metric for our U.S. Life Insurance segment; and

•	above target results for key financial goals listed above for our investments organization.

Additionally, consideration was given for Mr. McInerney’s accomplishments against key strategic and operational objectives set out at the beginning of the year, including:

•	continued meaningful progress toward developing a new long-term care insurance business model and regulatory framework with the National Association of Insurance Commissioners;

•	continued progress regarding the potential separation and isolation of our long-term care insurance business, as noted above; and

•

making significant progress toward closing the Oceanwide transaction and transition execution, including receipt of stockholder approval in March 2017, and conditional approval from four state regulatory agencies in 2017.

Based on these factors and after considering inputs from the Board, the Compensation Committee approved an annual incentive award of $3,000,000 for Mr. McInerney, or approximately 150% of his targeted amount, for 2017.

Ms. Groh

Ms. Groh’s annual incentive award for 2017 primarily reflects her contributions in achieving and exceeding the majority of our financial and non-financial objectives noted above. Other key factors taken into consideration in determining Ms. Groh’s annual incentive award were:

•	providing leadership and continued support for the company’s efforts toward potential separation and isolation of our long-term care insurance business;

•	active leadership and significant contributions to support the planning for and regulatory approval of the execution of the closing of the Oceanwide transaction in both the U.S. and China;

•	continued active leadership in managing ratings agencies and other key capital markets relationships; and

•	active leadership to drive the improvement and governance of our finance and actuarial capabilities.

Based on these factors, the Compensation Committee approved an annual incentive award of $900,000 for Ms. Groh, or approximately 150% of her targeted amount, for 2017.

Mr. Schneider

Mr. Schneider’s annual incentive award primarily reflects his role as our COO, in which he is primarily responsible for the financial and operating performance of our businesses. Our U.S. and Canada mortgage insurance businesses significantly exceeded their respective financial goals, and our Australia mortgage insurance business, after excluding the U.S. GAAP impact of the earnings curve adjustment, which has no impact on the overall long-term profitability of the business, was deemed to be performing at target and delivering solid underlying earnings performance. Our U.S. Life Insurance businesses also performed above target. Other key factors taken into consideration in determining Mr. Schneider’s annual incentive award were:

•	providing significant support for the company’s efforts to achieve regulatory approvals for the Oceanwide transaction;

•	significant contributions to reducing operating expenses; and

•	managing numerous projects to improve the operating performance and customer service capabilities of our businesses.

Based on these factors, the Compensation Committee approved an annual incentive award of $1,630,000 for Mr. Schneider, or approximately 150% of his targeted amount, for 2017.

Mr. Bobitz

Mr. Bobitz’s annual incentive award for 2017 primarily reflects his contributions as our General Counsel to support the achievement of our key strategic and non-financial objectives noted above. Other key factors taken into consideration in determining Mr. Bobitz’s annual incentive award were:

•	leadership in managing Genworth’s regulatory relationships and outcomes, especially in coordinating the various regulatory filings for approval of the Oceanwide transaction;

•	management of key compliance and litigation matters affecting the company; and

•	significantly improving the legal and compliance training for Genworth employees to reduce future legal and compliance risks.

Based on these factors, the Compensation Committee approved an annual incentive award of $750,000 for Mr. Bobitz, or approximately 150% of his targeted amount, for 2017.

Mr. Sheehan

Mr. Sheehan’s annual incentive award primarily reflects his above target results in managing Genworth’s investment portfolios. As an active member of the corporate leadership team, weight was also given to his contributions to the financial and strategic accomplishments noted above. Key accomplishments in managing our investment portfolio results included:

•	achieving above target results for net investment income;

•	achieving outstanding impairment results and significant trading gains in our investment portfolios;

•	exceeding targeted allocations across private asset classes, including commercial mortgage loans, private placements and alternative asset commitments; and

•	successfully re-negotiating current derivative counterparty agreements, and negotiating new counter party agreements.

Based on these factors, the Compensation Committee approved an annual incentive award of $1,900,000 for Mr. Sheehan, or approximately 180% of his targeted amount, for 2017.

Annual Long-Term Equity Grants

We believe that the largest component of our annual compensation opportunities for named executive officers should be in the form of longer-term incentives, including annual long-term equity grants. The Compensation Committee determines an approximate compensation value for annual equity grants for the CEO after receiving inputs from the Board and the Compensation Committee’s compensation consultant, and for each other named executive officer based on the recommendations of our CEO. Additional considerations for award values include competitive pay levels, alignment of total pay at risk with the individual’s ability to impact long-term company performance, the individual’s sustained performance over time, and long-term succession and retention needs.

The CEO prepares a recommendation for the annual long-term equity grant compensation value for each of the named executive officers (other than himself), and the company uses a 20-day historical average closing price in February and/or March to create an estimate of the grant-date fair value of a share for planning purposes. The compensation value is converted to a number of shares, typically rounded, and then provided to the Compensation Committee for approval. This approach mitigates the impact of short-term fluctuations in stock price on award levels, allows for clear understanding of both share levels and approximate compensation values at the time of Compensation Committee approval, and facilitates delivering rounded award amounts. The Compensation Committee approves a number of shares at the end of this process. The compensation consultant works with the Compensation Committee to determine annual long-term equity grant awards to the CEO using this same approach, and the Compensation Committee approves awards to the CEO after reviewing the proposal with the Board in executive session.

Our equity awards to executive officers have included, over time, different combinations of SARs, PSUs and RSUs. Taken together, we believe our annual equity grants provide our named executive officers with effective retention value and appropriate incentives to achieve long-term company performance objectives, while aligning our executive officer compensation program with the long-term interests of our stockholders. For 2017, our named executive officers’ long-term equity grants were awarded 50% in PSUs and 50% in RSUs. Our Compensation Committee reviewed the proposed compensation values for all executive officers at its meeting in March, determined aggregate award sizes based on the approach described above using an estimated share value at that time, and approved the performance goals, terms and conditions of the 2017-2019 PSUs and grants of RSUs.

Annual equity grants made in 2017 to each of our named executive officers were awarded in the following amounts:

Named Executive Officer	Approximate Compensation Value Intended to be Delivered(1)	# of RSUs Awarded (Granted 3/15/17)	“Target” # of 2017- 2019 PSUs Awarded (Granted 3/15/17)
Mr. McInerney	$4,125,000	554,000	554,000
Ms. Groh	$1,000,000	134,000	134,000
Mr. Schneider	$2,000,000	269,000	269,000
Mr. Bobitz	$633,000	85,000	85,000
Mr. Sheehan	$1,500,000	202,000	202,000

(1)

Due to differences in how the grant-date fair value of awards is determined for accounting purposes, these amounts will differ from the amounts reflected as the grant date fair value of the awards in the 2017 Summary Compensation Table.

Additional Information Regarding Awards of RSUs

Awards of RSUs were included in our annual equity grants to named executive officers beginning in 2015 and first included in our annual CEO equity grants in 2017, as noted above. RSUs granted in 2015, 2016 and 2017 vest 33% per year, beginning on the first anniversary of the grant date. Net after-tax shares acquired by named executive officers through the grant or exercise of all company equity incentive awards are subject to a 50% retention ratio until stock ownership guidelines are met. Awards of RSUs are generally forfeited upon termination of employment with the company prior to vesting, except for limited instances described in the Executive Compensation—Potential Payments upon Termination or Change of Control section below.

Additional Information Regarding 2017-2019 Performance Stock Unit Grants

Our Compensation Committee, with input from its independent compensation consultant and management, approves performance measures for our PSU grants that would be a meaningful indication of improved company financial performance.

Awards of 2017-2019 PSUs vest based on the company’s achievement of performance goals relating to consolidated Genworth U.S. GAAP Adjusted Operating Income, measured over three discrete performance measurement periods as noted below. The target number of PSUs noted above is fixed for each participant at the time of grant, and following the performance period any unvested PSUs will be forfeited. Following the final performance measurement period, performance under each measurement period is independently weighted, with the results for each performance measurement period multiplied by the applicable weightings, then added together. As the first performance measurement period was complete as of December 31, 2017, the estimated result is noted below. No payout is earned for performance below threshold level for a given performance measurement period, while performance at threshold would result in a 50% payout, and performance at max would result in 150% of target.

2017-2019 Performance Stock Unit Metrics and Goals

	Consolidated Genworth U.S. GAAP Adjusted Operating Income(1)
Performance Measurement Period	Weight (% of Target)	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Current Estimated Result
January 1, 2017—December 31, 2017	34%	$370	$460	$510	Maximum
January 1, 2018—December 31, 2018	33%	$385	$485	$535	Not Available
January 1, 2019—December 31, 2019	33%	$480	$600	$660	Not Available

(1)

Excludes impacts from proposed merger with Oceanwide, related to Purchase-GAAP. It is expected that all threshold, target and maximum performance goals for each Performance Measurement Period will be adjusted (up or down, as appropriate) at the time the company closes its proposed merger with Oceanwide in order to account for the impact of Purchase-GAAP accounting adjustments on the performance goals. Consolidated Genworth U.S. GAAP Adjusted Operating Income will be measured excluding impacts from in-force reserve changes from future period assumption changes (e.g. mortality, interest rate, expense, lapse, morbidity), methodology changes (e.g. changes that would arise from a system conversion), changes in foreign exchange rates, expense associated with the Australia IPO Class Action lawsuit and litigation related to the proposed merger with Oceanwide (legal fees and settlement costs), and any strategic deal-related expenses (e.g. third party legal, actuarial or reinsurance support for negotiating or implementing a transaction).

Additional Information Regarding 2016-2018 Performance Stock Unit Grants

Awards of 2016-2018 PSUs are earned over a three-year period and vest based on company performance against two performance goals measured for our global mortgage insurance businesses and two performance goals measured for our U.S. life insurance business, as noted in the table below. The target number of PSUs is fixed for each participant at the time of grant, and following the performance period any unvested PSUs will be forfeited. The metrics are independently weighted (25% each), such that performance at threshold for all performance measures would result in a 50% payout, and performance for all four performance measures at maximum would result in a 125% payout. The maximum was set at 125% of the target. The Compensation Committee reserves the ability to use negative discretion upon payout of PSUs.

2016-2018 Performance Stock Unit Metrics and Goals

Performance Measure	Weight (% of Target)	Threshold (50% Payout)	Target (100% Payout)	Maximum (125% Payout)	Current Estimated Results
2016-2018 Mortgage Insurance Average Annual Adjusted Operating Income ($MM)(1)	25%	$300	$410	$510	Above Target
2016-2018 Mortgage Insurance Average Annual Adjusted Operating ROE (unlevered)(2)	25%	6.8%	8.8%	10.6%	Above Target
2018 U.S. Life Insurance Expense ($MM)(3)	25%	$460	$425	$400	Not Available
2016-2018 Cumulative LTC In-Force Rate Actions ($MM)(4)	25%	$525	$585	$645	Above Target

(1)

Sum of U.S., Canada and Australia mortgage insurance businesses’ U.S. GAAP annual income (loss) from continuing operations excluding the after-tax effects of income attributable to non-controlling interests, net investment gains (losses), goodwill impairments, gains (losses) on the sale of businesses, gains (losses) on the early extinguishment of debt, gains (losses) on insurance block transactions and infrequent or unusual non-operating income. Adjusted operating income is translated at 0.74 foreign exchange rates for Australia and 0.77 for Canada and based on assumed ownership levels of 52.0% for Australia mortgage insurance business and 57.2% for our Canada mortgage insurance business.

(2)

Annual adjusted operating income excluding our portion of interest expense related to debt using our ownership percentage of 57.2% for Canada and 52.0% for Australia, divided by average ending Genworth’s stockholders’ equity for U.S., Canada, and Australia, excluding accumulated other comprehensive income (loss) and our portion of debt.

(3)

Target 2018 expenses are the gross Selling, General and Administrative expenses, including claim administration costs and software amortization, excluding certain costs for retention, actuarial staff augmentation, and costs or settlements associated with pending litigation. Expenses for an immediate annuities product offering and costs associated with strategic transactions will also be excluded from this measure.

(4)

Gross incremental premium approvals which are considered as premium or reserve releases that are premium equivalent based on the state approval assumptions utilized in the 2015 Loss Recognition Testing projections.

Final Determination of 2015-2017 Performance Stock Units

Final performance for our 2015-2017 PSUs was below threshold performance for our metric, resulting in the cancellation of the award with no payout in the first quarter of 2018. Company performance was measured relative to achievement of threshold, target and maximum goals established for the ratio of our stock price to our book value (the “Book Value Multiple”), each at the end of the three-year performance period.

2015-2017 Performance Stock Unit Metrics and Goals

Metric	Weight (% of Target)	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	2017 Result	2015- 2017 PSU Payout Earned
Book Value Multiple(1)	100%	0.50	0.65	0.80	0.15	0%

(1)

The average daily closing price of Genworth’s common stock for the period beginning one business day following Genworth’s third quarter of 2017 earnings announcement through and including five business days following Genworth’s fourth quarter of 2017 earnings announcement, divided by the two-point average of the company’s Book Value Per Basic Share as of the close of the third quarter of 2017 and close of the fourth quarter of 2017. Book Value Per Basic Share equals Genworth’s stockholders’ equity, excluding accumulated other comprehensive income (loss), divided by Genworth’s common shares outstanding at the end of the period.

Additional Information Regarding Prior Awards of SARs

Awards of SARs were included in our annual equity grants prior to 2016. SARs granted in February 2014 vest 25% per year, while SARs granted in 2015 vest 33% per year, each beginning on the first anniversary of the grant date. Beginning with our 2011 annual equity grant, all grants of SARs have been in the form of Capped SARs, which include a limit on the maximum value per share upon exercise, in order to reduce accounting expense through a reduced grant date fair value. The Capped SAR awards made in 2011 through 2015 have a maximum share value of $75.00, which allowed us to realize significant expense savings without materially diminishing the incentive and reward for long-term stock price appreciation.

Awards of SARs are generally forfeited upon termination of employment with the company prior to vesting, except for limited instances described in the Executive Compensation—Potential Payments upon Termination or Change of Control section below. Net after-tax shares acquired by executive officers through the grant or exercise of all company equity incentive awards are subject to a 50% retention ratio until stock ownership guidelines are met. Additionally, shares acquired through the exercise of stock options (if outstanding from prior grant practices) or SARs are further subject to the company’s nine-month net hold policy (see the Other Key Compensation and Governance Policies—Executive Officer Stock Ownership Guidelines, Retention Ratio and Net Hold Policy section below).

Our Other Compensation and Benefits Programs

Prior Compensation for Ms. Groh

Ms. Groh was appointed Executive Vice President and CFO effective October 15, 2015. At the time of our annual long-term equity grants in the first quarter of 2015, Ms. Groh was not an executive officer of the company. Her 2015 annual long-term equity awards reflected an approach we used in 2015 for certain key non-executive officers that emphasized long-term retention through a combination of RSUs and deferred cash (referred to hereafter as “Cash-In-Lieu of Equity”). Under this structure, Ms. Groh was awarded $116,500 in Cash-In-Lieu of Equity, which vests 50% each on the first and second anniversaries of the grant date, and 15,550 RSUs, which vest 50% each on the third and fourth anniversaries of the grant date. Payout of the portion of Ms. Groh’s Cash-In-Lieu of Equity award that vested in 2017 is reflected in the Bonus column of the 2017 Summary Compensation Table. Awards of RSUs and Cash-In-Lieu of Equity are generally forfeited upon termination of employment with the company prior to vesting, except for limited instances described in the Executive Compensation—Potential Payments upon Termination or Change of Control section below.

Additionally, prior to her appointment as CFO, Ms. Groh had been awarded two cash-based retention incentive awards of $600,000, which became payable on September 30, 2016 and May 31, 2017, and are reflected in the Bonus column for the respective years in the Summary Compensation Table.

Retention Incentive Awards For Messrs. Schneider, Sheehan and Bobitz

On October 14, 2015, the Compensation Committee approved cash-based retention incentive awards of $2,000,000 to Mr. Schneider and Mr. Sheehan, and a cash-based retention incentive award of $425,000 to Mr. Bobitz, each of whom have demonstrated sustained performance and leadership in their critical roles, and whom were considered by the Compensation Committee as critical to retain through the company’s strategic review period. The cash-based retention incentives include certain restrictive covenants, including non-solicitation of customers, clients or employees during employment and for 12 months following any future separation of service from the company. The incentives for Mr. Schneider and Mr. Sheehan became payable 50% on December 31, 2016, and the remaining 50% became payable on December 31, 2017 (these payments are reflected in the Bonus column of the 2017 Summary Compensation Table), provided they were still employed by the company on such dates, or earlier under certain limited circumstances, including a termination of employment without “cause” or for “good reason” (as such terms are defined in the company’s 2015 Key Employee Severance Plan), death or disability. The cash-based retention incentive for Mr. Bobitz was paid on December 31, 2016.

In addition, on September 15, 2016, the Compensation Committee awarded an additional cash-based retention incentive of $425,000 to Mr. Bobitz, which became payable 100% on June 1, 2018.

Severance Benefits—Involuntary Termination without a Change of Control

The Compensation Committee annually reviews the provisions and participants of executive-level severance benefits in order to monitor competitiveness and appropriate levels of benefits to meet the plan objectives. After such a review, we adopted the 2015 Key Employee Severance Plan (the “2015 Severance Plan”), effective as of January 1, 2015, in order to offer competitive termination benefits, and promote retention of a selected group of key employees, including our named executive officers, and to provide key protections to the company in the form of restrictive covenants.

The specific terms of the 2015 Severance Plan, and the potential payments and benefits upon a termination of employment without “cause” or by the executive for “good reason” for each of our named executive officers are described more fully in the Executive Compensation—Potential Payments upon Termination or Change of Control section below.

Severance Benefits—Involuntary Termination Following a Change of Control

The Compensation Committee annually reviews the provisions and participants of our change in control plans to monitor competitiveness and appropriate levels of benefits to meet plan objectives. After such a review, we adopted the 2014 Change of Control Plan (the “2014 Change of Control Plan”) in order to provide change of control severance benefits for a select group of key executives, including our named executive officers, in the event that the executive’s employment is terminated without “cause” or by the executive for “good reason” within two years following a change of control of the company (each a “Qualified Termination”).

The change of control severance benefits are intended to keep participating key leaders “neutral” to the possibility of corporate transactions in the best interests of stockholders by removing the fear of job loss and other distractions that may result from potential, rumored or actual changes of control of the company. All benefits under our change of control plan are “double-trigger” benefits, meaning that no compensation will be paid to participants solely upon the occurrence of a change of control so as to not create an unintended incentive. We believe that this structure is appropriate for employees whose jobs are in fact terminated in such a transaction, without providing a windfall to those who continue employment following the transaction.

The specific terms of the 2014 Change of Control Plan, and the potential payments and benefits upon a Qualified Termination for each of our named executive officers are described more fully in the Executive Compensation—Potential Payments upon Termination or Change of Control section below.

Retirement Benefits

Retirement benefits also fulfill an important role within our overall executive compensation program because they provide a competitive financial security component that supports attraction and retention of talent. We maintain the Retirement and Savings Plan (the “Retirement and Savings Plan”), a tax-qualified, defined contribution plan in which our U.S. employees, including our named executive officers, are eligible to participate. The Retirement and Savings Plan has two features: the “401(k) Savings Feature,” in which participants can defer savings on a pre-tax basis and receive company matching contributions, subject to certain Internal Revenue Service (“IRS”) limits, and a “Retirement Account Feature,” which includes only company contributions made annually based on a schedule of completed years of service and age. In addition, we offered the following non-qualified retirement and deferred compensation plans in 2017 that were available to certain of our named executive officers:

•	Genworth Financial, Inc. Supplemental Executive Retirement Plan (the “SERP”), which is a defined benefit plan that was closed to new participants after December 31, 2009;

•	Genworth Financial, Inc. Retirement and Savings Restoration Plan (the “Restoration Plan”), which is a defined contribution plan; and

•	Genworth Financial, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), which was closed to new contributions after December 31, 2015.

We continually assess our benefit offerings and seek to align benefit offerings with competitive market levels. It is important to us to keep our benefit design and costs competitive with our peers so that we can continue to attract and retain talent while managing our expenses. Each of the above non-qualified retirement plans is described in more detail in the Executive Compensation—Pension Benefits and Non-Qualified Deferred Compensation sections below.

Other Benefits and Perquisites

We regularly review the benefits and perquisites provided to our named executive officers to ensure that our programs align with our overall principles of providing competitive compensation and benefits that maximize the interests of our stockholders. We provide executive officers with an individually-owned universal life insurance policy (the “Leadership Life Program”) available to all of our U.S.-based executives, an enhanced company-owned life insurance program (the “Executive Life Program”) and a limited number of perquisites intended to keep executive officers healthy and focused on company business with minimal distraction. The perquisites provided to named executive officers are the opportunity to receive financial planning services and annual physical examinations.

We also provide certain benefits in the event of death, total disability or sale of a business unit to a successor employer. Amounts payable to named executive officers in those limited circumstances are described in more detail in the Executive Compensation—Potential Payments upon Termination or Change of Control section below.

Other Key Compensation and Governance Policies

In addition to our compensation programs described above, the company maintains the following policies and practices intended to strengthen the overall long-term stockholder alignment and governance of our compensation programs.

Executive Officer Stock Ownership Guidelines, Retention Ratio and Net Hold Policy

The company maintains stock ownership guidelines for the amount of common stock that must be held by the company’s executive officers. The stock ownership guidelines specify the value of company stock, as a multiple of the executive officer’s base salary, which must be held by each executive officer.

Position	Multiple
CEO	7x Salary
CFO, CIO and COO	3x Salary
Other Executive Vice Presidents and Senior Vice Presidents	2x Salary

The ownership multiple is used to calculate a target number of shares for each designated executive officer as of January 1 of each year (or, in the case of a newly-designated executive officer, as of the date such executive officer first becomes subject to the ownership guidelines). The target number of shares is individually determined by multiplying the executive officer’s then-current annual base salary by the applicable multiple, and dividing the result by the average closing price of the company’s common stock during the 60 trading days immediately preceding the measurement date.

Compliance with the stock ownership requirements is also measured as of January 1 of each year. In the event that an executive officer has not reached the required level of stock ownership as of any measurement date, the executive officer will be subject to a 50% retention ratio that requires the executive officer to retain (and not sell or transfer) at least 50% of the after-tax “profit” shares resulting from the grant or exercise of all company equity incentive awards until the next measurement date. Decreases in overall stock price between measurement dates, therefore, will cause an increase in the number of shares that must be held in order to meet the ownership guideline.

In order to meet this stock ownership requirement, an executive officer may count (i) all shares of common stock owned by the executive officer, including common stock held in the company’s Retirement and Savings Plan, (ii) any outstanding RSUs, but excluding any unvested RSUs that vest based on achievement of performance goals (such as PSUs), and (iii) a number of shares representing the aggregate “spread value” of vested and in-the-money stock options and SARs (with such number being calculated as of January 1 of each year on a pre-tax basis, based on the 60 trading day average closing price of the company’s common stock on such date). Decreases in overall stock price between measurement dates, therefore, reduced the number of shares deemed to be owned relative to the goal and the resulting reduced ownership levels do not necessarily represent a disposition of shares between measurement dates. Furthermore, none of our named executive officers sold shares in 2015, 2016 or 2017.

The following table shows the number of shares of common stock considered to be held, and the applicable stock ownership requirements, for each of our named executive officers, as of January 1, 2018:

Named Executive Officer	Stock Requirement as of January 1, 2018, based on $3.47 stock price average (#)	Number of Shares Deemed Held as of January 1, 2018, based on $3.47 stock price average (#)	Stock Held as a % of Guidelines as of January 1, 2018	Subject to 50% Net Share Retention Ratio For Duration of 2018
Mr. McInerney(1)	2,019,037	718,602	36%	Yes
Ms. Groh	519,181	343,614	66%	Yes
Mr. Schneider	627,344	708,258	> 100%	No
Mr. Bobitz	288,434	208,874	72%	Yes
Mr. Sheehan	519,181	599,809	> 100%	No

(1)

Mr. McInerney was deemed to have met 42% of his ownership goal as of January 1, 2015, based on a $10.32 average stock price at that time. As a result of our measurement approach, the ownership requirements increased significantly for Mr. McInerney from that time until January 1, 2018 due to the decline in our stock price over that same time period. Additionally, the number of shares deemed to be held by Mr. McInerney for his vested SARs, awarded as the largest component of his initial grant at the time of his hiring, decreased to zero over that same period due to reductions in the “spread value” of that award. With the exception of one RSU award, Mr. McInerney’s only other outstanding company equity awards are in the form of PSUs, which are not deemed as shares held until after they become vested. Mr. McInerney has not sold any shares of company stock since joining the company in 2013.

Additionally, in order to minimize any possible appearance of an incentive for executive officers to seek to cause short-term increases in the price of Genworth shares in order to exercise stock options or SARs and sell the stock for unwarranted personal gains, the Compensation Committee requires executive officers to hold for at least nine months the shares of Genworth stock that they receive by exercising stock options or SARs (net of any shares applied for a cashless exercise or to pay applicable taxes). This requirement applies to all of our named executive officers.

Anti-Hedging and Anti-Pledging Policies for Directors and Executive Officers

The company maintains an anti-hedging policy, which prohibits executive officers and directors from buying or selling options (puts or calls) on Genworth securities on an exchange or in any other organized market, and also prohibits certain forms of hedging or monetization transactions with respect to Genworth securities, such as prepaid variable forward contracts, equity swaps, collars, forward sale contracts and exchange funds. The company maintains this policy because hedging transactions, which might be considered short-term bets on the movement of the company’s securities, could create the appearance that the person is trading based on inside information. In addition, transactions in options may also focus the person’s attention on short-term performance at the expense of our long-term objectives.

The company also maintains an anti-pledging policy, which prohibits its executive officers and directors from holding Genworth securities in a margin account or otherwise pledging Genworth securities as collateral for a loan. Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. The company maintains this policy because a margin sale or foreclosure sale may occur at a time when the pledger is aware of material nonpublic information or otherwise is not permitted to trade in Genworth securities and the margin sale or foreclosure sale of Genworth securities during such time could also create the appearance that the person is trading based on inside information.

Clawback Policy

The company maintains a clawback policy under which the company will seek to recover, at the discretion and direction of the Compensation Committee, and after it has considered the costs and benefits of doing so, incentive compensation earned by, awarded or paid to a covered officer for performance periods beginning after January 1, 2011, if the result of a performance measure upon which the award was based or paid is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment (other than a restatement or adjustment due to a change in applicable accounting principles, rules or interpretations). In addition, if a covered officer engaged in fraud or intentional misconduct that contributed to an award or payment of incentive compensation to him or her that is greater than would have been paid or awarded in the absence of the misconduct, the company may take other remedial and recovery actions, as determined by the Compensation Committee.

Tax and Accounting Considerations

We consider accounting and tax implications when designing our executive compensation and incentive programs. For example, it has been our intent to maximize the deductibility of executive compensation while retaining flexibility to compensate executive officers in a manner commensurate with performance and the competitive landscape for executive talent. In particular, 2017 annual cash incentives for our named executive officers and awards of RSUs and PSUs were granted pursuant to the 2012 Genworth Financial, Inc. Omnibus Incentive Plan. Using an “umbrella approach,” we established objective performance goals for the purpose of ensuring that such awards qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”), which would make them fully deductible by the company. These performance goals were used to establish maximum possible annual incentives payable to each of the named executive officers, and maximum possible awards of performance-based RSUs and PSUs for each of the named executive officers, each of which we refer to as the “Section 162(m) maximum awards.” Separately, the Compensation Committee employs negative discretion to reduce the Section 162(m) maximum awards, as it deems appropriate, based on the Compensation Committee’s evaluation of corporate, operational and individual performance. Other than base salaries, we structured the main elements of our 2017 regular annual compensation programs for named executive officers, including annual incentives and annual long-term equity grants, to each qualify as performance-based compensation that would be fully deductible by the company under Section 162(m). The exemption from Section 162(m)’s deduction limit for performance-based compensation, however, has been repealed by the Tax Cuts and Jobs Act enacted in December 2017, such that compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

As an example of our consideration of accounting impact, we noted that the Black-Scholes expense for stock options and SARs for the company has been significantly impacted by the company’s historical stock price volatility, resulting in significantly higher than normal expenses for such awards. This led us to make grants of Capped SARs from 2011 through 2015, in lieu of traditional non-qualified stock options or SARs, in order to achieve reduced compensation expense.

Evaluation of Compensation Program Risks

The Compensation Committee annually reviews a report prepared by management regarding the design and operation of our compensation arrangements for employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the company. Following that review for 2017 compensation, the Compensation Committee agreed with management’s conclusion that the company’s compensation plans, programs and policies do not encourage employees to take risks that are reasonably likely to have a material adverse effect on the company.

EXECUTIVE COMPENSATION

The following table provides information relating to compensation earned by or paid to our named executive officers in all capacities:

2017 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (3)	Option Awards ($)(4)	Non-equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Thomas J. McInerney President and Chief Executive Officer	2017 2016 2015	996,804 996,804 1,035,141	— — —		4,443,080 4,215,000 775,000	— — —	3,000,000 3,000,000 1,200,000	— — —	525,327 328,453 175,372	8,965,211 8,540,257 3,185,513
Kelly L. Groh Executive Vice President and Chief Financial Officer	2017 2016 2015	588,498 538,657 435,909	658,250 658,250 —	(1)	1,074,680 860,400 114,759	— — —	900,000 850,000 425,000	135,675 75,376 133,837	175,661 129,750 89,946	3,532,764 3,112,433 1,199,451
Kevin D. Schneider Executive Vice President and Chief Operating Officer	2017 2016 2015	722,683 722,683 672,842	1,000,000 1,000,000 —	(2)	2,157,380 1,744,700 1,452,950	— — 922,200	1,630,000 1,500,000 1,200,000	1,122,686 692,720 497,969	165,872 167,627 159,292	6,798,621 5,827,730 4,905,253
Ward E. Bobitz Executive Vice President and General Counsel	2017 2016	484,025 423,642	— 425,000		681,700 430,200	— —	750,000 750,000	735,668 422,665	111,429 84,603	2,762,822 2,536,110
Daniel J. Sheehan IV Executive Vice President—Chief Investment Officer	2017 2016 2015	598,083 598,083 621,085	1,000,000 1,000,000 —	(2)	1,620,040 1,314,500 1,780,950	— — 957,000	1,900,000 1,900,000 1,300,000	1,309,516 801,545 476,280	148,615 136,884 116,711	6,576,254 5,751,012 5,252,026

(1)

Reflects the second of two equal installments in the amount of $600,000 of a cash retention incentive originally awarded to Ms. Groh in 2015. Also includes the second of two equal installments in the amount of $58,250 of Ms. Groh’s cash long-term incentive originally awarded in 2015.

(2)	Reflects the second of two equal installments of a cash retention incentive originally awarded in 2015.
(3)

Reflects the aggregate grant date fair value of RSUs and PSUs awarded during the period, determined in accordance with FASB ASC Topic 718. Grant date fair value for the RSUs is based on the grant date fair value of the underlying shares. Grant date fair value for the PSUs is based on the grant date fair value of the underlying shares at target performance and the probable outcome of performance-based conditions at the time of grant, excluding the effect of estimated forfeitures. The 2017 value for each named executive officer includes the grant date fair value of PSUs granted, and also includes the grant date fair value of RSUs awarded. Assuming achievement of the PSU performance conditions at the highest level (rather than at target level), the aggregate grant date fair value of awards reflected in this column would be higher by the following amounts: Mr. McInerney, $1,110,770; Ms. Groh, $268,670; Mr. Schneider, $539,345; Mr. Bobitz $170,425; and Mr. Sheehan, $405,010.

(4)

Reflects the aggregate grant date fair value of SARs, determined in accordance with FASB ASC Topic 718, using the Black-Scholes option pricing model. The assumptions used in determining the grant date fair values of the SARs are set forth in the notes to our consolidated financial statements, which are included in our 2017 Annual Report on Form 10-K filed with the SEC on February 28, 2018. The actual value, if any, that a named executive officer may realize upon the exercise of SARs will depend on the excess of the stock price over the base price on the date of exercise (with the excess capped at a maximum stock price of $75.00), so there is no assurance that the value realized by a named executive officer will be at or near the value reflected in this table.

(5)	Reflects the value of cash incentives paid pursuant to our annual incentive program as described in the Compensation Discussion and Analysis section above.
(6)

Reflects the annual change in actuarial present values of the eligible named executive officer’s accumulated benefits under the SERP. The SERP was closed to new participants effective January 1, 2010. A description of the SERP precedes the 2017 Pension Benefits Table below.

(7)	See the 2017 All Other Compensation—Details table below:

2017 All Other Compensation—Details

Name	Company Contributions to the Retirement Plans ($)(a)	Life Insurance Premiums ($)(b)	Executive Physical ($)	Financial Counseling ($)	Total ($)
Mr. McInerney	479,617	22,725	3,000	19,985	525,327
Ms. Groh	143,850	8,526	3,300	19,985	175,661
Mr. Schneider	124,634	17,953	3,300	19,985	165,872
Mr. Bobitz	75,201	13,243	3,000	19,985	111,429
Mr. Sheehan	138,404	10,211	—	—	148,615

(a)

Reflects contributions made on behalf of the named executive officers for each of the following programs: (i) company matching contributions made in 2017 to the 401(k) Savings Feature of the Retirement and Savings Plan; (ii) company contributions made in 2018 to the Retirement Account Feature of the Retirement and Savings Plan, which are based on 2017 earnings; and (iii) company contributions made in 2018 to the Restoration Plan, which are based on 2017 earnings.

(b)

Represents premium payments made in 2017 for the following programs: (i) Leadership Life Program, an individually owned universal life insurance policy provided to all of our executives; and (ii) Executive Life Program, a $1 million company-owned life insurance policy for which the participating named executive officers may identify a beneficiary for payment by us in the event of his or her death. Premiums for the Leadership Life Program are graded through age 59, with escalation in particular between age 50 and 59, and level thereafter.

CEO Pay Ratio

The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

We determined that as of December 31, 2017, our total number of U.S. employees was 3,529 and our total number of non-U.S. employees was 566. We excluded from this employee population a total of 54 employees from: Mexico (44), India (6), Hong Kong (1), and Korea (3) as the total number of employees from these non-U.S. jurisdictions was less than 5% of our total employee population.

To determine our median employee pay, we chose the sum of base salary and target annual incentive as our consistently applied compensation measure. We then annualized base salary for those employees who commenced work during 2017 and any employees who were on leave for a portion of 2017. For hourly employees, we used a reasonable estimate of hours worked to determine annual base pay.

Using this methodology, we identified the median employee and that person’s total annual compensation was $86,865, which includes $72,399 in salary, $7,500 in annual incentive and $6,966 in company contributions to our Retirement and Savings Plan. The total annual compensation of our CEO was $8,965,211. Accordingly, the ratio of CEO pay to median employee pay was 103:1.

Grants of Plan-Based Awards

The table below provides information on the following plan-based awards that were made in 2017:

•

Annual Incentive. Annual incentive opportunities awarded to our named executive officers are earned based on company performance measured against one-year financial and operating objectives, together with a qualitative assessment of performance, including individual performance objectives. Additional information regarding the design of the annual incentive program and 2017 awards are included in the Compensation Discussion and Analysis section above. Annual incentives are identified as “AI” in the Award Type column of the following table.

•

Restricted Stock Units. Each RSU represents a contingent right to receive one share of our common stock in the future. If the company pays dividends on its common stock, dividend equivalents accrue with respect to the RSUs and are paid in cash at the time that the corresponding RSUs vest. Additional information regarding RSUs is included in the Compensation Discussion and Analysis section above.

•

Performance Stock Units. PSUs consist of performance-vesting stock units that may convert to shares following the end of the performance period based on achievement of certain pre-established performance goals. PSUs are granted with respect to a target number of shares, will be forfeited if performance falls below a designated threshold level of performance, and may be earned up to 150% of the target number of shares for exceeding a designated maximum level of performance. Additional information regarding PSUs is included in the Compensation Discussion and Analysis section above.

2017 Grants of Plan-Based Awards Table

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold	Target	Max	Threshold	Target	Max
Mr. McInerney	AI		—	2,000,000	4,000,000
	RSU	3/15/2017							554,000	2,221,540
	PSU	3/15/2017				277,000	554,000	831,000		2,221,540
Ms. Groh	AI		—	600,000	1,200,000
	RSU	3/15/2017							134,000	537,340
	PSU	3/15/2017				67,000	134,000	201,000		537,340
Mr. Schneider	AI		—	1,087,500	2,175,000
	RSU	3/15/2017							269,000	1,078,690
	PSU	3/15/2017				134,500	269,000	403,500		1,078,690
Mr. Bobitz	AI		—	500,000	1,000,000
	RSU	3/15/2017							85,000	340,850
	PSU	3/15/2017				42,500	85,000	127,500		340,850
Mr. Sheehan	AI		—	1,050,000	2,100,000
	RSU	3/15/2017							202,000	810,019
	PSU	3/15/2017				101,000	202,000	303,000		810,019

(1)	The 2017-2019 PSUs may be earned and become vested based on our level of achievement of certain pre-established performance goals over the performance period ending on December 31, 2019.
(2)	The RSUs granted are scheduled to vest one-third per year beginning on the first anniversary of the grant date.
(3)

Reflects the aggregate grant date fair value of the award determined in accordance with FASB ASC Topic 718. Grant date fair value for the RSUs is based on the grant date fair value of the underlying shares. Grant date fair value for the PSUs is based on the grant date fair value of the underlying shares at target performance and the probable outcome of performance-based conditions at the time of grant, excluding the effect of estimated forfeitures.

Outstanding Equity Awards at 2017 Fiscal Year-End Table

The table below provides information with respect to stock options, SARs, RSUs and PSUs outstanding on December 31, 2017:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Mr. McInerney	1,200,000	—		7.90	01/02/2023	554,000(2)		1,722,940	1,500,000	(9)	5,831,250
									554,000	(10)	2,584,410
Ms. Groh	4,500	—		7.80	02/13/2018	134,000	(2)	416,740	180,000	(9)	699,750
	39,000	—		14.18	02/10/2020	1,062	(3)	3,303	134,000	(10)	625,110
	24,000	—		12.75	02/09/2021	2,500	(4)	7,775
	30,000	—		8.88	02/14/2022	15,550	(5)	48,361
	26,000	—		9.06	02/15/2023	120,000	(6)	373,200
	10,988	3,662	(1)	15.23	02/20/2024
Mr. Schneider	8,400	—		7.80	02/13/2018	269,000	(2)	836,590
	45,000	—		16.31	08/01/2018	26,666	(3)	82,931	365,000	(9)	1,418,938
	100,000	—		7.80	08/19/2019	243,333	(6)	756,766	269,000	(10)	1,254,885
	85,000	—		14.18	02/10/2020
	85,000	—		12.75	02/09/2021
	152,000	—		8.88	02/14/2022
	100,000	—		5.13	06/01/2022
	200,000	—		5.96	10/31/2022
	215,000	—		9.06	02/15/2023
	112,500	37,500	(1)	15.23	02/20/2024
	176,667	83,333	(1)	7.99	02/20/2025
Mr. Bobitz	4,200	—		7.80	02/13/2018	85,000	(2)	264,350	90,000	(9)	349,875
	23,500	—		2.46	02/12/2019	9,683	(3)	30,114	85,000	(10)	396,525
	22,000	—		14.18	02/10/2020	60,000	(6)	186,600
	13,200	—		12.75	02/09/2021
	15,300	—		8.88	02/14/2022
	17,000	—		9.06	02/15/2023
	15,750	5,250	(1)	15.23	02/20/2024
	60,000	30,000	(1)	7.99	02/20/2025
Mr. Sheehan	7,400	—		7.80	02/13/2018	202,000	(2)	628,220	275,000	(9)	1,069,063
	18,000	—		7.80	08/19/2019	51,666	(3)	160,681	202,000	(10)	942,330
	40,000	—		14.18	02/10/2020	183,333	(6)	570,166
	24,000	—		12.75	02/09/2021
	32,400	—		8.88	02/14/2022
	120,000	—		5.96	10/31/2022
	135,000	—		9.06	02/15/2023
	75,000	25,000	(1)	15.23	02/20/2024
	183,334	91,666	(1)	7.99	02/20/2025

(1)	Remaining SARs vested 100% on 2/20/2018.
(2)	RSUs vest one-third on 3/15/2018, 3/15/2019 and 3/15/2020.
(3)	Remaining RSUs vested 100% on 2/20/2018.
(4)	Remaining RSUs vest 100% on 11/3/2018.
(5)	RSUs vest 50% on 3/20/2018 and 3/20/2019.
(6)	RSUs vest 50% on 2/25/2018 and 2/25/2019.
(7)	Market value is calculated based on the closing price of our common stock on December 31, 2017 of $3.11 per share.

(8)	2015-2017 PSUs are not reflected as performance criteria was not met as of the end of the performance period, December 31, 2017.
(9)

2016-2018 PSUs may be earned and become vested based on our level of achievement of certain pre-established performance goals over the performance period ending on December 31, 2018. Amounts reported here reflect maximum levels of achievement of the performance goals pursuant to applicable reporting requirements. For more information regarding PSUs, see the Compensation Discussion and Analysis section above.

(10)

2017-2019 PSUs may be earned and become vested based on our level of achievement of certain pre-established performance goals over the performance period ending on December 31, 2019. Amounts reported here reflect maximum levels of achievement of the performance goals pursuant to applicable reporting requirements. For more information regarding PSUs, see the 2017 Grants of Plan Based Awards Table and the Compensation Discussion and Analysis section above.

2017 Options Exercised and Stock Vested Table

The table below provides information regarding RSUs that vested during 2017. Net shares received by each named executive officer upon exercise or vesting of equity awards, after shares are withheld for taxes, are subject to the stock ownership guidelines and a 50% retention ratio, as well as the nine-month holding period policy with respect to exercises of stock options and SARs, each as described in the Compensation Discussion and Analysis section above. No named executive officers exercised options or SARs in 2017.

	Option Awards		Stock Awards
Name	Number of Shares Underlying Options/ SARs Exercised (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Mr. McInerney	—	—	—	—
Ms. Groh	—	—	124,699	266,104
Mr. Schneider	—	—	148,334	598,469
Mr. Bobitz	—	—	41,570	167,199
Mr. Sheehan	—	—	143,334	577,519

(1)	Reflects the gross number of shares received upon the vesting of RSUs. Based on the tax withholding payment election, a portion of the shares reflected above may have been withheld to cover taxes due.
(2)	Reflects the fair market value of the underlying shares as of the vesting date.

Pension Benefits

The SERP is a non-qualified, defined benefit plan maintained to provide eligible executives with additional retirement benefits. The SERP was closed to new participants after December 31, 2009; therefore, Mr. McInerney was not eligible for the SERP when he joined the company in 2013. The annual SERP benefit is a life annuity equal to a fixed percentage multiplied by the participant’s years of benefit service, and the participant’s average annual compensation (based on the highest consecutive 36-month period within the last 120-month period prior to separation from service) with the result not to exceed 40% of the participant’s average annual compensation. Benefit service is defined as service since the plan’s inception date (September 27, 2005) or date of SERP participation, whichever is later. The SERP benefit is then reduced by the value of the participant’s account balance under the Retirement Account Feature of our Retirement and Savings Plan as converted to an annual annuity. Compensation for SERP purposes generally includes only base salary and annual cash incentive (each whether or not deferred).

The annual SERP benefit is calculated as described below:

Each participant in the SERP will partially vest with regard to their benefit when they reach age 55 and have earned five years of “future service” (i.e. service occurring after December 31, 2015). Once a SERP participant has earned five years of “future service” and has reached at least age 55, the participant will become partially vested based on a scale ranging from 50% at age 55 and increasing by 10% each year until the participant reaches full vesting at age 60. This change could result in the potential for earlier partial vesting for participants if they complete the required years of “future service.” If a participant resigns before vesting, then his or her SERP benefit will be forfeited. Only in certain circumstances will the SERP become fully vested upon termination prior to age 60, as described in the Potential Payments upon Termination or Change of Control section below. Benefit payments under the SERP will begin following a participant’s qualifying separation from service, but not earlier than age 60. The SERP has no provisions for acceleration of payout before age 60. There are also no provisions for the granting of extra years of service.

Material assumptions used to calculate the present value of the accumulated benefit are as follows:

•	The accumulated benefit represents the current accrued benefit first available at age 60 utilizing actual service and compensation as of December 31, 2017;

•	Interest rate of 3.63%;

•	Mortality prescribed in Section 417(e) of the Code for lump sum payments from qualified plans;

•	Form of payment actuarially equivalent to a five-year certain and life benefit; and

•	Payments are guaranteed for the life of the participant.

All SERP benefit accruals will freeze as of December 31, 2020. In addition, existing SERP participants were offered an opportunity to make an irrevocable, one-time election before the end of 2015 to freeze their SERP benefit accruals early, effective December 31, 2015, and begin receiving restoration benefits under the Restoration Plan as of January 1, 2016 (Ms. Groh made this election; Messrs. Schneider, Bobitz and Sheehan did not).

The table below reflects the present value of the accrued benefit as of December 31, 2017.

2017 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. McInerney(1)	*	—	—	—
Ms. Groh(2)	SERP	10.33	794,876	—
Mr. Schneider	SERP	12.33	4,110,852	—
Mr. Bobitz	SERP	12.33	1,719,908	—
Mr. Sheehan	SERP	12.33	3,866,541	—

(1)	The SERP was closed to new participants after December 31, 2009; therefore, Mr. McInerney was not eligible for the SERP when he joined the company in 2013.
(2)	Ms. Groh elected to freeze her SERP benefit as of December 31, 2015 in order to begin receiving restoration benefits under our Restoration Plan as described in the Pension Benefits section above.

Non-Qualified Deferred Compensation

The company maintains the Restoration Plan, a non-qualified defined contribution plan, which provides eligible executives, including our named executive officers, with benefits generally equal to any matching contributions that they are precluded from receiving under the 401(k) Savings Feature of our Retirement and Savings Plan as a result of restrictions under the Code (the “Restoration 401(k) Savings Feature”). For 2017, we provided a contribution credit equal to 5% of the participant’s eligible pay (base salary and annual cash incentive paid) in excess of the annual compensation limit in Section 401(a)(17) of the Code ($270,000 in 2017).

Since January 1, 2010, newly hired or promoted executive officers who were not already participants in the SERP have been eligible for up to two additional types of contributions within the Restoration Plan. For those eligible executive officers, the Restoration Plan provides supplemental benefits equal to the amount of contributions that executives are precluded from receiving under the Retirement Account Feature of our qualified Retirement and Savings Plan (the “Restoration Retirement Account Feature”). Current participants in the SERP will become eligible to receive Restoration Retirement Account Feature contributions effective as of the day their respective benefit accruals under the SERP become frozen, which was either on January 1, 2016 if they elected to freeze benefit accruals early (as Ms. Groh did), or on January 1, 2021 (applicable to Messrs. Schneider, Bobitz and Sheehan).

Participants become vested with respect to the Restoration 401(k) Savings Feature and Restoration Retirement Account Feature account balances as of the earlier of reaching age 60 or attaining three years of “future service” (i.e., service occurring after December 31, 2015).

In addition, certain executive officers are eligible for an additional 3% contribution credit on all eligible pay (the “Supplemental Contribution”). The Supplemental Contribution was closed to new participants after December 31, 2015, and is being eliminated entirely effective December 31, 2020. In 2017, Mr. McInerney was the only named executive officer eligible for this Supplemental Contribution provided under the Restoration Plan. The portion of the Restoration Plan balance attributable to the Supplemental Contribution will not vest until attainment of age 60 with at least five years of service.

Eligible executives, including our named executive officers, have had the opportunity to request that their Restoration Plan contribution credits (balances) be invested in or track a diverse array of generally available mutual fund investment options.

The company previously offered a voluntary Deferred Compensation Plan that provided participants with the ability to annually defer receipt of a portion of their base salary and/or annual incentive award in order to save and accumulate additional retirement funds on a before-tax basis. Earnings (and losses) were credited to executive accounts based on participant choices between 10 generally available mutual fund investment options. A participant could defer between 10% and 75% of his or her salary and between 25% and 85% of his or her annual incentive award and could elect to have such deferred amount, plus any earnings (or losses) thereon, paid upon the participant’s termination of employment (in a lump sum or over up to 10 annual installments), or elect to receive an in-service lump sum payment upon a specific date. Participants were always 100% vested in their Deferred Compensation Plan accounts. As of December 31, 2017, Ms. Groh and Mr. Bobitz were the only named executive officers who had a balance in the Deferred Compensation Plan. Effective for plan years beginning January 1, 2016, the company suspended future contributions to the plan.

2017 Non-Qualified Deferred Compensation Table

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Mr. McInerney	Restoration	—	455,317	143,160	—	1,639,656
Ms. Groh	Restoration	—	116,850	32,003	—	388,187
	Deferred Compensation	—	—	20,685	—	157,273
Mr. Schneider	Restoration	—	97,634	88,263	—	811,794
Mr. Bobitz	Restoration	—	48,201	22,250	—	229,681
	Deferred Compensation	—	—	15,546	—	80,947
Mr. Sheehan	Restoration	—	111,404	76,913	—	736,731

(1)

Reflects company contributions to the Restoration Plan made in 2018, which are based on 2017 earnings. The contributions are reported as compensation for 2017 in the All Other Compensation column of the 2017 Summary Compensation Table.

(2)

Aggregate balances reported as of December 31, 2017 for the named executive officers include amounts that were reported in the Summary Compensation Tables for 2017 and years prior. For the Restoration Plan, the amount of compensation reported in the Summary Compensation Tables for 2017 and years prior is $1,417,148 for Mr. McInerney, $215,957 for Ms. Groh, $529,379 for Mr. Schneider, $78,720 for Mr. Bobitz and $406,389 for Mr. Sheehan.

Potential Payments upon Termination or Change of Control

The following tables and narrative disclosure summarize the compensation and benefits payable to each of the named executive officers in the event of a termination of employment under various circumstances, assuming that such termination was effective as of December 31, 2017. The compensation and benefits described and quantified below are in addition to the compensation and benefits that would already be earned or vested upon such named executive officer’s termination, including accrued but unpaid salary, accrued and unused vacation pay, and payments and benefits accrued under our broad-based benefit programs, including any vested contributions we made under the 401(k) Savings and Retirement Account Features of our Retirement and Savings Plan.

Involuntary Termination of Employment (Without a Change of Control)

In December 2014, the Compensation Committee approved the 2015 Severance Plan, which became effective as of January 1, 2015, in order to promote the retention of a select group of key employees, including our named executive officers, by providing severance benefits in the event their employment is terminated under certain circumstances and to align with severance benefits commonly provided in our market for competing executive talent. The 2015 Severance Plan replaced the company’s prior severance plan, which expired by its terms on December 31, 2014.

In the event the employment of a named executive officer is terminated without “cause” or by the executive for “good reason” (as such terms are defined in the 2015 Severance Plan), such named executive officer would be entitled to receive the following severance benefits under the 2015 Severance Plan:

•

Severance payment. The named executive officer would receive a lump sum cash severance payment, payable within 60 days of the date of termination in an amount equal to two times the sum of base salary and target annual incentive, in the case of Mr. McInerney, and one times base salary plus one times target annual incentive for the other named executive officers.

•

Pro rata annual incentive award. The named executive officer would receive a lump sum cash payment based on the annual incentive award that would have been payable with respect to the fiscal year in which the qualified termination occurs (determined at the end of such year based on actual performance results), prorated to the nearest half month to reflect the portion of the fiscal year that had elapsed prior to the date of termination.

•

Benefits payment. The named executive officer would receive a lump sum cash payment, payable within 60 days of the date of termination, equal to the monthly cost of the employer portion to provide the group medical, dental, vision, and/or prescription drug plan benefits the employee had been receiving before the termination, multiplied by 12.

•

Partial vesting of time-based equity awards. Stock options, SARs, RSUs and other equity awards with time-based vesting restrictions held by the named executive officer would become immediately vested as of the participant’s termination, but only with respect to a number of awards that otherwise would have become vested on the award’s next regularly scheduled vesting date based on continued employment (the remainder of such awards would be forfeited), and stock options and SARs would remain exercisable until the earlier of the first anniversary of the date of the qualified termination or the award’s regular expiration date.

•

Vesting of performance-based equity awards. Performance-based equity awards held by the named executive officer for at least 12 months would remain outstanding and would be earned, if at all, based on actual performance through the end of the performance period, prorated to the nearest half-month to reflect the portion of the performance period year that had elapsed prior to the date of termination.

•

Retirement plan provisions. The named executive officer would become fully vested in any funded or unfunded nonqualified pension, retirement or deferred compensation plans in which he or she participates, provided he or she has been employed by the company for at least five years.

To receive severance benefits under the 2015 Severance Plan, the executive would have to execute and deliver to us a general release of claims and agree to certain restrictive covenants, including a 12-month non-compete provision, 24-month restrictions on the solicitation of customers and employees, and restrictions on the use of confidential information.

The following table summarizes the payments and benefits that would have been payable to the named executive officers under the 2015 Severance Plan and other retention incentives in the event of a termination without “cause” or by the executive for “good reason” on December 31, 2017.

	Mr. McInerney	Ms. Groh	Mr. Schneider	Mr. Bobitz	Mr. Sheehan
Cash Severance(1)	$6,000,000	$1,200,000	$1,812,500	$1,000,000	$1,650,000
Annual Incentive(2)	3,000,000	900,000	1,630,000	750,000	1,900,000
Retention Incentive(3)	—	—	—	425,000	—
Payments Related to Health Benefits(4)	6,155	10,973	23,814	—	22,325
SAR and Option Vesting(5)	—	—	—	—	—
RSU Vesting(6)	574,314	360,772	740,180	211,533	655,174
PSU Vesting(7)	3,887,500	466,500	945,958	233,250	712,708
SERP Vesting(8)	—	794,876	4,110,852	1,719,908	3,866,541
Restoration Plan Vesting(9)	—	388,187	811,794	229,681	736,731

Total	$13,467,969	$4,121,308	$10,075,098	$4,569,372	$9,543,479

(1)

Reflects a cash severance in the amount of two times the sum of base salary and target annual incentive in the case of Mr. McInerney, and one times base salary plus one times target annual incentive in the case of the other named executive officers.

(2)

Reflects an annual incentive award based on actual performance results through the end of 2017. Annual incentive awards under the 2015 Severance Plan are determined based on actual pro rata performance.

(3)

Reflects cash-based retention incentive awards that remained outstanding and had not been earned as of December 31, 2017. For more information regarding the retention incentive, please see the Compensation Discussion and Analysis above.

(4)	Represents a lump sum cash payment equal to the company cost of 12 months of continued health coverage.
(5)

Reflects the aggregate value of stock options and SARs (based on the excess, if any, of the closing price of Genworth common stock on December 31, 2017 over the exercise price) that would immediately vest as of the executive’s termination (the awards for which vesting would accelerate are those awards that would have become vested on the award’s next regularly scheduled vesting date based on continued employment). Because the closing price of Genworth common stock on December 31, 2017 ($3.11) was less than the exercise price for all stock options and SARs that would become vested, no value for these awards is reflected in the table.

(6)

Reflects the aggregate value of RSUs (based on the closing price of Genworth common stock on December 31, 2017 of $3.11) that would immediately vest as of the executive’s termination (the awards for which vesting would accelerate are those awards that would have become vested on the award’s next regularly scheduled vesting date based on continued employment).

(7)

Reflects the aggregate value of 2016-2018 PSUs that would remain outstanding following the executive’s termination, and could be earned, if at all, at the end of the performance period based on actual results, prorated to the nearest half-month to reflect the portion of the performance period year that had elapsed prior to the date of termination. Based on current progress toward goals, amounts payable based on maximum level of performance are shown. Performance-based equity awards that have been held for less than one year at the time of termination are forfeited, and therefore the named executive officers would have forfeited the 2017-2019 PSUs granted on March 15, 2017. Based on performance toward goals, the 2015-2017 PSUs did not result in any payout following the performance period.

(8)	Reflects the present value of each participating named executive officer’s accumulated benefits under the SERP, as noted in the 2017 Pension Benefits Table, which would become fully vested.
(9)

Reflects the outstanding balance of the Restoration Plan as of December 31, 2017, including contributions made to the plan in 2017 for qualified earnings in 2017, as noted in the 2017 Non-Qualified Deferred Compensation Table, which would become fully vested, provided the executive officer has been employed by the company for at least five years. For Mr. McInerney, the unvested portion of his Restoration Plan balance would be forfeited because as of December 31, 2017 he had not met this five-year service requirement.

Involuntary Termination Following a Change of Control

In December 2014, the Compensation Committee adopted the 2014 Change of Control Plan in order to continue to provide severance benefits to a select group of key executives, including our named executive officers, in the event that the executive’s employment is terminated without “cause” or by the executive for “good reason” following a change of control of the company. If an executive becomes eligible to receive benefits under the 2014 Change of Control Plan, he or she will not be eligible to receive benefits under the 2015 Severance Plan. The 2014 Change of Control Plan replaced and consolidated the company’s two prior change of control plans.

Pursuant to the 2014 Change of Control Plan, a named executive officer would receive payments and benefits in the event of a termination of employment without “cause” or by the executive with “good reason” within two years following a change of control of the company (each a “Qualified Termination” as defined in the Change of Control Plan). In the event of a Qualified Termination, such named executive officer would be eligible to receive the following severance benefits under the 2014 Change of Control Plan:

•

Severance payment. The named executive officer would receive a lump sum cash severance payment in an amount equal to two and one-half times the sum of his base salary and target annual incentive in the case of Mr. McInerney, and two times the sum of his or her base salary and target annual incentive in the case of the other named executive officers, payable within 60 days following termination.

•

Pro rata annual incentive award. The named executive officer would receive a lump sum cash payment based on the annual incentive award that would have been payable with respect to the fiscal year in which the Qualified Termination occurs (determined based on actual pro rata performance, to the extent such performance can be reasonably established, or otherwise based on an assumed achievement of all relevant performance goals at “target”), prorated to the nearest half-month to reflect the portion of the fiscal year that had elapsed prior to the Qualified Termination, and payable within 60 days following termination.

•

Vesting of time-based equity awards. Stock options, SARs, RSUs and other stock awards with time-based vesting restrictions held by the named executive officer would become immediately vested as of a Qualified Termination and would remain exercisable until the award’s regular expiration date.

•

Vesting of performance-based equity awards. Performance-based equity awards held by the named executive officer would become vested and be deemed earned based on actual pro rata performance as of the date of a Qualified Termination, to the extent such performance can be reasonably established, or otherwise based on an assumed achievement of all relevant performance goals at “target,” prorated to the nearest half-month to reflect the portion of the performance period that had elapsed prior to the Qualified Termination, and payable within 60 days following termination.

•

Payment related to health and life insurance benefits. The named executive officer would receive a lump sum cash payment, payable within 60 days of the date of termination, equal to the monthly cost of the employer portion to provide the group medical, dental, vision, and/or prescription drug plan benefits the employee had been receiving before the qualified termination, multiplied by 18, and he or she would continue to receive life insurance coverage for 18 months.

•

Retirement plan provisions. The named executive officer would become fully vested in any funded or unfunded nonqualified pension, retirement or deferred compensation plans in which he or she participates.

The 2014 Change of Control Plan provides that in the event the participant would be subject to a 20% excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the payments and benefits would be reduced to the maximum amount that does not trigger the excise tax, unless the executive would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.

The following table summarizes the payments and benefits that would have been payable to the named executive officers under the 2014 Change of Control Plan and other retention incentives in the event of a Qualified Termination as of December 31, 2017:

	Mr. McInerney	Ms. Groh	Mr. Schneider	Mr. Bobitz	Mr. Sheehan
Cash Severance(1)	$7,500,000	$2,400,000	$3,625,000	$2,000,000	$3,300,000
Annual Incentive(2)	3,000,000	900,000	1,630,000	750,000	1,900,000
Retention Incentive(3)	—	—	—	425,000	—
Payment Related to Health Benefits(4)	9,232	16,459	35,721	—	33,487
SAR and Option Vesting(5)	—	—	—	—	—
RSU Vesting(6)	1,722,940	849,378	1,676,287	481,064	1,359,067
PSU Vesting(7)	3,684,313	512,113	1,035,630	269,533	779,573
SERP Vesting(8)	—	794,876	4,110,852	1,719,908	3,866,541
Restoration Plan Vesting(9)	423,504	388,187	811,794	229,681	736,731
Continued Life Insurance(10)	35,239	14,033	30,440	22,146	16,223
280G Cut-Back(11)	—	—	—	—	—

Total	$16,375,228	$5,875,046	$12,955,724	$5,897,332	$11,991,622

(1)

Reflects a lump sum cash severance payment, payable within 60 days of the date of termination in an amount equal to two and one-half times base salary plus two and one-half times target annual incentive in the case of Mr. McInerney, or two times base salary plus two times target annual incentive in the case of the other named executive officers.

(2)

Reflects lump sum cash payment of the current-year annual incentive award based on actual performance results through the end of 2017. Annual incentive awards under the 2014 Change of Control Plan are determined based on actual pro rata performance, to the extent such performance can be reasonably established, or otherwise based on an assumed achievement of all relevant performance goals at “target.”

(3)

Reflects cash-based retention incentive awards that remained outstanding and had not been earned as of December 31, 2017. For more information regarding the retention incentive, please see the Compensation Discussion and Analysis section above.

(4)	Reflects a lump sum cash payment equal to the company cost of 18 months of continued health coverage.
(5)

Reflects the aggregate value of stock options and SARs (based on the excess, if any, of the closing price of Genworth common stock on December 31, 2017 over the exercise price) which would become immediately vested and exercisable in full. Because the closing price of Genworth common stock on December 31, 2017 ($3.11) was less than the exercise price for all stock options and SARs that would become vested, no value for these awards is reflected in the table.

(6)	Reflects the aggregate value of RSUs (based on the closing price of Genworth common stock on December 31, 2017 of $3.11) which would immediately vest as of the executive’s termination.
(7)

Pursuant to the 2014 Change of Control Plan, 2016-2018 and 2017-2019 PSUs would become vested and be deemed earned based on actual pro rata performance as of the date of a participant’s Qualified Termination, to the extent such performance can be reasonably established in the sole discretion of the Compensation Committee, or otherwise based on an assumed achievement of all relevant performance goals at “target.” Amounts in column reflect the aggregate value of these PSUs (based on the closing price of Genworth common stock on December 31, 2017 of $3.11) which would become vested based on an assumed achievement of performance goals at “target levels,” and a pro rata payout based on the portion of the performance period elapsed as of the Qualified Termination. Based on performance toward goals, the 2015-2017 PSUs did not result in any payout following the performance period.
(8)	Reflects the present value of each participating named executive officer’s accumulated benefits under the SERP, as noted in the 2017 Pension Benefits Table, which would become fully vested.
(9)

Reflects the outstanding balance of the Restoration Plan as of December 31, 2017, including contributions made to the plan in 2018 for qualified earnings in 2107, as noted in the 2017 Non-Qualified Deferred Compensation Table, which would become fully vested. For Mr. McInerney, this represents only the Supplemental Contribution account balance within the Restoration Plan due to the fact he is already vested in the 401(k) Savings and Retirement Account Feature balances.

(10)	Reflects the estimated value of premium payments for 18 months of continued coverage under the Leadership Life and Executive Life Programs.
(11)

If an executive’s total parachute payments exceed the 280G threshold amount by less than 10%, then the compensation payable to the executive will be reduced such that the total parachute payments to the executive do not exceed the 280G threshold amount (the amount of any such reduction is referred to as a “280G Cut-Back”). This provision was not applicable to any of our named executive officers under this scenario.

Death or Disability

In the event of death or total disability, executive officers (or their designated beneficiary) would generally be eligible to receive the following:

•

Equity Awards. In the event of death, all unvested stock options and SARs would become vested and exercisable, all unvested RSUs would become vested, and unvested PSUs held for at least one year would become vested on a pro rata basis as of the date of termination based on the number of full months elapsed from the grant date until the date of termination, and would pay out at the end of the regular performance period based on actual performance. In the event of termination due to total disability, the treatment of outstanding stock options, SARs, RSUs and PSUs is the same as in the event of death, except that with respect to outstanding stock options, SARs and RSUs, any such equity awards not held for more than one year as of the date of termination would be forfeited.

•	Annual Incentive. Executive officers (or their designated beneficiary) would receive a pro-rated portion of any annual incentive award, based on actual performance results.

•

Retirement Programs. Executive officers (or their designated beneficiary) would become vested in the SERP benefits shown in the 2017 Pension Benefits Table and the balance of the Restoration Plan reported in the 2017 Non-Qualified Deferred Compensation Table (which includes the 2017 contribution to the Restoration Plan, based on 2017 compensation).

•

Life Insurance Programs. In the event of death, their beneficiary would receive payments pursuant to the Leadership Life and Executive Life Programs in the form of death benefits. In the event of disability, the executive would receive one year of continued Leadership Life Program premiums.

The following table summarizes the payments and benefits payable to the named executive officers (or their designated beneficiary) in the event of death or total disability as of December 31, 2017:

	Mr. McInerney		Ms. Groh		Mr. Schneider		Mr. Bobitz		Mr. Sheehan
	Death	Disability	Death	Disability	Death	Disability	Death	Disability	Death	Disability
Stock Option and SAR Vesting(1)	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —
RSU Vesting(2)	1,722,940	—	849,378	432,638	1,676,287	839,697	481,064	216,741	1,359,067	730,847
PSU Vesting(3)	3,887,500	3,877,500	466,500	466,500	945,958	945,958	233,250	233,250	712,708	712,708
Retention Incentive(5)	—	—	—	—	—	—	425,000	425,000	—	—
Pro-Rated Annual Incentive Award(6)	3,000,000	3,000,000	900,000	900,000	1,630,000	1,630,000	750,000	750,000	1,900,000	1,900,000
SERP Vesting(7)	—		794,876	794,876	4,110,852	4,110,852	1,719,908	1,719,908	3,866,541	3,866,541
Restoration Plan Vesting(8)	423,504	423,504	388,187	388,187	811,794	811,794	229,681	229,681	736,731	736,731
Leadership Life Program(9)	2,000,000	17,186	2,000,000	5,534	2,000,000	14,965	1,700,000	10,103	2,000,000	5,868
Executive Life Program(10)	1,453,500	—	1,453,500	—	1,456,000	—	1,453,500	—	1,463,000	—

Total	$12,487,444	$7,318,190	$6,852,441	$2,987,735	$12,630,891	$8,353,266	$6,922,403	$3,584,683	$12,038,047	$7,952,695

(1)

Reflects the aggregate value of stock options and SARs (based on the excess, if any, of the closing price of Genworth common stock on December 31, 2017 over the exercise price) which would become immediately vested and exercisable in full. Because the closing price of Genworth common stock on December 31, 2017 ($3.11) was less than the exercise price for all stock options and SARs that would become vested, no value for these awards is reflected in the table.

(2)	Reflects the aggregate value of RSUs (based on the closing price of Genworth common stock on December 31, 2017 of $3.11) which would immediately vest as of the executive’s death or total disability.
(3)

Based on performance toward goals, the 2015-2017 PSUs were not earned and did not become vested following the performance period. Based on current progress toward goals, a pro rata payout of 2016-2018 PSUs based on a maximum level of performance is reflected in the table. Performance-based equity awards that have been held for less than one year at the time of termination are forfeited, and therefore the named executive officers would have forfeited the 2017-2019 PSUs granted on March 15, 2017.

(5)

Reflects cash-based retention incentive awards that remained outstanding and had not been earned as of December 31, 2017. For more information regarding the retention incentive, please see the Compensation Discussion and Analysis section above.

(6)	Reflects a pro rata portion of any annual incentive award, based on actual performance results.
(7)	Reflects the present value of each participating named executive officer’s accumulated benefits under the SERP, as noted in the 2017 Pension Benefits Table, which would become fully vested.
(8)

Pursuant to the terms of the Restoration Plan, the Restoration Plan balances become vested in the event of death or disability. For Mr. McInerney, this represents only the Supplemental Contribution account balance within the Restoration Plan due to the fact he is already vested in the 401(k) Savings and Retirement Account Feature balances. These amounts, which include contributions to be made on behalf of the named executive officers in 2017 for compensation earned in 2017 are reported in the 2017 Non-Qualified Deferred Compensation Table.

(9)	Represents death benefits payable to the named executive officer’s beneficiary in the event of death, or the value of one year of continued premium payments in the event of total disability.
(10)

Pursuant to the terms of the Executive Life Program, we will use the proceeds from a company-owned life insurance policy to pay the named executive officer’s beneficiary a $1 million payment, plus a gross-up on federal and state income taxes related to that payment.

Retirement

Each of our executive benefit and compensation programs has varying retirement definitions. Upon a voluntary termination, a retirement-eligible executive would be eligible to receive the following:

•

Retirement Programs. The current definition of retirement for purposes of the SERP is attainment of age 60 with five years of service. As amended and described above, participants in the SERP may partially vest sooner after they reach age 55 and have earned five years of “future service” (i.e., service occurring after December 31, 2015) based on a scale ranging from 50% at age 55 and increasing by 10% each year until the participant reaches full vesting at age 60. The SERP was closed to new participants effective January 1, 2010; therefore, Mr. McInerney is not eligible for our SERP. The Restoration Plan currently vests upon termination if the participant is at least age 60 with respect to the Restoration 401(k) Savings and Restoration Retirement Account Feature account balances, and after age 60 with five years of service with respect to any Supplemental Contribution account balance. As of December 31, 2017, Mr. McInerney was vested in the Restoration 401(k) Savings and Restoration Retirement Account Feature balances ($1,216,152), but was not yet vested in his Supplemental Contribution account balance ($423,504) as he had not yet met the five-year service requirement as of this date.

As amended and described above, the Restoration Plan may also become vested after attaining three years of “future service” (i.e., service occurring after December 31, 2015) with respect to the Restoration 401(k) Savings Feature and Restoration Retirement Account Feature (there is no change to the vesting requirements for Supplemental Contributions). Benefits will be paid from the Restoration Plan in 10 annual installments if the account balance is $50,000 or more at retirement or paid in a lump sum if the account balance is less than $50,000 at retirement.

•

Life Insurance Programs. The definition of retirement under the Leadership Life Program is age 60 with 10 years of service. If this eligibility is met, we will continue to pay Leadership Life Program premiums until the later of age 65 or until a total of 10 annual premium payments have been made. For participants under the Executive Life Program prior to January 1, 2007, we will continue to pay the premium if the executive retires at age 60 with 10 years of service. For participants who joined the Executive Life Program after January 1, 2007, coverage will cease at termination.

•

Equity Awards. All unvested stock option, SAR and RSU awards that have been held for one year at the time of retirement would immediately vest and become exercisable if the participant is at least age 60 with five years of service at retirement. PSUs would become vested on a pro rata basis, based on actual performance for the entire performance period.

Business Disposition

Some of our equity awards contain provisions for modified vesting if an employee terminates as a result of employment by a successor employer to which we have transferred a business operation (“Business Disposition”). In the event of a Business Disposition and related termination of employment as of December 31, 2017, all unvested SARs noted in the Outstanding Equity Awards at 2017 Fiscal Year-End Table above that have been held for at least 12 months as of the date of termination would continue to vest in accordance with their original vesting schedule, and outstanding stock options and SARs would expire on the earlier of the original expiration date or five years from the Business Disposition date. All outstanding RSU and PSU awards held by an employee transferred in a Business Disposition would be forfeited immediately upon such Business Disposition. For Mr. Bobitz, the cash-based retention incentive awards held would vest and become payable should employment terminate as a result of a Business Disposition.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act), we are required to provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail in the Compensation Discussion and Analysis section above, our executive compensation programs are designed to attract, retain and motivate employees of superior ability who are dedicated to the long-term interests of our stockholders. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Highlights of our executive compensation program, as described in the Compensation Discussion and Analysis section, include:

•	compensation programs that are performance-based and align executive officer incentives with stockholder interests over multiple timeframes;

•

annual incentives that are earned based on performance measured against specific financial and operational objectives for an executive’s area of responsibility, together with a qualitative assessment of performance;

•	at-risk pay and compensation design that reflect an executive officer’s impact on company performance over time; and

•

appropriate risk management practices, including a clawback policy, anti-hedging policy, anti-pledging policy, stock ownership requirements, net share retention ratio and net hold requirements with respect to equity grants.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement for the 2018 Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the 2017 Summary Compensation Table and the other related tables and narrative discussion.

The say-on-pay vote is advisory, and therefore not binding on Genworth, the Compensation Committee or our Board of Directors. However, our Board of Directors and the Compensation Committee value the opinions of our stockholders, and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation as it deems appropriate.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR

THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,

AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE

COMPENSATION DISCLOSURE RULES OF THE SEC.

APPROVAL OF THE 2018 GENWORTH FINANCIAL, INC. OMNIBUS INCENTIVE PLAN

On October 11, 2018, our Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the 2018 Plan. The 2018 Plan will become effective as of the date it is approved by our stockholders.

The 2018 Plan is intended to serve as the successor to the 2012 Plan. As of October 1, 2018, there were approximately 20,232,836 shares of our common stock subject to outstanding awards under the 2012 Plan and the company’s 2004 Omnibus Incentive Plan (the “2004 Plan,” and together with the 2012 Plan, the “Prior Plans”). As of such date, there were approximately 2,757,699 shares of our common stock reserved and available for future awards under the 2012 Plan. The 2012 Plan has been the sole source of shares for all equity incentive awards granted to our officers, employees and directors since 2012, and during such time we have never sought stockholder approval of any increase in the number of shares available for issuance under the 2012 Plan. If our stockholders approve the 2018 Plan, all future equity awards will be made from the 2018 Plan, and we will not grant any additional awards under the 2012 Plan.

In 2017, despite a largely depleted share pool for new awards under the 2012 Plan, we elected not to seek stockholder approval of additional shares under the 2012 Plan or request approval of a new equity incentive plan in light of our pending merger with Oceanwide. As a result, we did not have enough shares available in 2018 to make our typical grant of equity awards to executive officers and other employees. Many of the shares remaining were granted in 2018 as an equity incentive to our CEO, and our other executive officers received 2018 annual incentive awards in the form of performance-based cash awards. While Genworth and Oceanwide remain committed to satisfying the conditions under the Merger Agreement as soon as possible, we continue to believe that while we are a public company, the interests of our executive officers should be aligned with our stockholders through grants of meaningful and market competitive equity-based incentives. Accordingly, we are requesting that stockholders approve the 2018 Plan with a replenished share pool in order to have sufficient shares available in the event that we remain public at the time of our regular 2019 annual long-term incentive grant. In the event the 2018 Plan is not approved by stockholders, we believe that we would likely not have sufficient shares for future equity awards to our executive officers and would need to consider other alternatives for our long-term incentive awards.

A summary of the 2018 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2018 Plan, which is attached to this proxy statement as Appendix A.

Promotion of Sound Corporate Governance Practices

We have designed the 2018 Plan to include a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers and non-employee directors with the interests of stockholders and the company. These features include, but are not limited to, the following:

•

No Discounted Stock Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

Prohibition on Repricing. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of stockholders, including by a cash repurchase of “underwater” awards.

•

Minimum Vesting Requirements. Subject to certain limited exceptions, awards granted to all employees (including named executive officers) under the 2018 Plan will either (i) be subject to a minimum vesting period of one year, or (ii) be granted solely in exchange for foregone cash compensation.

•

No Liberal Share Recycling. Shares retained by or delivered to the company to pay the exercise price of a stock option or SAR or to satisfy tax withholding obligations in connection with the exercise or settlement of an award count against the number of shares remaining available under the 2018 Plan.

•	No Dividends on Unearned Awards. The 2018 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards.

•

Fungible Share Pool. The 2018 Plan utilizes a fungible share pool under which each regular stock option and SAR counts as one share against the share reserve and each full-value award counts as 1.25 shares against the share reserve.

•

Awards Subject to Clawback Policy. Awards under the 2018 Plan will be subject to any compensation recoupment policy that the company may adopt from time to time. As described above, the company maintains a clawback policy that applies to incentive compensation earned or paid to a covered officer for performance periods beginning after January 1, 2011.

•	No Tax Gross-Ups. The 2018 Plan does not provide for any tax gross-ups.

•

No Single-Trigger Change in Control Acceleration. If awards granted under the 2018 Plan are assumed by the successor entity in a change of control of the company, such awards will not automatically vest and pay out upon the change of control.

Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards and shares available for future awards under the Prior Plans as of October 1, 2018 (and without giving effect to approval of the 2018 Plan under this Proposal):

	Prior Plans
Total shares underlying outstanding stock options and SARs	9,814,301
Weighted-average exercise price of outstanding stock options and SARs	$10.24
Weighted-average remaining contractual life of outstanding stock options and SARs	3.68
Total shares underlying outstanding full value awards (vested and unvested)	10,418,535	(1)
Total shares currently available for grant	2,757,699

(1)	Assumes performance-based awards will vest and pay out based on maximum performance levels being achieved.

Summary of the 2018 Plan

Purpose. The purpose of the 2018 Plan is to promote the interests of the company and its stockholders by strengthening the ability of the company to attract, motivate, reward, and retain qualified individuals upon whose judgment, initiative, and efforts the financial success and growth of the business of the company largely depend, and to provide an opportunity for such individuals to acquire stock ownership and other rights that promote and recognize the financial success and growth of the company.

Administration. The 2018 Plan will be administered by a committee (the “Committee”) of the Board. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2018 Plan; interpret the terms and intent of the 2018 Plan and any award certificate; and make all other decisions and determinations that may be required under the 2018 Plan. Unless and until changed by the Board, the Compensation Committee is designated as the Committee to administer the 2018 Plan.

Eligibility. The 2018 Plan permits the grant of incentive awards to employees, officers, non-employee directors, and consultants of the company and its affiliates as selected by the Committee. As of December 31, 2017, approximately 3,500 employees and nine non-employee directors would be eligible to participate in the 2018 Plan.

Awards to Non-Employee Directors. Notwithstanding the above, awards to non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. The Committee may not make discretionary grants under the 2018 Plan to non-employee directors outside of such established program for director compensation.

Permissible Awards. The 2018 Plan authorizes the granting of awards in any of the following forms:

•

Market-priced stock options to purchase shares of our common stock (for a term not to exceed 10 years), which may be designated under the Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to consultants or non-employee directors);

•

SARs, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of our common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

•

Restricted stock awards (including performance shares), which are subject to restrictions on transferability and subject to forfeiture on terms set by the Committee, including time-based and/or performance-based vesting conditions;

•

RSUs (including performance units), which represent the right to receive shares of common stock (or an equivalent value in cash, as specified in the award certificate) at a designated time in the future, subject to time-based and/or performance-based vesting conditions set by the Committee;

•	Non-employee director awards, including DSUs, which represent a vested right to receive shares of common stock at a designated time in the future;

•	Other stock-based awards that are denominated in, or valued by reference to, shares of our common stock; and

•	Cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards. Subject to adjustment in the event of stock splits and similar events, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2018 Plan is 25 million, plus a number of additional shares (not to exceed 20 million) underlying awards outstanding as of the effective date of the 2018 Plan under the Prior Plans that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason.

Share Counting. As noted above, the 2018 Plan utilizes a fungible share pool under which each stock option and SAR counts against the share reserve on a one-for-one basis, and each full-value award counts against the share reserve on a greater than one-for-one basis. Specifically, shares of common stock reserved and available for issuance pursuant to awards granted under the 2018 Plan shall be counted against the 2018 Plan reserve as follows:

•

The full number of shares subject to a stock option shall count against the shares remaining available under the 2018 Plan, even if the exercise price of the stock option is satisfied in whole or in part through net-settlement or by delivering shares to the company.

•	The full number of shares originally subject to an award of SARs shall count against the shares remaining available under the 2018 Plan.

•

Full-value awards (which are any awards other than options or SARs) that are settled in stock shall count against the shares remaining available under the 2018 Plan as 1.25 shares for each share covered by such awards.

•

Shares withheld or repurchased from an award to satisfy tax withholding requirements shall count against the shares remaining available under the 2018 Plan, and shares delivered to satisfy tax withholding requirements shall not be added to the 2018 Plan share reserve.

•

To the extent that an award granted under the 2018 Plan is canceled, terminates, expires, is forfeited or lapses for any reason, including by reason of failure to achieve maximum performance goals, any unissued or forfeited shares will be added back to the 2018 Plan share reserve and again be available for issuance under the 2018 Plan.

•	Shares subject to awards settled in cash will be added back to the 2018 Plan share reserve and again be available for issuance under the 2018 Plan.

•

The Committee may grant awards under the 2018 Plan in substitution for awards held by employees of another entity who become employees of the company as a result of a business combination, and such substitute awards will not count against the 2018 Plan share reserve.

Limitations on Individual Awards. The maximum number of shares of common stock subject to stock-based awards that may be granted (or allocated in the case of multi-year performance awards) under the 2018 Plan in any calendar year to any employee is as follows: stock options or SARs, 10,000,000; restricted stock or stock units, 5,000,000; and other stock-based awards, 2,000,000. The maximum aggregate amount that may be paid, credited or vested with respect to cash-based awards under the 2018 Plan to any employee in any calendar year of the company shall be $10,000,000. The maximum number of shares subject to awards that may be granted in any calendar year to any non-employee director is limited to a number that, combined with any cash fees or other compensation paid to such non-employee director, shall not exceed $750,000 in total value.

Minimum Vesting Requirements. Except in the case of substitute awards granted in a business combination as described above, awards granted to all employees (including named executive officers) under the 2018 Plan will either (i) be subject to a minimum vesting period of one year, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the Committee may (i) permit acceleration of vesting of full-value awards in the event of a participant’s termination of service, or (ii) grant awards without the minimum vesting requirements described above with respect to awards covering 5% or fewer of the total number of shares authorized under the 2018 Plan.

Treatment of Awards upon a Change of Control. If the successor entity in a change of control of the company assumes and maintains awards granted under the 2018 Plan, those awards will not automatically vest and pay out upon the change of control. Alternatively, unless the Committee determines otherwise or unless otherwise specifically prohibited under applicable laws or by the rules of any stock exchange on which our common stock is listed, in the event of a change of control of the company in which a successor entity fails to assume and maintain awards under the 2018 Plan:

•	all time-vesting awards will fully vest as of the effective date of the change of control and will be distributed or paid to the participant within 30 days following the change of control.

•

all performance-vesting awards will fully vest as of the effective date of the change of control, will be deemed earned based on the target performance being attained for the performance period in which the change of control occurs, and will be distributed or paid to the participant within 30 days following the change of control pro rata based on the portion of the performance period elapsed on the date of the change of control.

Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution; provided, however, that the Committee may permit other transfers (other than transfers for value). A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Adjustments. In the event of a transaction between the company and its stockholders that causes the per-share value of the company’s common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2018 Plan will be adjusted proportionately, and the Committee must make such adjustments to the 2018 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of any corporate event or transaction involving the company, such as a merger, consolidation, reorganization, recapitalization, stock split, a stock dividend, spin-off, or a combination or exchange of shares, dividend in kind or other like change in capital structure, the Committee may, in its sole discretion, make such other appropriate adjustments to the terms of any outstanding awards to reflect such changes or distributions and to modify any other terms of outstanding awards.

Termination and Amendment. The Board may, at any time and from time to time, terminate or amend the 2018 Plan, but if an amendment would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. No termination or amendment of the 2018 Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. Unless sooner terminated, the 2018 Plan will terminate on the tenth anniversary of its adoption by the Board or, if the stockholders approve an amendment to the 2018 Plan that increases the number of shares subject to the 2018 Plan, the tenth anniversary of the date of such approval.

The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without stockholder approval. The exchange of an “underwater” stock option or SAR (i.e., an award having an exercise price in excess of the current market value of the underlying stock) for another award or for a cash payment would be considered an indirect repricing and would, therefore, require stockholder approval.

Clawback Policy. Awards under the 2018 Plan will be subject to any compensation recoupment policy (sometimes referred to as a “clawback policy”) of the company as adopted from time to time. As described above, the company maintains a clawback policy that applies to incentive compensation earned or paid to a covered officer for performance periods beginning after January 1, 2011.

Certain U.S. Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2018 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local income tax consequences are not discussed, and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the company upon the grant of a nonstatutory stock option under the 2018 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs. A participant receiving a SAR under the 2018 Plan will not recognize income, and the company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and the company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Cash-Based Awards. A participant will not recognize income, and the company will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Tax Withholding. The company has the right to deduct or withhold, or require a participant to remit to the company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2018 Plan.

Benefits to Named Executive Officers and Others

As of November 1, 2018, no awards had been granted under the 2018 Plan. Awards will be made at the discretion of the Committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the 2018 Plan in the future.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE

APPROVAL OF THE 2018 GENWORTH FINANCIAL, INC. OMNIBUS INCENTIVE PLAN

EQUITY COMPENSATION PLANS

The following table gives information as of December 31, 2017 about common stock that may be issued under all of our existing equity compensation plans:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(3)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))(4)
Equity Compensation Plans Approved by Stockholders(1)	11,439,516	$11.16	2,242,459
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	11,439,516	$11.16	2,242,459

(1)	2004 Genworth Financial, Inc. Omnibus Incentive Plan and 2012 Genworth Financial, Inc. Omnibus Incentive Plan.
(2)

Includes shares issuable pursuant to the exercise or conversion of stock options, SARs, RSUs, PSUs and DSUs. The number of shares issuable upon exercise of SARs is calculated based on the excess, if any, of the closing price of our common stock on December 29, 2017 of $3.11 over the base price of the SARs. The number of shares issuable upon conversion of PSUs is calculated based on maximum payout levels until the performance period closes and the award settles.

(3)

Calculation of weighted-average exercise price of outstanding awards includes SARs (which are exercisable for shares of common stock for no consideration) and stock options, but does not include RSUs, PSUs and DSUs that convert to shares of common stock for no consideration. The weighted-average exercise price of outstanding stock options was $11.38. The weighted-average base price of outstanding SARs was $3.45.

(4)	All of these shares are available for issuance pursuant to grants of full-value stock awards.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Our Board of Directors has established a policy, which is set forth in our Governance Principles, that Genworth will not enter into a transaction with a “related person” except in circumstances where there is a verifiable Genworth business interest supporting the transaction and the transaction otherwise meets Genworth’s standards that apply to similar transactions with unaffiliated entities or persons. For purposes of our policy, “related person” means any of our executive officers, directors, nominees for director, any persons known by us to beneficially own in excess of 5% of any class of our voting securities, any person who is an immediate family member of the foregoing and any firm, corporation or other entity in which any of the foregoing persons is an executive officer, general partner, principal or in a similar position or in which such person is deemed to have a 10% or greater beneficial ownership interest. Our policy applies to all transactions with “related persons,” including modifications of previously approved transactions, other than: (1) transactions available to all employees generally; and (2) transactions involving the payment of compensation or the entry into compensatory agreements or arrangements that are approved by the Compensation Committee or paid pursuant to an agreement, plan or arrangement approved by the Compensation Committee. The Board has delegated to the Audit Committee the responsibility of establishing policies and procedures for the review and approval of transactions with related persons, and the Audit Committee has established certain key practices related thereto. Our Governance Principles are in writing and can be found in the corporate governance section of our website. To view, go to www.genworth.com, select “Investors,” then select “Corporate Governance” and then select “Governance Principles.” Our Audit Committee’s key practices are in writing and can be found in the corporate governance section of our website. To view, go to www.genworth.com, select “Investors,” then select “Corporate Governance,” then select “Audit Committee” and finally select “Key Practices.”

EVALUATION OF COMPENSATION PROGRAM RISKS

The Compensation Committee annually reviews a report prepared by management regarding the design and operation of our compensation arrangements for employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the company. Following that review for 2017 compensation, the Compensation Committee agreed with management’s conclusion that the company’s compensation plans, programs and policies do not encourage employees to take risks that are reasonably likely to have a material adverse effect on the company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person with respect to our securities.

To our knowledge, all filings required to be made by reporting persons during 2017 were timely made in accordance with the requirements of Section 16(a) of the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

We have reviewed and discussed the company’s audited financial statements and management’s annual report on internal control over financial reporting with management, which has primary responsibility for the financial statements and related internal controls. KPMG LLP (“KPMG”), the company’s independent registered public accounting firm for 2017, is responsible for expressing an opinion on the conformity of the company’s audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of the company’s internal control over financial reporting. The committee has discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The committee has received the written disclosures and the letter from KPMG in accordance with applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the committee discussed with KPMG that firm’s independence. The committee also concluded that KPMG’s provision of audit and non-audit services, as described in the next section, to the company and its affiliates is compatible with KPMG’s independence.

Based on the review and discussions referred to above, the committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the U.S. Securities and Exchange Commission. This report is provided by the following independent directors, who constitute the committee:

Robert P. Restrepo Jr., Chair

Thomas E. Moloney

Debra J. Perry

James S. Riepe

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the approval of the Audit Committee, Genworth retained KPMG to audit our consolidated financial statements for 2017 and to attest to the effectiveness of the company’s internal control over financial reporting. In addition, Genworth retained KPMG, as well as other accounting firms, to provide other auditing and advisory services in 2017.

We understand the need for KPMG to maintain objectivity and independence in its audit of our consolidated financial statements. As required by the Audit Committee’s charter and applicable SEC and PCAOB rules and regulations, the Audit Committee pre-approves all audit, audit-related, tax and other permitted non-audit services performed by KPMG, including the amount of fees payable for such services, to ensure that the provision of such services does not impair KPMG’s independence. The Audit Committee may not delegate this responsibility to management. Certain audit and audit-related services and fees are pre-approved by the Audit Committee on an annual basis in connection with the engagement of KPMG as the company’s independent registered public accounting firm for the fiscal year. Other audit, audit-related and permitted non-audit services have been pre-approved by the Audit Committee pursuant to our Audit Committee’s Key Practices and are subject to fee caps. Any other audit, audit-related and permitted non-audit services and all tax services must be specifically pre-approved by the Audit Committee.

The aggregate fees billed by KPMG in 2017 and 2016 for professional services rendered were:

Type of Fees	2017	2016
	(in millions)
Audit Fees(1)	$8.8	$7.8
Audit-Related Fees(2)	1.8	2.0
Tax Fees(3)	—	—
All Other Fees(4)	0.1	0.1

Total	$10.7	$9.9

(1)

Fees for services to perform an audit or review in accordance with either the standards of the PCAOB or generally accepted auditing standards and services that generally only Genworth’s independent registered public accounting firm can reasonably provide, such as the audit of Genworth’s consolidated financial statements included in public offerings or filings, the review of the financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided by accountants in connection with statutory and regulatory filings or engagements.

(2)

Fees for assurance and related services that are traditionally performed by Genworth’s independent registered public accounting firm, such as audit and related services for employee benefit plan audits, internal control reviews, document production requests, attest services not required by statute or regulation, and consultation concerning financial accounting and reporting standards, including in connection with the pending Oceanwide transaction.

(3)

Fees for tax compliance, consultation and planning services. Tax compliance generally involves preparation of original and amended tax returns, claims for refunds, tax payment planning services and assistance with tax audits and filing appeals and totaled $49,774 for 2017 and $32,978 for 2016. Tax consultation and tax planning encompass a diverse range of services, including assistance in connection with tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities and totaled $0 for 2017 and 2016.

(4)	Fees not considered audit or audit-related, such as the actuarial services, workpaper access for strategic due diligence, and advice and assistance for the dissolution of entities.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements and to attest to the effectiveness of our internal control over financial reporting. The Audit Committee has selected KPMG as our independent registered public accounting firm for 2018. KPMG has served continuously as our independent auditor in connection with and since our initial public offering in 2004. KPMG is a registered public accounting firm with the PCAOB, as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB.

The Audit Committee recognizes the importance of maintaining the independence of the company’s independent auditor, both in fact and appearance. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent auditor. In addition, the Audit Committee has adopted restrictions on our hiring of a KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of their certification of the company’s financial statements. The committee also requires the lead KPMG partner assigned to our audit to be rotated at least every five years. The Audit Committee and its chairperson are directly involved in the selection of the new lead partner.

Each year, the Audit Committee evaluates the qualifications, performance and independence of the company’s independent auditor and determines whether to re-engage the current independent auditor for the following year. In doing so, the Audit Committee considers, among other things: (i) external data relating to audit quality and performance, including recent PCAOB reports on KPMG and its peer firms; (ii) KPMG’s tenure as our independent auditor and its familiarity with our operations and businesses, accounting policies and practices and internal control over financial reporting; (iii) the quality and efficiency of the services provided by the auditors, the auditors’ capabilities and technical expertise; and (iv) KPMG’s independence.

Based on this evaluation, the members of the Audit Committee and our Board of Directors believe that the continued retention of KPMG is in the best interests of the company and our stockholders.

KPMG representatives are expected to attend the 2018 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our certificate of incorporation or Bylaws or otherwise, the Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE

RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2018.

APPENDIX A

2018 Genworth Financial, Inc.

Omnibus Incentive Plan

2018 Genworth Financial, Inc.

Omnibus Incentive Plan

2018 Genworth Financial, Inc.

Omnibus Incentive Plan

Article 1. Establishment, Purpose, Awards, Eligibility and Participation

1.1 Establishment. Genworth Financial, Inc., a Delaware corporation (together with its successors, the “Company”), establishes the 2018 Genworth Financial, Inc. Omnibus Incentive Plan (the “Plan”), as set forth in this document.

The Plan shall become effective on the date that it is approved by the Company’s stockholders (the date on which the Plan becomes effective being referred to herein as the “Effective Date”).

1.2 Purpose of the Plan. The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the ability of the Company and its Affiliates to attract, motivate, reward, and retain qualified individuals upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an opportunity for such individuals to acquire stock ownership and other rights that promote and recognize the financial success and growth of the Company.

1.3 Awards. The Plan permits the grant of Stock Options, Stock Appreciation Rights, Restricted Stock (including Performance Shares), Restricted Stock Units (including Performance Units), Other-Stock Based Awards, Nonemployee Director Awards (including Deferred Stock Units), and Cash-Based Awards.

1.4 Eligibility and Participation. Any Employee (including a leased employee), Nonemployee Director, or Third Party Service Provider is eligible to be designated a Participant. An individual shall become a Participant upon the grant of an Award. Each Award shall be evidenced by an Award Certificate. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award. An Employee, Nonemployee Director, or Third Party Service Provider of an Affiliate may be granted Stock Options or Stock Appreciation Rights under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

Article 2. Definitions

In addition to the terms specifically defined elsewhere in the Plan, the following capitalized terms whenever used in the Plan shall have the meanings set forth below.

2.1 Awards.

(a)

“Award” shall mean, individually or collectively, any Stock Option, Stock Appreciation Right, Restricted Stock (including any Performance Share), Restricted Stock Unit (including any Performance Unit), Cash-Based Award, Other Stock-Based Award or Nonemployee Director Award (including any Deferred Stock Unit) that is granted under the Plan.

(b)	“Cash-Based Award” shall mean any right granted under Article 11.

(c)	“Deferred Stock Unit” shall mean a type of Nonemployee Director Award, as described in Article 10.

(d)	“Dividend Equivalent” shall mean a right with respect to a Full-Value Award granted under Article 9.

(e)

“Full-Value Award” means an Award other than in the form of a Stock Option or Stock Appreciation Right, and which is settled by the issuance of Shares (or at the discretion of the Committee, settled in cash valued by reference to full Share value).

(f)	“Incentive Stock Option” shall mean a Stock Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(g)	“Nonemployee Director Award” shall mean any Award granted to a Nonemployee Director under Article 10.

(h)	“Nonstatutory Stock Option” shall mean a Stock Option that is not an Incentive Stock Option.

(i)	“Other Stock-Based Award” shall mean any right, granted under Article 8, that relates to or is valued by reference to Shares or other Awards relating to Shares.

(j)	“Performance Share” shall mean a Share of Restricted Stock as described in Section 7.1(c).

(k)	“Performance Unit” shall mean a Restricted Stock Unit as described in Section 7.1(c).

(l)	“Restricted Stock” shall mean any Share granted under Article 7 that is subject to certain restrictions and to risk of forfeiture.

(m)

“Restricted Stock Unit” shall mean any right granted under Article 7 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(n)

“Stock Appreciation Right” or “SAR” shall mean any right granted under Article 6 to receive a payment (in Shares or cash) equal in value to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR.

(o)

“Stock Option” shall mean any right granted under Article 5 to purchase Shares at a specified price during specified time periods. A Stock Option may be an Incentive Stock Option or a Nonstatutory Stock Option.

2.2 Other Defined Terms.

(a)	“Affiliate” shall mean an entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company, including any Subsidiary.

(b)	“Annual Award Limit” shall have the meaning set forth in Section 4.3.

(c)	“Automatic Exercise” shall have the meaning set forth in Section 6.2.

(d)

“Award Certificate” shall mean a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(e)	“Board of Directors” shall mean the board of directors of the Company.

(f)	“Change of Control” shall have the meaning set forth in Section 12.2.

(g)

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder.

(h)

“Committee” shall mean a committee of the Board of Directors, whose members are intended to qualify as “independent” directors under the applicable rules of the stock exchange on which the Shares are listed, and, except as otherwise determined by the Board of Directors, “non-employee” directors under the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder, or any successor requirement to any of the foregoing. Unless and until changed by the Board, the Management Development and Compensation Committee of the Board is designated as the Committee to administer the Plan.

(i)	“Company” shall have the meaning set forth in Section 1.1.

(j)	“Effective Date” shall have the meaning set forth in Section 1.1.

(k)	“Employee” shall mean any employee of the Company or any of its Affiliates.

(l)	“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(m)

“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(n)

“Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(o)	“Nonemployee Director” shall mean a director of the Company who is not a common law employee of the Company or an Affiliate.

(p)

“Participant” shall mean any eligible individual as set forth in Section 1.4 to whom an Award is granted under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.14 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(q)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(r)	“Plan” shall have the meaning set forth in Section 1.1.

(s)	“Plan Year” shall mean the calendar year.

(t)	“Prior Plans” shall mean the 2004 Genworth Financial, Inc. Omnibus Incentive Plan, as amended, and the 2012 Genworth Financial, Inc. Omnibus Incentive Plan, as amended.

(u)

“Share” shall mean a share of Class A common stock, par value $.001, of the Company (as such may be reclassified or renamed), and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4.4.

(v)

“Subsidiary” shall mean, with respect to a Person, any corporation or other entity, whether domestic or foreign, in which such Person has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

(w)

“Third Party Service Provider” shall mean any consultant, agent, advisor, or independent contractor who renders services to the Company or any of its Affiliates, which services (a) are not performed in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering the Plan in accordance with this Article 3.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to (a) interpret the terms and the intent of the Plan and any Award Certificate or other agreement or document ancillary to or in connection with the Plan; (b) determine eligibility for Awards; and (c) adopt such rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper; provided, however, that the Board of Directors is hereby authorized (in addition to any necessary action by the Committee)

to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder. The Committee’s authority shall include, but not be limited to, the following:

(a)

To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award; and the number of Shares with respect to which an Award shall be granted to each such person.

(b)	To determine whether Awards will be settled in Shares, cash, or in any combination thereof.

(c)

To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Certificate, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(d)	To amend the Plan or an Award as provided in the Plan.

(e)

Generally, to exercise such powers and to perform such acts as the Committee deems necessary, desirable, convenient, or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(f)

To adopt sub-plans and/or special provisions applicable to Awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, with the exception of the section of the plan governing Share reserves and counting, but unless otherwise superseded by the terms of such subplans and/or special provisions, the provisions of the Plan shall govern.

(g)	To authorize any person to execute on behalf of the Company any instrument required to affect the grant of an Award previously granted by the Committee.

All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

Notwithstanding the foregoing, grants of Awards to Nonemployee Directors shall be (i) subject to the applicable Annual Award Limits under Section 4.3(e), and (ii) made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Nonemployee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Nonemployee Directors.

3.3 Actions and Interpretations by the Committee. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee will be personally liable for any good faith determination, act or omission in connection with the Plan or any Award.

3.4 Advisors. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals.

3.5 Delegation. The Committee may delegate to one or more of its members, one or more officers of the Company or any of its Affiliates, and one or more agents or advisors such administrative duties or powers as it may deem advisable. The Committee may, by resolution, expressly delegate to one or more directors or officers of the Company, authority to do one or both of the following on the same basis as can the Committee: (a) designate Employees and Third Party Service Providers to be recipients of Awards, and (b) determine the terms and conditions of any such Awards; provided, however, that (i) the Committee shall not delegate such responsibilities to any such officer(s) or director(s) for Awards granted to an Employee that is considered an “insider” for purposes of Section 16 of the Exchange Act; (ii) the resolution providing for such authorization shall set forth the total number of Awards and the time period during which such officer(s) or director(s) may grant Awards; and (iii) the officer(s) or director(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

3.6 Indemnification. Each person who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3.5) shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Sections 4.2 and 4.4, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan shall be 25,000,000 Shares, plus a number of additional Shares (not to exceed 20,000,000) underlying awards outstanding as of the Effective Date under the Prior Plans that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 25,000,000. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares. From and after the Effective Date, no further awards shall be granted under the Prior Plans and the Prior Plans shall remain in effect only so long as awards granted thereunder shall remain outstanding.

4.2 Share Usage.

(a)

Awards of Stock Options shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as one Share for each Share covered by such Awards. The full number of Shares subject to a Stock Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of the Stock Option is satisfied in whole or in part through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(b)

Awards of Stock Appreciation Rights shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as one Share for each Share covered by such Awards. Upon exercise of Stock Appreciation Rights that are settled in Shares, the full number of Shares subject to the Stock Appreciation Rights (rather than any lesser number based on the net number of Shares actually delivered upon exercise) shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(c)

Full-Value Awards and Dividend Equivalents payable in Shares shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as 1.25 Shares for each Share covered by such Awards.

(d)

Shares withheld or repurchased from an Award to satisfy tax withholding requirements shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements shall not be added to the Plan share reserve.

(e)

To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(f)	Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(g)

To the extent that the full number of Shares subject to Full-Value Award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(h)	Substitute Awards granted pursuant to Section 14.4 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 4.1.

4.3 Annual Award Limits. The following limits (each an “Annual Award Limit” and collectively, Annual Award Limits”) shall apply to grants of Awards under the Plan:

(a)

Stock Options or Stock Appreciation Rights: The maximum number of Shares with respect to which Stock Options and/or Stock Appreciation Rights may be granted to any Participant in any Plan Year shall be ten million (10,000,000) Shares.

(b)

Restricted Stock or Restricted Stock Units: The maximum number of Shares with respect to which Restricted Stock and Restricted Stock Units (including any Performance Shares and Performance Units) may be granted (or allocated in the case of multi-year performance Awards) to any Participant in any Plan Year shall be five million (5,000,000) Shares.

(c)	Cash-Based Awards: The maximum amount of any Cash-Based Awards that may be paid, credited or vested to any Participant in any Plan Year shall be ten million dollars ($10,000,000).

(d)

Other Stock-Based Awards: The maximum number of Shares with respect to which Other Stock-Based Awards may be granted (or allocated in the case of multi-year performance Awards) to any Participant in any Plan Year shall be two million (2,000,000) Shares.

(e)

Nonemployee Director Awards: The maximum number of Shares subject to Nonemployee Director Awards that may be granted to any Nonemployee Director in any Plan Year shall be limited to a number that, combined with any cash fees or other compensation paid to such Nonemployee Director, shall not exceed $750,000 in total value, with the value of any such Nonemployee Director Awards based on the grant date fair value of such Awards for financial reporting purposes.

4.4 Adjustments in Authorized Shares. In the event of any nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under Section 4.1 shall be adjusted proportionately, and the Committee shall, in order to prevent dilution or enlargement of Participants’ rights under the Plan as well as dilution or enlargement of the benefits or potential benefits intended to be made available, substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the exercise price or grant price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

In the event of any corporate event or transaction involving the Company, such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee may, in its sole discretion, make such other appropriate adjustments to the terms of any Awards under the Plan to reflect, or related to, such changes or distributions to provide that (i) Awards will be settled in cash rather than Stock, (ii) Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iii) Awards, if not assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iv) outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or grant price of the Award, (v) performance targets and performance periods for Performance Shares or Performance Units will be modified, or (vi) any combination of the foregoing. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or Stock Appreciation Rights that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.

Without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

4.5 Minimum Vesting. Except in the case of substitute Awards granted pursuant to Section 14.4, Awards granted to an Employee under the Plan shall either (i) be subject to a minimum vesting period of one year, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the Committee may (i) permit and authorize acceleration of vesting of any Awards in the event of the Participant’s termination of service, and (ii) grant Awards without the above-described minimum vesting requirements with respect to awards covering 5% or fewer of the total number of Shares authorized under the Plan.

Article 5. Stock Options

5.1 Grant of Stock Options. The Committee is hereby authorized to grant Stock Options to Participants. Each Stock Option shall permit a Participant to purchase from the Company a stated number of Shares from the Company at an exercise price established by the Committee, subject to the terms and conditions described in this Article 5 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

5.2 Exercise Price. The exercise price per Share under a Stock Option shall be determined by the Committee at the time of grant; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the Grant Date of such Stock Option (except in the case of a Stock Option issued as a substitute Award pursuant to Section 14.4).

5.3 Prohibition on Repricing. Except as otherwise provided in Section 4.4, the exercise price of a Stock Option may not be reduced, directly or indirectly by cancellation and regrant, replacement, substitution, surrender or otherwise, without the prior approval of the stockholders of the Company. In addition, the Company may not, without the prior approval of stockholders of the Company, repurchase a Stock Option for value from a Participant if the current Fair Market Value of the Shares underlying the Stock Option is lower than the exercise price per share of the Stock Option.

5.4 Stock Option Term. The term of each Stock Option shall be determined by the Committee at the time of grant; provided, however, that no Stock Option shall be exercisable later than the tenth anniversary of the date of its grant. Notwithstanding the foregoing, for Stock Options granted to Participants outside the United States, the Committee has the authority to grant Stock Options that have a term greater than ten years to the extent required by the applicable local laws of the jurisdictions in which such Stock Options are granted.

5.5 Time of Exercise. Stock Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine at the time of grant.

5.6 Method of Exercise. Stock Options shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Stock Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which a Stock Option shall be exercised shall be the payment of the exercise price. As determined by the Committee in its sole discretion, the exercise price of any Stock Option shall be payable to the Company in full: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the exercise price; (c) through a “net” exercise, whereby the Company withholds from the Stock Option a number of Shares having a Fair Market Value on the date of exercise equal to some or all of the exercise price; (d) in a cashless (broker-assisted same-day sale) exercise; or (e) by a combination of (a), (b), (c) or (d), or any other method approved or accepted by the Committee in its sole discretion.

The Committee may provide in an Award Certificate that a Stock Option that is otherwise exercisable and has a per share exercise price that is less than the Fair Market Value of a Share on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Stock Option on such exercise date, less the number of Shares required for tax withholding.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in U.S. dollars.

5.7 No Deferral Feature. No Stock Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Stock Option.

5.8 No Dividend Equivalents. No Stock Option shall provide for Dividend Equivalents.

5.9 Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

Article 6. Stock Appreciation Rights

6.1 Grant of Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Certificate, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one Share on the date of exercise over (b) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date of the Stock Appreciation Right (except in the case of a Stock Appreciation Right issued as a substitute Award pursuant to Section 14.4).

Subject to the terms of the Plan and any applicable Award Certificate, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including a provision that a Stock Appreciation Right that is otherwise exercisable and has a per share grant price that is less than the Fair Market Value of a Share on the last day of its term will be automatically exercised on such final date of the term.

6.2 Prohibition on Repricing. Except as otherwise provided in Section 4.4, the exercise price of a Stock Appreciation Right may not be reduced, directly or indirectly by cancellation and regrant, replacement, substitution, surrender or otherwise, without the prior approval of the stockholders of the Company. In addition, the Company may not, without the prior approval of stockholders of the Company, repurchase a Stock Appreciation Right for value from a Participant if the current Fair Market Value of the Shares underlying the Stock Appreciation Right is lower than the grant price of the Stock Appreciation Right.

6.3 Stock Appreciation Right Term. The term of each Stock Appreciation Right shall be determined by the Committee at the time of grant; provided, however, that no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the date of its grant. Notwithstanding the foregoing, for Stock Appreciation Rights granted to Participants outside the United States, the Committee has the authority to grant Stock Appreciation Rights that have a term greater than ten years to the extent required by the applicable local laws of the jurisdictions in which such Stock Appreciation Rights are granted.

6.4 Time of Exercise. Stock Appreciation Rights shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine at the time of grant.

6.5 No Deferral Feature. No Stock Appreciation Right shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Stock Appreciation Right.

6.6 No Dividend Equivalents. No Stock Appreciation Right shall provide for Dividend Equivalents.

Article 7. Restricted Stock and Restricted Stock Units

7.1 Grant of Restricted Stock or Restricted Stock Units.

(a)

General. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants. Each Restricted Stock Unit shall represent the right to receive one Share (or the equivalent value payable in cash, as determined by the Committee) upon a specified future date or event. Restricted Stock Units shall be credited to a notional account maintained by the Company. No Shares are actually awarded to the Participant in respect of Restricted Stock Units on the Grant Date. Restricted Stock and Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

(b)

Award Certificate. Each Award Certificate evidencing a Restricted Stock or Restricted Stock Unit grant shall specify the terms of the period(s) of restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, settlement dates and such other provisions as the Committee shall determine, subject to Section 4.5 herein.

(c)

Performance Shares; Performance Units. Restricted Stock and Restricted Stock Units, the grant of which or lapse of restrictions of which is based upon the achievement of performance goals over a performance period, shall be referred to as “Performance Shares” and “Performance Units,” respectively.

7.2 Voting and Other Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Certificate, to the extent permitted or required by law, as determined by the Committee,

Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the period of restriction. Unless otherwise determined by the Committee and set forth in a Participant’s Award Certificate, a Participant shall have none of the rights of a stockholder with respect to any Restricted Stock Units granted hereunder until such time as Shares are paid in settlement of such Awards.

7.3 Dividends on Restricted Stock. Dividends accrued on Shares of Restricted Stock before they are vested shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be held by the Company under the same vesting provisions in an account allocated to the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will also be forfeited.

7.4 Forfeiture. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

Article 8. Other Stock-Based Awards

The Committee is hereby authorized to grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares) to Participants in such amounts and subject to such terms and conditions as the Committee shall determine, subject to Section 4.5 herein. Such Awards shall be referred to as “Other Stock-Based Awards.” Each such Other Stock-Based Award may involve the transfer of actual Shares to Participants or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Each Other Stock-Based Award shall be expressed in terms of Shares or units or an equivalent measurement based on Shares, as determined by the Committee. If the value of an Other Stock-Based Award will be based on the appreciation of Shares from an initial value determined as of the Grant Date, then such initial value shall not be less than the Fair Market Value of a Share on the Grant Date of such Other Stock-Based Award.

Article 9. Dividend Equivalents

The Committee is hereby authorized to grant to Participants Dividend Equivalents based on the dividends declared on Shares that are subject to any Full-Value Award. Dividend Equivalents shall be credited as of dividend payment dates during the period between the date the Full-Value Award is granted and the date the Full-Value Award is vested, paid or expired. Such Dividend Equivalents shall be converted to cash, Shares or additional Full-Value Awards by such formula and at such time and subject to such limitations as may be determined by the Committee. Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be held by the Company under the same vesting provisions in an account allocated to the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will also be forfeited.

Article 10. Nonemployee Director Awards

The Committee is hereby authorized to grant Awards to Nonemployee Directors, including, but not limited to, Awards of Deferred Stock Units. Each Deferred Stock Unit shall represent a vested right to receive one Share (or the equivalent value in cash or other property in the Committee so provides) at a designated future date and will be credited to a notional account maintained by the Company. Nonemployee Directors shall not be entitled to vote Shares represented by such Deferred Stock Units but shall receive Dividend Equivalents with respect to such Full-Value Awards, which shall be reinvested in additional Deferred Stock Units. Deferred Stock Units shall be converted and settled in Shares in accordance with an election made by the Nonemployee Director, which settlement date shall be no earlier than the first anniversary of the date the Nonemployee Director ceases to be a director of the Company.

Notwithstanding the foregoing, Awards to Nonemployee Directors shall be (i) subject to the applicable Annual Award Limits set forth in Section 4.3(e) hereof, and (ii) made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Nonemployee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Nonemployee Directors.

Article 11. Cash-Based Awards

The Committee is hereby authorized to grant Awards to Participants denominated in cash in such amounts and subject to such terms and conditions as the Committee may determine. Such Awards shall be referred to as “Cash-Based Awards.” Each such Cash-Based Award shall specify a payment amount, payment range or a value determined with respect to the Fair Market Value of the Shares, as determined by the Committee.

Article 12. Change of Control

12.1 Change of Control of the Company. If the Successor Entity in a Change of Control Assumes and Maintains an Award, the Award will not automatically vest and pay out upon the Change of Control. Alternatively, unless the Committee shall determine otherwise in the Award Certificate, or unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or stock exchange on which the Shares are listed, upon the occurrence of a Change of Control in which the Successor Entity fails to Assume and Maintain an Award as defined in Section 12.2:

(a)

Time-Vested Awards. Awards, the vesting of which depends upon a participant’s continuation of service for a period of time, shall fully vest as of the effective date of the Change of Control; shall be distributed or paid to the participant within thirty (30) days following the date of the Change of Control in cash, Shares, other securities, or any combination, as determined by the Committee; and shall thereafter terminate; provided, however, that if the Award is denominated in Shares, the amount distributed or paid shall equal the difference between the Fair Market Value of the Shares on the date of the Change of Control and, if applicable, the exercise price, grant price or unpaid purchase price as of the date of the Change of Control;

(b)

Performance-Based Awards. Awards, the vesting of which is based on achievement of performance criteria, shall fully vest as of the effective date of the Change of Control; shall be deemed earned based on the target performance being attained for the performance period in which the Change of Control occurs; shall be distributed or paid to the participant within thirty (30) days following the date of the Change of Control, pro rata based on the portion of the performance period elapsed on the date of the Change of Control, in cash, Shares, other securities, or any combination, as determined by the Committee; and shall thereafter terminate; provided, however, that if the Award is denominated in Shares, the amount distributed or paid shall equal the difference between the Fair Market Value of the Shares on the date of the Change of Control and, if applicable, the exercise price of the Stock Option, grant price of the Stock Appreciation Right or unpaid purchase price of the Full-Value Award as of the date of the Change of Control.

12.2 Change of Control Definitions.

(a)	“Assume and Maintain.” A Successor Entity shall be deemed to have assumed and maintained an Award under this Plan if the Successor Entity substitutes an Award under this Plan or an award under a

Successor Entity plan having equivalent value, terms and conditions as the original Award, or otherwise assumes the obligations under and/or equitably adjusts such original Award. The Committee shall have the sole authority to determine whether the proposed assumption of an award by a Successor Entity meets the requirements listed in this Section 12.2(a).

(b)	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(c)	“Change of Control” shall mean the occurrence of any of the following events:

(i)

Any Person becomes the Beneficial Owner of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 12.2(c), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, including without limitation, a public offering of securities; (B) any acquisition by the Company or any of its Affiliates; (C) any acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Affiliates; or (D) any acquisition by any corporation pursuant to a transaction which complies with Section 12.2(c)(iii);

(ii)

Individuals who constitute the Board of Directors as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director of the Company subsequent to the Effective Date whose election to the Board of Directors, or nomination for election by the Company’s stockholders, was approved by a vote of (A) at least a majority of the directors then comprising the Incumbent Board, (B) a vote of at least a majority of any nominating committee of the Board of Directors, which nominating committee was designated by a vote of at least a majority of the directors then comprising the Incumbent Board, or (C) in the case of a director appointed to fill a vacancy in the Board of Directors, at least a majority of the directors entitled (under Section 6 of Article VII of the Amended and Restated Certificate of Incorporation of the Company) to elect such director (so long as at least a majority of such directors voting in favor of the director filling the vacancy are themselves members of (or considered to be pursuant to this definition members of) the Incumbent Board) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board of Directors;

(iii)

Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination, all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; or

(iv)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Article 13. Duration, Rescission, Amendment, Modification, Suspension, and Termination

13.1 Duration of Plan. Unless sooner terminated as provided in Section 13.2, the Plan shall terminate on the tenth anniversary of the Effective Date or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Option may be granted more than ten years after the Effective Date.

13.2 Amendment, Modification, Suspension, and Termination of Plan. The Board of Directors may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders, no action shall be taken that would (a) increase the total number of Shares available for issuance under the Plan or the Annual Award Limits, except as provided in Section 4.4; (b) permit the exercise price or grant price of any Stock Option, Stock Appreciation Right or Other Stock-Based Award the value of which is based on the appreciation of Shares from the Grant Date (i) to be less than Fair Market Value (except as may be permitted by Section 5.2, 6.1, or Article 8), or (ii) to be repriced, replaced, or regranted through cancellation (except as may be permitted by Section 14.4) or by lowering the exercise price or grant price; or (c) otherwise constitute a material change to the Plan under applicable stock exchange rules. No such action shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award. After the Plan is terminated in accordance with this Section 13.2, no Award may be granted but any Award previously granted shall remain outstanding in accordance with the terms and conditions of the Plan and the Award.

13.3 Amendment, Modification, Suspension, and Termination of Awards. The Committee shall have the authority at any time and from time to time, alter, amend, modify, suspend or terminate the terms and conditions of any Award; provided, however, that no such action shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or cancel outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other Awards or Stock Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Options or Stock Appreciation Rights without stockholder approval

13.4 Compliance Amendments. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 13.4 to any Award granted under the Plan without further consideration or action.

Article 14. General Provisions

14.1 Settlement of Awards; No Fractional Shares. Each Award Certificate shall establish the form in which the Award shall be settled. Awards may be settled in cash, Shares, other securities, additional Awards or any combination, regardless of whether such Awards are originally denominated in cash or Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

14.2 Withholding. The Company and its Affiliates shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, in cash or Shares (including “sell to cover” arrangements), an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

14.3 Share Withholding. With respect to withholding required upon the exercise of Stock Options or Stock Appreciation Rights, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, upon the achievement of performance goals related to Performance Shares and Performance Units, or any other taxable event arising as a result of an Award granted hereunder, the Company may satisfy the withholding requirement, in whole or in part, by withholding Shares having a Fair Market Value on the date the tax is to be determined equal to the amount required to be withheld for tax purposes (or such greater amount up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify for equity classification).

14.4 Substitution of Share-Based Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

14.5 Transferability of Awards. Except as otherwise provided in a Participant’s Award Certificate or otherwise at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent or distribution and any attempt to enforce such a purported sale, transfer, pledge, alienation or hypothecation shall be void. Should the Committee permit transferability of an Award (other than a transfer for value, which shall not be permitted), it may do so on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Unless transferability is permitted, Stock Options and Stock Appreciation Rights may be exercised by a Participant only during his or her lifetime. If the Committee permits any Stock Option or Stock Appreciation Right to be transferred, references in the Plan to the exercise of a Stock Option or Stock Appreciation Right by the Participant or payment of any amount to the Participant shall be deemed to include the Participant’s transferee.

14.6 Termination of Service; Forfeiture Events.

(a)

Termination of Service. Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, each Award Certificate shall specify the effect of a Participant’s termination of service with the Company and any of its Affiliates, including specifically whether the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment, in addition to the effect on any otherwise applicable vesting or performance conditions of an Award. Such provisions shall be determined in the Committee’s sole discretion, need not be uniform and may reflect distinctions based on the reasons for termination.

(b)

Leave of Absence. Whether military, government or other service or other leave of absence shall constitute a Participant’s termination of service shall be determined in each case by the Committee at its discretion, and any determination by the Company shall be final and conclusive, provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(c)

Forfeiture Events. An Award Certificate may also specify other events that may cause a Participant’s rights, payments and benefits with respect to an Award to be subject to reduction, cancellation, forfeiture, or recoupment, or which may affect any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

14.7 Special Provisions Related to Section 409A of the Code.

(a)

Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason of the occurrence of a Change of Control, or the Participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change of Control, disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Section 409A.

(b)

Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i)

if the payment or distribution is payable in a lump sum, the Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service; and

(ii)

if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated and the Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service, whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(c)

If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

(d)

Eligible Participants who are service providers to an Affiliate may be granted Stock Options or Stock Appreciation Rights under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

(e)

Notwithstanding any provision of the Plan or any Award Certificate to the contrary, if one or more of the payments or benefits to be received by a Participant pursuant to an Award would constitute deferred compensation subject to Section 409A of the Code, and would cause the Participant to incur any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Company may reform the Plan and Award to maintain to the maximum extent practicable the original intent of the Plan and Award without violating the requirements of Section 409A of the Code.

(f)

If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(g)

The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. section 1.409A-3(j)(4).

14.8 Share Certificates. If an Award provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on an uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which the Shares are listed. Shares issued in connection with Awards of Restricted Stock may, to the extent deemed appropriate by the Committee, be retained in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse.

14.9 Electronic Delivery of Documents. The Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, Plan prospectuses) and all other documents that the Company is required to deliver to its stockholders (including without limitation, annual reports and proxy statements).

14.10 Compliance with Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)

Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.11 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

14.12 Awards to Non-U.S. Employees. To comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, directors, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates shall be covered by the Plan;

(b)	Determine which Employees, directors and Third Party Service Providers outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Employees, directors and Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

14.13 No Right to Continued Service. Nothing in the Plan or an Award Certificate shall interfere with or limit in any way the right of the Company or any of its Affiliates to terminate any Participant’s employment or service at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither any Award nor any benefits arising under the Plan shall constitute an employment or consulting contract with the Company or any of its Affiliates and, accordingly, subject to Article 13, the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board of Directors or Committee, as applicable, without giving rise to any liability on the part of the Company or any of its Affiliates.

14.14 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit, subject to the terms and conditions of the Plan and any Award Agreement applicable to the Participant. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, amounts due under the Plan remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

14.15 Other Compensation Plans or Arrangements. The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

14.16 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

14.17 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

14.18 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company or any of its Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

14.19 Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board of Directors or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

14.20 No Constraint on Corporate Action. Nothing in the Plan shall be construed to (a) limit, impair, or otherwise affect the Company’s or its Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) limit the right or power of the Company or its Affiliate to take any action which such entity deems to be necessary or appropriate.

14.21 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

14.22 Governing Law. The Plan and each Award Certificate shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

GENWORTH FINANCIAL, INC.

C/O CORPORATE SECRETARY

6620 WEST BROAD STREET

RICHMOND, VA 23230

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information:

Stockholders:

You must vote these shares no later than 11:59 p.m. ET on December 12, 2018.

Participants in the Genworth Financial, Inc. Retirement and Savings Plan:

You must vote these shares no later than 11:59 p.m. ET on December 10, 2018.

Members in the Genworth Financial Canada Stock Savings Plan:

You must vote these shares no later than 5:00 p.m. ET on December 11, 2018.

Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions:

Stockholders:

You must vote these shares no later than 11:59 p.m. ET on December 12, 2018.

Participants in the Genworth Financial, Inc. Retirement and Savings Plan:

You must vote these shares no later than 11:59 p.m. ET on December 10, 2018.

Members in the Genworth Financial Canada Stock Savings Plan:

You must vote these shares no later than 5:00 p.m. ET on December 11, 2018.

Have your proxy card in hand when you call, and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E51472-P13672-Z73311                     KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GENWORTH FINANCIAL, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE IN PROPOSAL 1 BELOW AND “FOR” PROPOSALS 2, 3 AND 4.

1.	Election of Directors
	Nominees:	For	Against	Abstain			For	Against	Abstain
	1a. William H. Bolinder	☐	☐	☐	2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐
	1b. G. Kent Conrad	☐	☐	☐
	1c. Melina E. Higgins	☐	☐	☐	3.	Approve the 2018 Genworth Financial, Inc. Omnibus Incentive Plan.	☐	☐	☐
	1d. Thomas J. McInerney	☐	☐	☐
	1e. David M. Moffett	☐	☐	☐	4.	Ratification of the selection of KPMG LLP as the independent registered public accounting firm for 2018.	☐	☐	☐
	1f. Thomas E. Moloney	☐	☐	☐
	1g. Debra J. Perry	☐	☐	☐
	1h. Robert P. Restrepo Jr.	☐	☐	☐
	1i. James S. Riepe	☐	☐	☐

					For address changes and/or comments, please check this box and write them on the back where indicated.				☐
					Please indicate if you plan to attend this meeting.		☐	☐
							Yes	No

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, or trustee, please give your full title. For joint accounts each owner must sign. Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on December 13, 2018:

Genworth’s proxy statement and annual report to stockholders are available at www.proxyvote.com.

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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E51473-P13672-Z73311

GENWORTH FINANCIAL, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS ON DECEMBER 13, 2018

Stockholder:

The undersigned stockholder of Genworth Financial, Inc. hereby appoints Thomas J. McInerney, Kelly L. Groh, and Michael J. McCullough, and each of them jointly and severally, proxies, with full power of substitution, to represent and to vote all shares of Class A Common Stock of Genworth Financial, Inc. that the undersigned is entitled to vote at the 2018 Annual Meeting of Stockholders to be held on Thursday, December 13, 2018, at 9:00 a.m. local time and at any adjournment thereof, upon such business as may properly come before the meeting, including the proposals described in the Proxy Statement dated November 1, 2018, a copy of which has been received by the undersigned, and on matters incident to the conduct of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4. ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, THE PROXIES SHALL VOTE IN ACCORDANCE WITH THEIR JUDGMENT.

Participant in the Genworth Financial, Inc. Retirement and Savings Plan (the “Plan”):

The undersigned participant in the Plan hereby directs The Bank of New York Mellon (“BNYM”) as Trustee for the Plan, to vote all shares of Class A Common Stock of Genworth Financial, Inc. allocated to the undersigned’s account under the Plan at the 2018 Annual Meeting of Stockholders to be held on Thursday, December 13, 2018, at 9:00 a.m. local time and at any adjournment thereof, upon such business as may properly come before the meeting, including the proposals described in the Proxy Statement dated November 1, 2018, a copy of which has been received by the undersigned, and on matters incident to the conduct of the meeting.

THIS PROXY VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PLAN PARTICIPANT. IF THIS PROXY VOTING INSTRUCTION CARD IS NOT PROPERLY COMPLETED AND SIGNED, OR IF IT IS NOT TIMELY RECEIVED BY THE DESIGNATED TABULATOR, SHARES OF GENWORTH’S CLASS A COMMON STOCK HELD IN THE UNDERSIGNED’S ACCOUNT UNDER THE PLAN WILL BE VOTED IN THE SAME PROPORTION AS SHARES OF GENWORTH’S CLASS A COMMON STOCK FOR WHICH DIRECTIONS HAVE BEEN RECEIVED FROM OTHER PLAN PARTICIPANTS, UNLESS BNYM DETERMINES TO VOTE OTHERWISE, CONSISTENT WITH ITS OBLIGATIONS UNDER ERISA. ALL INSTRUCTIONS RECEIVED BY BNYM FROM INDIVIDUAL PARTICIPANTS WILL BE HELD IN CONFIDENCE.

Member in the Genworth Financial Canada Stock Savings Plan (the “Canadian Plan”):

The undersigned member in the Canadian Plan hereby directs Sun Life Financial, as Trustee for the Canadian Plan, to vote all shares of Class A Common Stock of Genworth Financial, Inc. allocated to the undersigned’s account under the Canadian Plan at the 2018 Annual Meeting of Stockholders to be held on Thursday, December 13, 2018, at 9:00 a.m. local time and at any adjournment thereof, upon such business as may properly come before the meeting, including the proposals described in the Proxy Statement dated November 1, 2018, a copy of which has been received by the undersigned, and on matters incident to the conduct of the meeting.

THIS PROXY VOTING INSTRUCTION FORM WHEN PROPERLY COMPLETED AND SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED MEMBER. IF THIS PROXY VOTING INSTRUCTION FORM IS NOT PROPERLY COMPLETED AND SIGNED, OR IF IT IS NOT TIMELY RECEIVED BY THE DESIGNATED TABULATOR, SHARES OF GENWORTH’S CLASS A COMMON STOCK HELD IN THE UNDERSIGNED’S ACCOUNT UNDER THE PLAN WILL NOT BE VOTED.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(PLEASE MARK, SIGN AND DATE ON REVERSE SIDE)